As Filed with the Securities and Exchange Commission on October 4, 2007
Registration No. 333-_________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

 BERMAN CENTER, INC.
(Name of Small Business Issuer in its Charter)

Delaware	8000	58-1865733
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

211 East Ontario, Suite 800
Chicago, Illinois 60611
(312) 255-8088
(Address and Telephone Number of Principal Executive Offices)

 Laura A. Berman
Chief Executive Officer and President
211 East Ontario, Suite 800
Chicago, Illinois 60611
(312) 255-8088
(Name, Address and Telephone Number of Agent for Service)

 Copies to
Jeryl A. Bowers, Esq.
Kirkpatrick & Lockhart Preston Gates Ellis LLP
10100 Santa Monica Blvd., 7th Floor
Los Angeles, CA 90067
Telephone (310) 552-5000 Facsimile (310) 552-5001

Approximate Date of Proposed Sale to the Public: From time to time after the effective date of this Registration Statement

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered (1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, $.001 par value (3)	13,281,254	$4.00	$53,125,016.00	$1,633
Common stock, $.001 par value (4)	2,648,000	$4.00	$10,592,000.00	$326
Common stock, $.001 par value (5)	1,355,556	$4.00	$5,422,224.00	$167
Total Registration Fee				$2,126	(6)

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall hereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

(1)
In accordance with Rule 416(a), the Registrant is also registering hereunder an indeterminate number of additional shares of common stock that shall be issuable pursuant to Rule 416 to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(2)
Estimated pursuant to Rule 457(c) of the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee based on the average of the bid and ask prices reported in the Pink Sheets on September 28, 2007.

(3)
Represents 13,281,254 shares and warrants offered for sale in June 2005, by Berman Health and Media, Inc. (“BHM”) through Hunter World Markets, Inc. on a “best efforts” basis (the “Offering”) units of its common stock and warrants (the “Units”), each consisting of (i) two shares of its common stock, (ii) one three-year warrant exercisable into one share of its common stock at an exercise price of $1.05 and (iii) one three year warrant exercisable into one share of its common stock at an exercise price of $1.575. The price per Unit was $1.05. On June 16, 2005, 2,952,381 Units were sold to certain of the selling security holders. The Offering closed in June 2005. All of the shares of common stock and shares underlying warrants sold by BHM in the Offering and exchanged for securities in our company pursuant to a reverse merger in June 2005 are being registered for resale in this registration statement.

(4)
Represents shares issuable upon conversion of convertible promissory notes (“Notes”) issued to Hunter Fund LTD in the aggregate principal amounts of $25,000 on July 9, 2007 and $300,000 on August 16, 2007. The Notes are convertible into shares of our common stock at a conversion rate that is equal to the lesser of (i) 50% of the market rate on the date of conversion or (ii) $0.25 per share. Per the terms of the Notes, the Company is registering 200% of the shares issuable based on the conversion price for such shares, including accrued interest, calculated as if the Notes were converted on the date this registration statement is filed.

(5)	Represents shares of the Registrant’s common stock being registered for resale that have been issued to the selling stockholders named herein.

(6)
The Registrant previously overpaid the registration fee for its Form SB-2 filed on June 19, 2007 (File No. 333-143877) by $771.77. The amount previously overpaid is being applied to this registration fee.

PROSPECTUS
Subject to Completion, dated October 4, 2007

The information in this prospectus is not complete and may be amended or supplemented from time to time to update the disclosures set forth in this prospectus. The selling security holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities in any state where the offer or sale is not permitted.

17,284,810 Shares

BERMAN CENTER, INC.

COMMON STOCK

This prospectus relates to 17,284,810 shares of common stock of Berman Center, Inc. that may be sold from time to time by the selling security holders listed in this prospectus in the section entitled “Selling Security Holders.” We will not receive any proceeds from the sales by the selling security holders. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

For a description of the plan of distribution of the common stock, please see “Plan of Distribution” on page 3 of this prospectus.

Our common stock is quoted on the Electronic Quotation Services (the “Pink Sheets”) under the symbol “BRMC.” On September 28, 2007, the closing bid price for our common stock in the Pink Sheets was $4.00 per share.

INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING ON PAGE 3 OF THIS PROSPECTUS.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is _________, 2007.

TABLE OF CONTENTS

PROSPECTUS SUMMARY	1
RISK FACTORS	5
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	14
SELLING SECURITY HOLDERS	15
PLAN OF DISTRIBUTION	19
BUSINESS	20
MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS	27
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	28
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	38
EXECUTIVE COMPENSATION	39
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	40
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	42
DESCRIPTION OF SECURITIES	44
SHARES ELIGIBLE FOR FUTURE SALE	48
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	49
LEGAL MATTERS	49
EXPERTS	50
ADDITIONAL INFORMATION	50
BERMAN CENTER, INC. INDEX TO FINANCIAL STATEMENTS	F-1
PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS	II-1
SIGNATURES	II-7

 Please read this prospectus carefully. It generally describes our business, financial condition and results of operations and the securities that are being offered by the selling security holders named in this prospectus. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. You must not rely on any unauthorized information or representation. The selling security holders are offering to sell shares of our common stock and seeking offers to buy shares of our common stock only under circumstances and in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date on the front of the document, regardless of the time the prospectus is delivered or any common stock is sold.

PROSPECTUS SUMMARY

This summary highlights some information from this prospectus, and it may not contain all of the information that is important to you. You should read the following summary together with the more detailed information regarding our company and the common stock being sold in this offering, including “Risk Factors” and our financial statements and related notes, included elsewhere in this prospectus. Unless the context otherwise requires, the terms “Company,” “we,” “us” and “our” refer to the registrant, Berman Center, Inc., and our wholly owned subsidiary, Berman Health and Media, Inc.

The Company

We are a health center for women focused on female sexual health and menopause management. Dr. Laura Berman, our President and Chief Executive Officer, is a researcher in the field of women's sexual health. Dr. Berman, who is not a physician, earned her Master's in Clinical Social Work and Doctorate in Health Education and Therapy (specializing in human sexuality) at New York University.

Historically our principal source of revenue is from the clinical services that we provide out of our downtown Chicago clinic. Our clinical staff works to improve our patients’ quality of life, health and relationships. Clinical services include talk therapy performed by licensed clinical social workers, nutritional counseling and yoga classes. Our clinical staff currently includes one talk therapist.

Clinical services accounted for 43% and 21%, of revenue, respectively for the six months ended June 30, 2007 and 2006. Revenue from clinic operations for the six months ended June 30, 2007 decreased by $180,827 as compared to the six months ended June 30, 2006. The decrease is primarily due to the difficulties management has encountered in maintaining or increasing patient flow at the clinic. It is important to note that effective July 27, 2006, the medical services portion of the clinic’s business was discontinued and the focus shifted to talk therapy and individual and couples therapy retreats. There was a decrease in clinic revenue initially, as a result of this change, but there was also a decrease in clinic costs and expenses. It is management’s intention to shift the emphasis of the clinic’s business to talk therapy and expand these clinic services and to increase clinic revenue by expanding talk therapy services and individual and couples therapy retreats.

We generate additional revenue from medical education courses. There was no revenue from education courses or seminars for the six months ended June 30, 2007, although revenue from education courses or seminars did account for 18% of our revenue for the six months ended June 30, 2006. We held our most recent medical education course on September 16 and 17, 2006. Costs for these revenues primarily consist of hotel charges for the rooms and audio-visual equipment as well as payments of honorariums to speakers at the seminar. At the present time, there are no plans to continue these programs due to the significant costs involved prior to the realization of revenues.

In addition to clinical services and medical education courses, we generate revenue from books authored by Dr. Berman. Pursuant to our employment agreement with Dr. Berman dated June 16, 2005, her residual rights and her ongoing rights in her books are pledged to the Berman Center. Dr. Berman’s book The Passion Prescription, which is a do-it-yourself guide to sexual wellness, was released during January 2006. In connection with the book’s release, Dr. Berman received a final advance payment of $77,916, after deducting her literary agent’s commission, during January 2006; and, the payment has been paid to our company in accordance with Dr. Berman’s employment agreement.

Dr. Berman’s book was released in January 2006 and total revenue of $166,874 from the book is recognized for the six months ended June 30, 2006. In addition to the payment that we received in connection with The Passion Prescription, we have received various smaller amounts of publishing revenue from a few magazine companies from allowing them to publish excerpts of Dr. Berman’s book in their respective magazines. Costs that we incurred in connection with book publishing primarily consisted of internal payroll expenses for our staff writer who assisted Dr. Berman in authorship of a book. Our writer’s annual salary was approximately $75,000 at the time, but she has since resigned. At the present time there are no set plans for the publication of any new works, although concepts for a new book have been discussed, we have attempted to secure a new book deal and the possibility of a new book deal may arise at any time.

We entered into the television production business. We executed an agreement with Gantz Brothers' View Film Productions to furnish Dr. Laura Berman for a television series to be produced by View Film Productions for the Showtime Network. The show, which is entitled Sexual Healing, tracks three couples' progress through intensive couples’ therapy at the Berman Center over a one-week period. There have been nine such weekly episodes to date. The Showtime Network picked up the series in September 2005 and premiered the show on July 21, 2006. We were entitled to a payment from View Films Production equal to 10% of the production budgets paid by Showtime to View Film Productions. The production budget payments were guaranteed by Showtime Network for the first season of the show. Showtime Network was not obligated to renew the show for a second season and eventually chose not to do so. Television production is a speculative business because revenues and income depend primarily on the continued acceptance of that programming from the public. The Showtime series failed to secure a sufficient audience and our programming was canceled. The revenues we anticipated generating from television programming will substantially decline unless the show is picked up by another network. Interest has been expressed by other networks but terms have not been discussed to renew the program. During the six months ended June 30, 2006, the Company had earned total television revenue of $236,073 and received payment for the eight weekly shows produced from our television production business in connection with the Showtime series.

We entered into an agreement with Waterfront Media, Inc., an online publisher of self-help media, to create a subscription-based website featuring content from Dr. Laura Berman's book The Passion Prescription. The website has been earning nominal, yet steadily increasing, revenues since February 2006. In addition to subscription revenue, the website offers for sale Dr. Berman's line of Kegel exercise and sexual aid products under the brand name "Berman Center Intimate Accessories," which was created in partnership with California Exotics Novelties, LLC. Dr. Berman and our management team designed the products and California Exotics is distributing and managing the products. We are entitled to an 8% share or royalty of the revenue of the product line paid to California Exotics. For the six months ended June 30, 2007 and 2006 we recognized revenue of $47,035 and $53,571, respectively from such royalties.

The company has produced a new series of DVDs hosted by Dr. Berman, entitled The Endless Passion Series, which we believe will help women and couples deal with issues of intimacy and sexuality throughout their lifetime. From medical and therapeutic advice to usable tips for the bedroom, we expect the DVD series to provide viewers with practical information in an easy-to-use format. The series is currently being marketed to different distributors but no contract has been finalized. The company has received an $110,000 advance from the production company, Braun Media, for the series.

Corporate Information

We are incorporated in the State of Delaware. Our principal executive offices are located at 211 East Ontario, Suite 800, Chicago, Illinois 60611 and our telephone number is (312) 255-8088. Our shares of common stock are quoted in the Pink Sheets under the symbol “BRMC.”

We were originally incorporated in October 1989 under the laws of the State of Georgia under the name William E. York, Inc. for the purpose of acquiring Bio-Dyne Corporation, a Georgia corporation formed in 1986 ("Bio-Dyne") and ECBB Body Building, Ltd., a New York corporation formed in 1979 ("ECBB"), which collectively manufactured, marketed and distributed multi-station home gyms, exercise machines, weight benches and specialty free weight equipment. In November 1989, we acquired all of the issued and outstanding shares of capital stock of Bio-Dyne and ECBB. Following the closing of the transaction, Bio-Dyne was formally dissolved and a Certificate of Dissolution of ECBB was filed with the Department of State of New York. Thereafter, we used the trade name Bio-Dyne and in January 1991, changed our name from William E. York, Inc. to Bio-Dyne Corporation.

We ceased active operations after the filing of bankruptcy in December 1997. In connection with the bankruptcy and cessation of active operations, we failed to file with the Securities and Exchange Commission a Form 15 notice of termination of registration of our securities under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, our obligations to file periodic reports under the Exchange Act continued after our bankruptcy and cessation of active operations. We did not file the required periodic reports from December 16, 1996 through June 16, 2005, which is the date that we participated in a reverse merger with Berman Health and Media, Inc., as described below. As a result of our failure to file either a Form 15 or periodic reports, we are considered to be a delinquent filer under the Exchange Act. As a delinquent filer, we could be subject to civil penalties under the Exchange Act for the delinquent filings, suspension of the trading or deregistration of our securities, and subject to enforcement actions to comply with Section 12 of the Exchange Act. Furthermore, we will not be eligible to use Form S-3, if we otherwise qualified to use it, for registration statements.

On January 18, 2005, we changed our name to No Good TV, Inc. and our shares were subsequently quoted in the Pink Sheets under the symbol “NTVN.” In May 2005, we changed our name to LB Center, Inc. On June 3, 2005, we entered into an Agreement and Plan of Merger with Berman Health and Media, Inc. (“BHM”) (f/k/a The Berman Center, Inc.), a privately held Delaware corporation, pursuant to which the stockholders of BHM acquired approximately 87% of our issued and outstanding common stock through a merger transaction (the "Merger"), with our existing stockholders continuing to own the remaining 13% of our issued and outstanding common stock after the Merger. LB Center also issued 2,303,999 shares of common stock into escrow for a period of 24 months to cover indemnification obligations, if any, to BHM and its stockholders (the “Escrow Shares”). If a valid claim for indemnification is made against LB Center, all or a portion of the Escrow Shares would be issued on a pro rata basis to those parties who were BHM stockholders of record immediately prior to the Merger. To the extent that the Escrow Shares are not distributed to former holders of BHM stock as a result of indemnification claims made prior to the end of the 24 month period following the Merger, those Escrow Shares will be canceled. The Merger was consummated through the merger of our wholly owned subsidiary, LBC MergerSub, Inc., a Nevada corporation, with and into BHM, with BHM being the surviving corporation. The Merger was intended to be a "tax-free" reorganization pursuant to the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended. As a result of the Merger, BHM became our wholly owned subsidiary. Immediately after the Merger, we reincorporated from the State of Georgia to the State of Delaware and changed our name from LB Center, Inc. to Berman Center, Inc. There were no indemnification claims, and the Escrow Shares have been cancelled as of the date of this filing.

BHM was formed on January 16, 2003 and operated as a privately held Delaware limited liability company under the name Berman Center LLC until June 2, 2005, when it reorganized into corporate form under the name “The Berman Center, Inc.” in accordance with the provisions of the Delaware Limited Liability Company Act. On June 20, 2005, we changed the name of The Berman Center, Inc. to Berman Health and Media, Inc.

 The Offering

Common stock offered by selling security holders	17,284,810 (1) (2)
Common stock outstanding	35,662,488 shares (2)
Use of proceeds	We will not receive any proceeds from the sale of the common stock.
Risk factors	See the “Risk Factors” section and other information included in this prospectus for a discussion of factors you should carefully consider before deciding to invest in shares of our common stock.
Pink Sheets Symbol	“BRMC”

(1)
Represents 13,281,254 shares and warrants offered for sale in June 2005, by Berman Health and Media, Inc. (“BHM”) through Hunter World Markets, Inc. on a “best efforts” basis (the “Offering”) units of its common stock and warrants (the “Units”), each consisting of (i) two shares of its common stock, (ii) one three-year warrant exercisable into one share of its common stock at an exercise price of $1.05 and (iii) one three year warrant exercisable into one share of its common stock at an exercise price of $1.575. The price per Unit was $1.05. On June 16, 2005, 2,952,381 Units were sold to certain of the selling security holders. The Offering closed in June 2005. All of the shares of common stock and shares underlying warrants sold by BHM in the Offering and exchanged for securities in our company pursuant to a reverse merger in June 2005 are being registered for resale in this registration statement.

(2)
1,355,556 shares of common stock held by Hunter World Markets, Inc. and (ii) 2,648,000shares of common stock that may be issuable upon conversion of convertible promissory notes (“Notes”) which we issued to Hunter Fund LTD in the aggregate principal amounts of $25,000 on July 9, 2007 and $300,000 on August 16, 2007. The Notes are convertible into shares of our common stock at a conversion rate that is equal to the lesser of (i) 50% of the market rate on the date of conversion or (ii) $0.25 per share. Per the terms of the Notes, the Company is registering 200% of the shares issuable based on the conversion price for such shares, including accrued interest, calculated as if the Notes were converted on the date this registration statement is filed.

(2)
The number of shares of our common stock outstanding as of September 28, 2007 excludes (i) 9,900,114 shares of our common stock issuable upon exercise of outstanding warrants, (ii) 314,230 shares of our common stock issuable upon exercise of outstanding stock options, and (iii) the shares of our common stock issuable upon exercise of the Note.

Summary Financial Information

The following summary financial information of Berman Center, Inc. has been derived from the financial statements that are included elsewhere in this prospectus. You should read this information in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and the related notes thereto included elsewhere in this prospectus. The financial and other information does not necessarily represent or indicate what the financial position and results of our operations will be in the future.

Statement of Operations data for the six months ended June 30, 2007 and 2006 (unaudited) and years ended December 31, 2006 and 2005:

	Six Months Ended June 30,		Years Ended December 31,
	2007	2006	2006	2005
	(unaudited)	(unaudited)
Total Revenue	$110,235	$1,104,530	$1,372,569	$808,143
Cost of Services	113,077	804,735	1,043,853	796,900
(Loss) from Operations	(805,724)	(642,171)	(1,322,297)	(2,381,275)
Total Other Income (Expense)	38,988	983	(24,948)	(40,493)
Net Loss	(844,712)	(643,154)	(1,347,245)	(2,421,768)

Balance Sheet data as of June 30, 2007 (unaudited) and December 31, 2006 and 2005:

		As of December 31,
	As of June 30, 2007	2006	2005
	(unaudited)
Current Assets	$63,594	$384,185	$1,065,388
Total Assets	468,731	719,971	1,655,928
Current Liabilities	1,284,422	997,676	1,079,002
Total Liabilities	1,454,636	1,003,031	1,092,493
Total Stockholders’ Equity (Deficiency)	(985,905)	(283,060)	563,435

RISK FACTORS

Any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. Our business, financial condition or results of operations could be materially adversely affected by these risks if any of them actually occur. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. Some of these factors have affected our financial condition and operating results in the past or are currently affecting us. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus. With respect to this discussion, the terms “Berman Center,”  “Company”, "we," "us," and "our" refer to the registrant, Berman Center, Inc., and our wholly owned subsidiary, Berman Health and Media, Inc.

We have a history of losses and we anticipate that our expenses will dramatically increase as we execute our business plan. Thus, we will likely experience continued losses in the near future and may not ever achieve or maintain profitability.

We have incurred significant losses since we began our current operations in the female sexual health business in January 2003. Our losses for the six month period ended June 30, 2007 and June 30, 2006 were $844,712 and $643,154, respectively. Our losses for the year ended December 31, 2006 and 2005 were $1,347,245 and $2,421,768, respectively. Revenue from clinic operations, our historic primary source of revenue, for year ended December 31, 2006 decreased by $234,047 as compared to the year ended December 31, 2005 from $527,590, and for the six month period ended June 30, 2007 decreased by $180,827 as compared to the six month ended June 30, 2006. The decrease is due to the difficulties management has had in adding a meaningful increase to patient flow at the clinic. Management has implemented three price decreases for our clinic services since the opening of the clinic, which has also contributed to the decrease. Management implemented these price changes in an attempt to draw more patients to the clinic. In some months patient flow did in fact increase but overall not enough to cover the price changes. Furthermore, effective July 27, 2006, the medical services portion of the clinic’s business was discontinued and the focus shifted to talk therapy and individual and couples therapy retreats.

There is no guarantee that our losses will decrease. We plan to reduce expenses should our future revenue not materialize as expected. If our revenues grow more slowly than anticipated or if our operating expenses exceed expectations, we will continue to operate at a loss and may not be able to achieve or maintain profitability.

We have discontinued the medical services portion of our business, which has historically accounted for a significant percentage of our revenues, and if we fail to replace that source of revenue, our results of operations could be materially and adversely affected.

Effective July 2006, the medical services portion of our clinic’s business was discontinued and the focus shifted to talk therapy and individual and couples therapy retreats. The medical services portion of our business has accounted for a significant portion of our revenues in the past and our business has experienced a decrease in clinic revenue as a result of this change. It is management’s intention to shift the emphasis of the clinic’s business to talk therapy and expand these clinic services and to generate clinic revenue by expanding talk therapy services and individual and couples therapy retreats. There is no guarantee that we will be successful in our attempt to move the focus of our clinical services to talk therapy. There is also a risk that we may lose customers for our talk therapy services as a result of not providing the medical services portion of our business, which would further reduce our revenues and could harm our results of operations. In addition, if the revenue from our talk therapy and other portions of our business do not increase, our business and results of operations could materially and adversely affect our results of operations and growth opportunities.

We may fail to make payments under our $810,000 secured promissory notes that are due in October 2007, or otherwise come in default of such note, we could lose all of our assets, which could cause our business to fail.

On October 6, 2006, we executed a Secured Convertible Promissory Note (the “Promissory Note”) in favor of Hunter Fund LTD. (“Hunter Fund”), pursuant to which Hunter Fund agreed to lend the principal amount of $200,000 to us. The terms of the Promissory Note provide that, among other things: (i) the Promissory Note is secured by all of the assets of our company and our wholly-owned subsidiary, (ii) the term of the Promissory Note is one year with an interest rate per annum of 15%, (iii) the conversion rate for the Promissory Note will be the lesser of 50% of the market rate or $0.25 per share, and (iv) Hunter Fund will have demand and piggyback registration rights for the shares of our common stock that are issuable upon conversion of the Promissory Note. We entered into a similar $225,000 note in 2007 (the “2007 Note”) that is due the same date as the previous note. On May 24, 2007, the 2007 Note was amended increasing the Note by $60,000. On July 9, 2007, the 2007 Note was amended increasing the Note by $25,000. On August 16, 2007, the 2007 Note was amended increasing the Note by $300,000. If we fail to make payments under the Promissory Notes, or otherwise come into default, Hunter Fund may exercise its rights to seize all of the assets of our company, which would have a material adverse effect on our business and could cause us to declare bankruptcy. In such instance, you could lose your entire investment.

We will need to raise additional funds in the future to continue our operations and these funds may not be available on acceptable terms or at all.

We anticipate raising additional funds through public or private financing, additional debt financing, strategic relationships or other arrangements in the near future to support our business operations, however we currently do not have commitments from third parties for additional capital. We cannot be certain that any such financing will be available on acceptable terms, or at all, and our failure to raise capital when needed could limit our ability to continue as a going concern and expand our business. Our independent registered public accounting firm has added an explanatory paragraph to their audit opinion issued in connection with the financial statements for the year ended December 31, 2006 relative to our ability to continue as a going concern. We plan to overcome the circumstances that impact our ability to remain a going concern through a combination of increased revenues and decreased costs, with interim cash flow deficiencies being addressed through additional equity financing. Our ability to obtain additional funding in year 2007 and thereafter will determine our ability to continue as a going concern. There can be no assurances that these plans for additional financing will be successful. Failure to secure additional financing in a timely manner and on favorable terms if and when needed in the future could have a material adverse effect on our financial performance, results of operations and stock price and require us to implement cost reduction initiatives and curtail operations. Furthermore, additional equity financing may be dilutive to the holders of our common stock, and debt financing, if available, may involve restrictive covenants, and strategic relationships, if necessary to raise additional funds, may require that we relinquish valuable rights.

We have a limited amount of cash and, as a result, any unexpected or additional cash needs may cause the company to file for bankruptcy protection.

We have limited financial resources. Should the company require additional capital beyond its cash balance or amount that it can obtain from further loans or a line of credit, it may be required to file for bankruptcy protection. Additional capital requirements could be generated by further declining operating results, our customer failure to pay us, adverse regulatory changes or rulings, higher or unexpected capital requirements, an unexpected network failure or outage, or other items resulting in a cash requirement described in this section.

Our historical financial information does not reflect our current primary business strategy for achieving revenue growth.

We have changed our business focus several times and our historical financial information does not reflect our current primary business strategy for achieving revenue growth. We began our current operations in the female sexual health business in January 2003, but we did not open our clinic business until February 16, 2004. We have derived the substantial majority of our revenues from clinic patients. In fiscal year 2003, our clinic business was not yet opened, and 100% of our revenue was derived from grant revenue for research. In fiscal year 2005 and 2004, a majority of our revenue was derived from clinic patients, with approximately one-fourth being derived from conferences and seminars hosted by us. However, in fiscal year 2006, a majority of our revenue was derived from seminars and conferences, with approximately one-fifth being derived from clinic patients.

In July 2006, we discontinued the medical services portion of our clinical services operations and shifted our focus to talk therapy and counseling. As a result, we expect our revenue from clinical services to decrease significantly until, and if, we are able to increase revenue derived from our talk therapy services. In addition, we anticipate that media and product revenue from licensing our products and services that we plan to develop will constitute an increasing portion of our revenues. Because we no longer provide medical services and our media and product revenue is expected to constitute a larger portion of our revenues going forward, our historical financial information should not be construed as the basis from which to judge our future operations.

We are dependent upon one person, Dr. Laura Berman, for achieving revenue growth. The loss of services of Dr. Berman would result in significant financial loss for us.

We are uniquely dependent on one individual, Dr. Laura Berman, for our reputation and branding. Dr. Berman’s talents, efforts, personality and leadership have been, and continue to be critical to our success. The diminution or loss of services of Dr. Berman, and any negative market or industry perception arising from that diminution or loss, could have a material adverse effect on our business and the various business lines functioning at our company. We have an exclusive, royalty-free license from Dr. Berman with respect to her name, likeness, image and voice for use in our business. If we were to terminate Dr. Berman’s employment without cause or if Dr. Berman were to terminate her employment for good reason, the license would cease to be exclusive. In addition, under this circumstance, Dr. Berman could compete against us and we would have to pay Dr. Berman royalties on revenues relating to her name. If Dr. Berman were to compete with us or if we were to lose our right to use this intellectual property, our business would be materially adversely affected.

In addition, our business would be adversely affected if Dr. Berman’s public image or reputation were tarnished. Dr. Berman, as well as her name, her image and the intellectual property rights relating to these, are integral to our marketing efforts and form a significant portion of our brand name. Our success and the value of our brand depend in large part on the reputation of Dr. Berman. Moreover, the death of Dr. Berman would have a materially adverse effect on our ability to effectively continue our business. To provide some protection for us in such an event, we have purchased two separate key person life insurance policies covering Dr. Berman for an aggregate of $5,000,000 of key person life insurance coverage. However, in the event of Dr. Berman’s death, the key person life insurance policy would not resolve the significant difficulties that we would encounter, and our continued financial performance and results of operations would suffer in such an event.

The instability created by recent board resignations may adversely affect the Company.

We have recently experienced significant turnover on our board of directors. We currently have three members serving on our board of directors. Since February 2007, we have had six directors resign from our board of directors. If we do not succeed in attracting necessary directors or retaining and motivating existing directors, we may be unable to grow effectively.

We are a delinquent filer under Section 12(g) of the Securities Exchange Act of 1934, as amended, due to our failure to file periodic reports required under Section 12(g) and, as a result, we could be subject to corrective action at the discretion of the Securities and Exchange Commission, including civil penalties, deregistration of our securities, suspension of trading of our securities and enforcement actions to comply with Section 12. In addition, our failure to file our periodic reports may hinder our ability to obtain an exchange listing for our securities.

We ceased active operations after we filed for bankruptcy in December 1997. In connection with the bankruptcy and cessation of active operations, we failed to file with the Securities and Exchange Commission a Form 15 notice of termination of registration of our securities under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As a result, our obligations to file periodic reports under the Exchange Act continued after our bankruptcy and cessation of active operations. We did not file the required periodic reports from December 16, 1996 through June 16, 2005, which is the date that we participated in a reverse merger with a private company, Berman Health and Media, Inc., and began our current operations.

As a result of our failure to file either a Form 15 or periodic reports from December 16, 1996 through June 16, 2005, we are considered to be a delinquent filer under the Exchange Act. As a delinquent filer, we could be subject to civil penalties under the Exchange Act for the delinquent filings. In addition, the Securities and Exchange Commission has the ability to suspend the trading of our securities, issue an administrative order deregistering our security, and issue an enforcement order to comply with Section 12 of the Exchange Act. Furthermore, if we were to seek an exchange listing, the fact that we are a delinquent filer would be viewed negatively in the listing process and could hinder or prevent our ability to obtain an exchange listing.

The market for clinical sexual function products and services, packaged together for women, is at an early stage and if market demand does not develop, we may not achieve or sustain revenue growth.

The market for clinical sexual function services and products, packaged together for women, is at an early stage. Our clinical services are intended to improve our patients’ quality of sexual life, health and relationships and include talk therapy, nutritional counseling and yoga classes. In addition to clinical services, we are engaged in conducting medical education courses regarding female sexual health, and authoring books and licensing consumer products related to female sexual health. We have also become involved in the creation of a sexual health DVD series. Although each individual service that comprises our clinical services and each product that we provide or intend to provide is not new, our enterprise is engaging in an unproven packaging of clinical sexual function products and services for women. The confluence of each of these services to provide clinical sexual function products and services for women is a new market. Our business may not be accepted and may prove to be commercially unprofitable. Our target market of women unsatisfied with the quality of their sexual health and relationships may not be aware of our products and services.  Women may not be aware of psychological services and treatments for female sexual function complaints. Consumers are not accustomed to consuming our services; and, insurance companies are not accustomed to reimbursing clients for such services; consequently, our future growth may be hampered. We cannot accurately predict the growth of the market for these services, and if we are unable to develop demand for our products and services, we may not achieve or sustain revenue growth, which will have a material adverse affect on the price of our securities.

The timing and amount of royalties and product sales that we receive will depend on whether the products and services achieve widespread adoption, and, if so, the timing of that adoption. Even if our products and services are ultimately recognized and adopted, widespread adoption may take a long time to occur. We have conducted and expect to continue to conduct marketing efforts to promote the sale of our services and products, but there is no guarantee that our marketing efforts will be effective or raise the awareness of our products and services. Our marketing efforts include paid magazine and radio advertisements. We also engage in promotional activities such as Dr. Berman’s authoring books and articles placed in magazines and newspapers. Dr. Berman has also made special appearances on television shows. We have increased marketing expenditures in the past, but have not experienced a significant increase in patient flow for our clinical services. We expect to continue our advertising and promotional activities, however, at a reduced level, and our future marketing expenditures will depend on the financial condition of our company, our management’s perception of the effectiveness of our marketing efforts and market conditions. Market demand, if any, for our products and services may also diminish as a result of our reduced level of marketing and promotional activities. If our marketing efforts fail, and we are unable to increase sales of our products and services, our business, financial condition and results of operations may be adversely affected.

If we fail to protect and enforce our intellectual property rights, our ability to license our rights and to generate revenues would be impaired.

Our business depends in part on generating revenues by licensing our intellectual property and by selling products and services that incorporate our intellectual property rights. For example, we have developed concepts for the creation and production of a reality television series related to our business operations. We reserve the intellectual property rights (such as copyrights and trademarks) related to the preliminary outlines and final outlines for our television series. These outlines are original works and in order to maintain our intellectual property rights we must protect the outlines with proper confidentiality procedures when presented to different television networks to avoid having the idea or concept used without proper authorization. If we fail to protect our copyrights in the outlines for our television series, we may lose or damage our intellectual property rights and impair our ability to generate revenue from our television series. In addition, we may generate revenue that depends on authorship of books, articles, essays, manuals, scripts or other literary products, and we have created concepts for the creation and production of DVD material and other media products in which we have copyrights. If we fail to protect these rights, we may impair our ability to capitalize from these concepts and products.

We have taken steps to protect our intellectual property rights. We have obtained copyrights for Dr. Berman’s published books and we intend to apply for trademark for the terms “Berman Center, Treating the Whole Women” and our company’s logo. In addition, we review the content of our books and other media in an attempt to guard against inadvertent infringement upon any intellectual property rights not owned by Dr. Berman or us. However, if we infringe upon the material copyrighted by another party, we may become subject to claims of copyright infringement, which may damage our reputation and possibly lead to litigation or some other type of loss.

We might be unable to recruit or retain necessary personnel, which could slow the development and deployment of our products and services.

Our future success and ability to sustain our revenue growth depend upon the continued service of our executive officers, and other key personnel and upon hiring additional key personnel and staff for the clinic. We may experience difficulties in recruiting and obtaining qualified personnel in light of our past layoffs. In 2005, after hiring eleven additional employees, our staff was later reduced by nine employees through layoffs and attrition, and in 2006, the employment of our nurse practitioner ended when we removed the medical services portion from our clinical operations. Potential recruits may be discouraged by the fear of future layoffs and opt not to consider or accept employment with our company. If we are unable to recruit and sustain necessary personnel, the development and deployment of our products and services would be hindered, and, as a result, our results of operation would be materially affected.

We may become involved in costly and time-consuming litigation over misused or misinterpreted advice.

A portion of our media focuses on giving advice in the therapeutic and medical realms. In delivering such advice, there is risk it will be improperly followed or improperly blamed for damage that a listener, viewer or reader may have suffered, and consequently we could be subject to lawsuits on that basis. The negative publicity resulting from filing of any such lawsuit could adversely affect our marketing efforts. In addition, it is possible that our financial resources would be insufficient to satisfy the alleged claims in any lawsuit, and we could incur substantial expenses defending such a lawsuit. We do not currently carry a separate insurance policy for media liability coverage.

We may not carry a sufficient level of insurance to cover expenses and awards related to the malpractice claims and litigation, and if the claims or litigation relate to a period for which we carried no malpractice insurance, we would be solely responsible to pay for expenses and any award against us, which could have a negative effect on our business operations.

We may not currently carry a sufficient level of insurance coverage for professional liability and malpractice claims, and there is a period for which we carried no malpractice insurance. From the opening of our clinic in February 2004 to February 12, 2005, we carried professional liability and malpractice insurance with limits of $1,000,000 for each occurrence and $10,000,000 in the aggregate. In addition, since the opening of the clinic, all of our clinicians obtained individual malpractice insurance coverage for themselves through their respective associations for which we reimbursed them. However, our malpractice insurance coverage expired on February 12, 2005 and we did not purchase new malpractice insurance coverage again until July 18, 2005, with coverage limits of $1,000,000 for each occurrence and $3,000,000 in the aggregate. In addition, our new malpractice insurance policy does not provide retroactive coverage for any claims arising out of facts occurring prior to July 18, 2005. As a result, although there is no gap in malpractice coverage for our individual clinicians, there is a period of approximately five months where we were not covered by professional liability and malpractice insurance at an entity level. If we become subject to claims alleging the occurrence of malpractice during the five-month period we were not covered with malpractice insurance, we will be solely responsible to pay any related legal fees and damages as a result of the claim, without the benefit of insurance. Also, if we become subject to the claims that are covered by our malpractice insurance, and the costs and damages exceed the limits of $3,000,000 in aggregate and $1,000,000 for each occurrence, we would be responsible to pay for the excess. In either situation, we would incur significant expenses and losses, our reputation would become damaged and our management may become distracted from the operation of our business and our results of operations may suffer.

We may become involved in costly and time-consuming litigation over clinical trials conducted at our offices.

We have conducted clinical trials at our offices that involve experimentation on human subjects. In the past, we have conducted clinical trials relating to research on a genital self-image study and a study conducted on vibrators. We are not currently conducting any clinical trials and have no definitive arrangements to conduct clinical trials at this time. Before we conduct our clinical trials, we obtain independent review board (IRB) approvals before any clinical trial testing is done. IRB refers to the review board of Essex Institutional Review Board Inc., an independent organization located in Lebanon, New Jersey. Institutional Review Board determines whether research proposals meet the review board’s requirements for safety and ethical standards for conducting clinical research on human subjects. Use of a centralized IRB to review and approve all research ensures its legitimacy and provides outside supervision of adherence to ethical guidelines. However, despite review from the IRB, we may encounter unforeseen results and effects during and after our clinical trials. If participants in our clinical trials are injured or suffer harm during or as a result of our trials, we may become subject to costly and time-consuming litigation, although we have not been the subject to such claims in the past. If we become subject of such litigation, our results of operations may suffer.

Product liability claims could expose us to losses and could be time-consuming and costly to defend.

We are exposed to claims that our products, in particular for the Berman Center Intimate Accessories Collection, have flaws or other defects that have caused personal or other injury, although we have not experienced any product liability claims to date. Berman Center Intimate Accessories Collection is our new line of products that began selling in the beginning of September 2005. The Collection is a line of 12 Kegel exercises and sexual aid devices designed by Dr. Berman and manufactured and distributed by California Exotics Novelties, LLC in Chino, California.  Pursuant to our agreement, California Exotics, as licensee, must maintain product liability insurance in an amount not less than $3,000,000; and, the insurance policy names our company, officers, directors, agents, and employees as insured parties at the sole expense of California Exotics. We do not carry insurance coverage for product liability claims. Although we seek to limit our exposure to product liability claims by California Exotic’s liability insurance, if products sold by us or by our licensees cause personal injury, financial loss or other injury to our or our licensees’ customers, the customers, or our licensees, may seek damages or other recovery from us. These claims would be time-consuming and expensive to defend, distract management and could result in substantial damages against us. If product liability claims against us are successful and exceed the insurance coverage provided by the policy purchased by California Exotics, or if coverage is denied by the insurance provider, we would be exposed to losses resulting from paying any uncovered claims. In addition, the assertion of these claims, even if unsuccessful, could damage our reputation or that of our licensees or their products, and, as a result, could damage our reputation and the market for our products and services and harm our business, financial condition and results of operations.

Higher insurance costs may impact our future financial position and results of operations.

We may experience an increase in insurance costs as a result of higher claims rates against providers in the health products and services industry, which we expect will increase our premiums for insurance policies. Although we have not experienced any claims, our insurance premiums may increase as a result of an overall increase in insurance costs in the health products and services industry, even if the increase in our premiums does not properly reflect the risks related to our products and services. Although we believe that our services are not as invasive and risky as other providers in the health products and services industry, insurers may not agree and insist on higher premiums. If our insurance costs increase, or if insurance is not available on acceptable terms, or at all, our financial position and results of operation would suffer.

Our company and our officers, directors and employees have limited experience in marketing, licensing and selling the products and services offered by our clinic, have limited experience in obtaining radio sponsors and may not be able to operate the business effectively.

Our company and our officers, directors and employees have limited experience in marketing, licensing and selling the products and services offered by our clinic, in operating and managing the clinic and in developing products and services related to female sexual health. For example, Dr. Berman began to host a radio show in 2004. We generated $50,000 from radio advertising for the year ended December 31, 2005, all of which we received from a single advertiser in the first quarter of 2005.  We did not generate any revenue from radio advertising for the year ended December 31, 2006, or in the six months ended June 30, 2007. Dr. Berman no longer conducts the radio show but may conduct another show in the future.  Because of our inexperience in this area, we may not be effective in achieving success that may otherwise be attainable by more experience, and, as a result, we may not be able to operate our business effectively and our results of operation would suffer.

If we and our production companies are not able to obtain and maintain a sufficient audience for our television show, and if adverse trends develop in the television production business generally, our television production business could fail.

We have recently entered into the television production business, which is subject to a number of uncertainties. We, in conjunction with the Gantz Brothers’ View Film Productions, produced a series financed by ShowTime Networks Inc. The show is entitled “Sexual Healing,” and each episode tracks three couples’ progress through intensive couples therapy at the Berman Center over a one-week period. In January 2007, Showtime informed us that they are declining the option to renew the show for a second season, and the revenue we generate from television programming will decline if an alternate airing network is not secured. Television production is a speculative business because revenues and income derived from television depend primarily on the continued acceptance of that programming from the public, which is difficult to predict. Factors that affect our television production revenues and income, many of which are out of our control, include but are not limited to:

•	promotion of our programming,

•	the content and quality of our programming,

•	the strength of stations on which our programming is broadcast,

•	the quality and acceptance of competing television programming and other sources of entertainment,

•	a general decline in broadcast television viewers,

•	pricing pressure in the television advertising industry,

•	general economic conditions, and

•	availability of other forms of entertainment and leisure time activities.

If the television production portion of our business, fails to secure a sufficient audience, our programming could be canceled and the revenues we generate and anticipate generating from television programming would decline.

Moreover, we must work with production companies to produce our television shows, and if a significant disagreement arises between our production companies and us regarding the direction and content of our television shows, the production of the shows may be delayed and the quality of our products may be negatively affected. As a result, the amount of revenue, if any, from our television production may decrease, and our results of operation would suffer. There is also no guarantee that the television production portion of our business will be able to continue in the long-term.

Our executive officers, directors and major stockholders have significant control over us, which may lead to conflicts with other stockholders over corporate governance matters.

Our current directors, officers and more than 10% stockholders, as a group, own approximately 83.6% of our outstanding common stock prior to the exercise of any outstanding warrants, stock options and the conversion of convertible notes. In addition, our Chairman of the Board, Samuel P. Chapman, is the husband of our President and Chief Executive Officer, Dr. Laura A. Berman, and the son of a former member of our Board of Directors. Acting together, our current directors, officers and more than 10% stockholders would be able to significantly influence all matters that our stockholders vote upon, including the election of directors, approvals of acquisitions and financing and other transactions.

If we fail to maintain effective internal controls over financial reporting, or we fail to comply in a timely manner with Section 404 of the Sarbanes-Oxley Act of 2002, the price of our common stock may be adversely affected.

We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely impact our disclosures regarding our business, financial condition or results of operations. Our management has reviewed the adequacy of the our internal controls over financial reporting, and management believes that our internal controls provide reasonable assurance that the financial statements are accurate, prepared in accordance with generally accepted accounting principles and that the our assets are adequately safeguarded. Our independent auditors have not yet conducted a review of the our internal controls over financial reporting, however, there will be such a review when the independent auditors review our compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002. Rules adopted by the SEC pursuant to Section 404 require annual assessment of a company’s internal control over financial reporting, and attestation of its assessment by the company’s independent registered public accountants. The standards that must be met for management to assess the internal control over financial reporting as effective are new and complex and require significant documentation, testing and possible remediation to meet the detailed standards. Management’s assessment of internal controls over financial reporting at any time may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for you. Any actual or perceived weaknesses and conditions that need to be addressed in our internal controls over financial reporting, disclosure of management’s assessment of our internal controls over financial reporting or disclosure of our public accounting firm’s attestation to or report on management’s assessment of our internal controls over financial reporting may have an adverse impact on the price of our common stock. For example, if we are unable to adequately maintain or improve our internal controls over financial reporting, we may report that our internal controls are ineffective and our external auditors will not be able to issue an unqualified opinion on the effectiveness of our internal controls. Ineffective internal controls over financial reporting could also cause investors to lose confidence in our reported financial information, which would likely have a negative effect on the trading price of our securities or could affect our ability to access the capital markets and which could result in regulatory proceedings against us by, among others, the Securities Exchange Commission.

We may not be able to achieve the benefits we expect to result from the merger.

In June 2005, we executed an Agreement and Plan of Merger with Berman Health and Media, Inc., a privately held Delaware corporation (“BHM”), pursuant to which the stockholders of BHM acquired approximately 87% of our issued and outstanding common stock through a merger transaction, with our existing stockholders continuing to own the remaining 13% of our issued and outstanding common stock after the merger. The merger was consummated through the merger of our wholly owned subsidiary, LBC MergerSub, Inc., a Nevada corporation, with and into BHM, with BHM being the surviving corporation. The merger was intended to be a “tax-free” reorganization pursuant to the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended. As a result of the merger, BHM became a wholly owned subsidiary of the Company.

We consummated the merger for various reasons, including:

•	the increased market liquidity expected to result from exchanging stock in a private company for publicly traded securities;

•	the ability to use registered securities to make acquisition of assets or businesses;

•	increased visibility in the financial community;

•	enhanced access to the capital markets;

•	improved transparency of operations; and

•	perceived credibility and enhanced corporate image of being a publicly traded company.

There can be no assurance that any of the anticipated benefits of the merger will be realized. In addition, the attention and effort devoted to achieving the benefits of the merger and attending to the obligations of being a public company, such as reporting requirements and securities regulations, could significantly divert management’s attention from other important issues, which could materially and adversely affect our operating results or stock price in the future.

We have not voluntarily implemented various corporate governance measures, in the absence of which, stockholders may have more limited protections against interested director transactions, conflicts of interest and similar matters.

Recent Federal legislation, including the Sarbanes-Oxley Act of 2002, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or The Nasdaq Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges and Nasdaq are those that address board of directors’ independence, audit committee oversight, and the adoption of a code of ethics. We have not yet adopted any of these corporate governance measures and, since our securities are not yet listed on a national securities exchange or Nasdaq, we are not required to implement all of these governance measures. Although we have independent directors on our Board of Directors, we have not formed an audit committee. We intend to adopt a code of ethics in the future. It is possible that if we were to adopt some or all of these corporate governance measures, stockholders would benefit from somewhat greater assurances that internal corporate decisions were being made by disinterested directors and that policies had been implemented to define responsible conduct. For example, in the absence of audit, nominating and compensation committees comprised of at least a majority of independent directors, decisions concerning matters such as compensation packages to our senior officers and recommendations for director nominees may be made by a majority of directors who have an interest in the outcome of the matters being decided. Moreover, Samuel Chapman is the husband of Dr. Laura Berman, our President and Chief Executive Officer, and Samuel Chapman is involved in such matters related to compensation of executive officers. As a result, there is a conflict of interest that may arise with respect to actions taken by the board in relation to our executive officers, and prospective investors should bear in mind our current lack of corporate governance measures in formulating their investment decisions.

There is no assurance of an established public trading market for our securities

Although our common stock is quoted in the Pink Sheets, a regular trading market for the securities may not be sustained in the future. Quotes for stocks listed in the Pink Sheets are not listed in the financial sections of newspapers and newspapers generally have very little coverage of stocks quoted solely in the Pink Sheets. Accordingly, prices for and coverage of securities quoted solely in the Pink Sheets may be difficult to obtain. In addition, stock quoted solely in the Pink Sheets tend to have a limited number of market makers and a larger spread between the bid and ask prices than those listed on the NYSE, AMEX or NASDAQ exchanges. All of these factors may cause holders of our common stock to be unable to resell their securities at or near their original offering price or at any price. Market prices for our common stock will be influenced by a number of factors, including:

•	changes in interest rates;

•	competitive developments, including announcements by competitors of new products or services or significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

•	variations in quarterly operating results;

•	changes in financial estimates by securities analysts;

•	the depth and liquidity of the market for our common stock;

•	investor perceptions of the Company after the merger with Berman Health and Media, Inc. and the women’s sexual health industry generally; and

•	general economic and other national conditions.

Provisions in our certificate of incorporation and bylaws or Delaware law might discourage, delay or prevent a change of control of our company or changes in our management and, therefore, depress the trading price of our common stock.

Some of the provisions of our Certificate of Incorporation and Bylaws could make it more difficult for a third party to acquire us, even if doing so might be beneficial to our stockholders by providing them with the opportunity to sell their shares possibly at a premium over the then market price.

For example, our Certificate of Incorporation authorizes our Board of Directors to issue up to 50,000,000 shares of preferred stock. The preferred stock may be issued in one or more series, the terms of which may be determined at the time of issuance by our Board of Directors without further action by the stockholders. These terms may include voting rights including the right to vote as a series on particular matters, preferences as to dividends and liquidation, conversion rights, redemption rights and sinking fund provisions. No shares of preferred stock will be outstanding upon the closing of this offering and we have no present plans for the issuance of any preferred stock. The issuance of any preferred stock, however, could diminish the rights of holders of our common stock, and therefore could reduce the value of our common stock. In addition, specific rights granted to future holders of preferred stock could be used to restrict our ability to merge with, or sell assets to, a third party. The ability of our Board of Directors to issue preferred stock could make it more difficult, delay, discourage, prevent or make it more costly to acquire or effect a change in control, thereby preserving the current stockholders’ control.

In addition, we are also subject to Section 203 of the Delaware General Corporation Law that, subject to certain exceptions, prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder. The preceding provisions of our Certificate of Incorporation and Bylaws, as well as Section 203 of the Delaware General Corporation Law, could discourage potential acquisition proposals, delay or prevent a change of control, even if such things would be in the best interests of our stockholders. In addition, the foregoing provisions may result in an entrenchment of management even if a change in management would be in the best interests of our company and stockholders.

Shares eligible for future sale may adversely affect the market price of our common stock, as the future sale of a substantial amount of our stock in the public marketplace could reduce the price of our common stock.

Substantial sales of our common stock in the public market, or the perception that such sales could occur, could result in the drop in the market price of our securities and make it more difficult for us to complete future equity financings on acceptable terms, if at all, by introducing a large number of sellers to the market. From time to time, certain of our stockholders may be eligible to sell all or some of their shares of common stock by means of ordinary brokerage transactions in the open market pursuant to Rule 144, promulgated under the Securities Act of 1933, as amended (“Rule 144”), subject to certain limitations. In general, pursuant to Rule 144, a stockholder (or stockholders whose shares are aggregated) who has satisfied a one-year holding period may, under certain circumstances, sell within any three-month period a number of securities which does not exceed the greater of 1% of the then outstanding shares of common stock or the average weekly trading volume of the class during the four calendar weeks prior to such sale. As of September 28, 2007, 1% of our issued and outstanding shares of common stock was 356,625. In addition, Rule 144 also permits, under certain circumstances, the sale of securities, without any limitations, by a non-affiliate of our company that has satisfied a two-year holding period.

We cannot estimate the number of shares of common stock that may actually be resold in the public market because this will depend on the market price for our common stock, the individual circumstances of the sellers, whether we are have been current in our periodic filings for twelve months and other factors. Any substantial sale of common stock pursuant to Rule 144 or pursuant to any resale prospectus may have an adverse effect on the market price of our securities.

Our common stock is considered a “penny stock,” and is subject to additional sale and trading regulations that may make it move difficult to sell.

Our common stock is considered to be a “penny stock” since it does not qualify for one of the exemptions from the definition of “penny stock” under Section 3a51-1 of the Securities Exchange Act for 1934 as amended (the “Exchange Act”). Our common stock is a “penny stock” because it meets one or more of the following conditions (i) the stock trades at a price less than $5.00 per share; (ii) it is NOT traded on a “recognized” national exchange; (iii) it is NOT quoted on the Nasdaq Stock Market, or even if so, has a price less than $5.00 per share; or (iv) is issued by a company that has been in business less than three years with net tangible assets less than $5 million.

The principal result or effect of being designated a “penny stock” is that securities broker-dealers participating in sales of our common stock will be subject to the “penny stock” regulations set forth in Rules 15-2 through 15g-9 promulgated under the Exchange Act. For example, Rule 15g-2 requires broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document at least two business days before effecting any transaction in a penny stock for the investor's account. Moreover, Rule 15g-9 requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult and time consuming for holders of our common stock to resell their shares to third parties or to otherwise dispose of them in the market or otherwise.

We have never paid any dividend and we do not intend to pay dividends in the foreseeable future.

To date, we have not declared or paid any cash dividends on our shares of common stock and currently intend to retain any future earnings for funding growth. We do not anticipate paying any dividends in the foreseeable future. As a result, you should not rely on an investment in our securities if you require dividend income. Capital appreciation, if any, of our shares may be your sole source of gain for the foreseeable future. Moreover, you may not be able to resell your shares in our company at or above the price you paid for them.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains certain forward-looking statements including the plans and objectives of management for the business, operations, and economic performance of Berman Center, Inc. (the "Company" "we" and "us"). These forward-looking statements generally can be identified by the context of the statements or the use of words such as the “Company” or its management "believes," "anticipates," "intends," "expects," "plans" or words of similar meaning. Similarly, statements that describe our future operating performance, financial results, plans, objectives, strategies, or goals are forward-looking statements. Although management believes that the assumptions underlying the forward-looking statements are reasonable, these assumptions and the forward-looking statements are subject to various factors, risks and uncertainties, many of which are beyond our control. Accordingly, actual results could differ materially from those contemplated by the forward-looking statements.

These risks and uncertainties include, without limitation, those described under “Risk Factors” and those detailed from time to time in our filings with the SEC, and include, among others, the following:

•	Our history of losses;

•	Our dependence upon Dr. Laura Berman;

•	Our cessation of medical services and shift to talk therapy;

•	Resignation of numerous directors;

•	Our obligations under our $810,000 secured promissory notes that are due in October 2007;

•	The market for female sexual health products and services which is at an early stage;

•	Our ability to recruit and retain qualified personnel;

•	Our exposure to product liability claims;

•	The limited experience of our officers, directors and employees in marketing, licensing and selling our products and services;

•	The uncertainty of an established public trading market for our securities; and

•
The other factors referenced in this prospectus, including, without limitation, under the sections entitled “Risk Factors,” “Management's Discussion and Analysis of Financial Condition and Results of Operations,” and “Business.”

The assumptions used for purposes of the forward-looking statements specified in the following information represent estimates of future events and are subject to uncertainty as to possible changes in economic, legislative, industry, and other circumstances. As a result, the identification and interpretation of data and other information and their use in developing and selecting assumptions from and among reasonable alternatives require the exercise of judgment. To the extent that the assumed events do not occur, the outcome may vary substantially from anticipated or projected results, and, accordingly, no opinion is expressed on the achievability of those forward-looking statements. We cannot guarantee that any of the assumptions relating to the forward-looking statements specified in the following information are accurate, and we assume no obligation to update any such forward-looking statements.

SELLING SECURITY HOLDERS

This prospectus relates to the resale from time to time of up to a total of 17,284,810, which includes

•
Shares and warrants offered for sale in June 2005, by Berman Health and Media, Inc. (“BHM”) through Hunter World Markets, Inc. on a “best efforts” basis (the “Offering”) units of its common stock and warrants (the “Units”), each consisting of (i) two shares of its common stock, (ii) one three-year warrant exercisable into one share of its common stock at an exercise price of $1.05 and (iii) one three year warrant exercisable into one share of its common stock at an exercise price of $1.575. The price per Unit was $1.05. On June 16, 2005, 2,952,381 Units were sold to certain of the selling security holders. The Offering closed in June 2005. All of the shares of common stock and shares underlying warrants sold by BHM in the Offering and exchanged for securities in our company pursuant to a reverse merger in June 2005 are being registered for resale in this registration statement; and

•
1,355,556 shares of common stock held by Hunter World Markets, Inc. and (ii) 2,648,000shares of common stock that may be issuable upon conversion of convertible promissory notes (“Notes”) which we issued to Hunter Fund LTD in the aggregate principal amounts of $25,000 on July 9, 2007 and $300,000 on August 16, 2007. The Notes are convertible into shares of our common stock at a conversion rate that is equal to the lesser of (i) 50% of the market rate on the date of conversion or (ii) $0.25 per share. The terms of the Notes provide that, among other things: (i) the Notes are secured by all of the assets of our company and our wholly-owned subsidiary, (ii) the terms of the Notes end on October 5, 2007 with an interest rate per annum of 15%, and (iii) Hunter Fund will have demand and piggyback registration rights for the shares of our common stock that are issuable upon conversion of the Notes. Per the terms of the Notes, we are registering 200% of the shares, including accrued interest, issuable under the Notes based on the conversion price for such shares calculated as if the Notes were converted on the date this registration statement is filed.

The following table provides as of September 28, 2007, information regarding the beneficial ownership of our common stock held by each of the selling security holders, including:

•	The name of each selling security holder;

•	The number of shares owned by each selling security holder prior to this offering;

•	The total number of shares that are to be offered for each selling security holder;

•	The total number of shares that will be owned by each selling security holder upon completion of the offering; and

•	The percentage of common stock to be owned by each selling security holder after the offering is complete.

Name of Selling Security holder	Shares of Common Stock Owned Prior to Offering		Percentage of Common Stock Owned Before the Offering	Shares of Common Stock to be Offered For Sale Hereby		Shares of Common Stock Owned After the Offering(1)	Percentage of Common Stock Owned After the Offering(1)
Hunter Fund LTD	6,732,739	(2)	18.9%	2,648,000		4,084,739	7.4%
Hunter World Markets, Inc.	5,914,416	(3)	16.6	1,355,556	(4)	4,559,860	12.3
Corporate Advisors Group	4,388,572	(5)	12.3	4,388,572		0	0
Florian Homm	4,088,569	(6)	11.5%	4,088,569		0	0%
Peter Ondrousek	3,988,570	(7)	11.2%	3,988,570		0	0
Christopher Baker	585,143	(8)	1.6%	585,143		0	0
Loman International SA	153,600	(9)	*	153,600		0	0
IKZA Holding Corp.	76,800	(10)	*	76,800		0	0
35,662,488

*	Less than 1%.

(1)
Represents the amount of shares that will be held by the selling stockholders after completion of this offering based on the assumption that all shares registered for sale hereby will be sold. However, the selling stockholders may offer all, some or none of the shares pursuant to this prospectus, and to our knowledge there are currently no agreements, arrangements or understanding with respect to the sale of any of the shares that may be held by the selling stockholders after completion of this offering.

(2)
Represents shares issuable upon conversion of a convertible promissory notes (“Notes”) issued to Hunter Fund LTD in the aggregate principal amounts of $200,000 issued October 6, 2006, $225,000 issued on March 7, 2007, and $60,000 issued upon amendment of the March 7, 2007 note on May 24, 2007. The Notes are convertible into shares of our common stock at a conversion rate that is equal to the lesser of (i) 50% of the market rate on the date of conversion or (ii) $0.25 per share. Per the terms of the Notes, the Company is registering 200% of the shares issuable based on the conversion price for such shares calculated as if the Notes was converted on the date this registration statement is filed. Todd Ficeto has voting and investment control over the shares owned by this entity.

(3)
Represents 2,668,889 shares of common stock and 1,890,971 shares of common stock underlying warrants. Todd Ficeto has voting and investment control over the shares owned by this entity. Hunter World Markets, Inc. is a registered broker-dealer and may be deemed to be an underwriter.

(4)	Consists of 1,355,556 shares of common stock over which Todd Ficeto has voting and investment control.

(5)	Includes 4,388,572 shares of common stock issuable upon exercise of warrants that are currently exercisable. Raj Nair has voting and investment powers for the shares held by Corporate Advisors Group.

(6)
Consists of (i) 3,688,569 shares held by Absolute Return Europe Fund, of which Mr. Homm has voting and investment powers; and (ii) 400,000 shares held by Absolute German Fund LTD, of which Mr. Homm has voting and investment powers over such shares.

(7)	Consists of 3,988,570 shares of common stock issuable upon exercise of warrants that are currently exercisable.

(8)	Includes 292,571 shares of common stock issuable upon exercise of warrants that are currently exercisable.

(9)	Adam Kravitz has voting and investment powers for the shares held by Loman International SA.

(10)	Includes 76,800 shares of common stock issuable upon exercise of warrants that are currently exercisable. Adam Kravitz has voting and investment powers for the shares held by IKZA Holding Corp.

Except as stated below, none of the selling shareholders, to our knowledge, has had a material relationship with our company other than as a shareholder at any time within the past three years.

On June 3, 2005, we, known as “LB Center, Inc.” at the time, entered into an Agreement and Plan of Merger with Berman Health and Media, Inc. (“BHM”), pursuant to which the stockholders of BHM acquired approximately 87% of our issued and outstanding common stock through a merger transaction (the “Merger”), with the existing stockholders of LB Center, Inc. continuing to own the remaining 13% of our issued and outstanding common stock after the Merger. LB Center, Inc. was incorporated in October 1989 and ceased active operations after the filing of bankruptcy in December 1997. In December 2004, LB Center, Inc., Todd M. Ficeto and William Whalen (the then-chief executive officer and sole director of LB Center, Inc.) entered into a securities purchase agreement, as amended (the “Purchase Agreement”), pursuant to which Mr. Ficeto purchased 79,500,000 shares of common stock from LB Center for $65,000 and became the majority stockholder of LB Center, Inc. In addition, Mr. Whalen received $10,000 and 1,000,000 shares of common stock. In December 2004, and in conjunction with the Purchase Agreement, LB Center and Mr. Ficeto entered into a convertible note (the “Convertible Note”) pursuant to which LB Center borrowed $80,000 from Mr. Ficeto. The Convertible Note was convertible into 2,795,210 shares of common stock at any time after LB Center effected a 500 for 1 reverse stock split. In December 2004, Mr. Ficeto became the chief executive officer and sole director of LB Center and LB Center, after obtaining shareholder approval, effected a 500 for 1 reverse stock split. In March 2005, Mr. Ficeto converted the Convertible Note into 2,795,210 shares of common stock.

Hunter World Markets, Inc. (“HWM”) served as the placement agent in connection with BHM’s closing of a private placement of $3,100,000 on June 16, 2005. The President of HWM is Todd M. Ficeto and is the former chief executive officer, sole director and majority stockholder of LB Center, Inc. prior to the Merger. As consideration for HWM’s services, we have paid HWM a $372,000 commission and three-year warrants exercisable into 906,971 shares of our common stock. In addition, HWM was one of three lenders that provided bridge financing to BHM in connection with the private placement and merger in June 2005. The bridge loan was in an aggregate amount of $400,000, and HWM provided $250,000 of that amount. HWM received a 10% flat interest fee in connection with the loan and warrants to purchase 250,000 shares of BHM, which we assumed and was converted into warrants to purchase 384,000 shares of our common stock pursuant to the merger. In connection with the same bridge loan, Loman International SA provided $100,000 of the bridge loan and IKZA Holding Corp. provided $50,000 of the bridge loan. Loman International SA and IKZA Holding Corp. received a 10% flat interest fee in connection with the loan and warrants to purchase 100,000 and 50,000 shares of common stock, respectively, of BHM. We assumed the warrants and they were converted into warrants to purchase 153,600 and 76,800 shares of our common stock, respectively, pursuant to the merger.

On June 23, 2006, we engaged HWM , an affiliate of Hunter Fund, for a period of 18 months from the closing date to act as our exclusive placement agent for potential financing transactions. As compensation to HWM, we issued to HWM warrants to purchase 600,000 shares of common stock exercisable at $1.00 per share with a term of three years. We also agreed to register the 600,000 shares underlying the warrants in any registration statement that we may file with the Securities and Exchange Commission.

On October 6, 2006, we executed a Secured Convertible Promissory Note (the “Promissory Note”) in favor of Hunter Fund LTD. (“Hunter Fund”), pursuant to which Hunter agreed to lend the principal amount of $200,000 to us. The terms of the Promissory Note provide that, among other things: (i) the Promissory Note shall be secured by all of our assets and the assets of our wholly-owned subsidiary Berman Health & Media, Inc., (ii) the term of the Promissory Note shall be one (1) year with an interest rate per annum of fifteen percent (15%), (iii) the conversion rate for the Promissory Note shall be the lesser of 50% of the market rate as quoted in the electronic quotation services or $0.25 per share, and (iv) Hunter Fund shall have demand and piggyback registration rights for the shares of our common stock that are issuable upon conversion of the Promissory Note. In connection with and as a condition to the Promissory Note, we engaged an affiliate (the “Affiliate”) of Hunter Fund, for a period of twenty-four (24) months from the date of the Promissory Note to act as our exclusive placement agent for potential financing transactions, the type and dollar amount being as mutually agreed to by the parties. As compensation for execution of the agreement, we agreed to issue to Hunter World Markets and its designee an aggregate of 800,000 shares of our common stock. In addition, the Affiliate will receive compensation as mutually agreed by the parties at the time of any offering during the twenty-four month term, if any, depending on the offering type and size.

On March 7, 2007, we executed a Secured Convertible Promissory Note (the “Second Promissory Note”) in favor of Hunter Fund LTD. (“Hunter Fund”), pursuant to which Hunter Fund agreed to lend the principal amount of $225,000 to the Company. The terms of the Promissory Note provide that, among other things: (i) the Second Promissory Note is to be secured by all of the assets of the Company and its wholly-owned subsidiary Berman Health & Media, Inc., (ii) the Second Promissory Note is due October 5, 2007 with an interest rate per annum of fifteen percent (15%), (iii) the conversion rate for the Second Promissory Note will be the lesser of 50% of the market rate as quoted in the electronic quotation services or $0.25 per share, and (iv) Hunter Fund will have demand and piggyback registration rights for the shares of the Company’s common stock that are issuable upon conversion of the Second Promissory Note. We also issued 800,000 shares of common stock to Hunter World Markets as placement agent in the financing. On May 24, 2007, the Second Promissory Note was amended increasing the amount of the Second Promissory Note by $60,000 and issuing an additional 213,333 shares of common stock to Hunter World Markets. On July 9, 2007, we amended the Secondary Promissory Note, increasing the amount of the Second Promissory Note by $25,000 and issuing an additional 88,889 shares of common stock to Hunter World Markets. On August 16, 2007, we amended the Secondary Promissory Note, increasing the amount of the Second Promissory Note by $300,000 and issuing an additional 1,066,667 shares of common stock to Hunter World Markets. We agreed to register the shares issued or issuable under the July 9, 2007 and August 16, 2007 amendments to the Second Promissory Note within ten days from the closing date of the August 16, 2007 amendment, or we would incur a penalty equivalent to an additional 0.0333% of the shares issued or issuable under the July 9 and August 16, 2007 amendments to be registered for each business day that we failed to file this registration. We are currently subject to a penalty.

PLAN OF DISTRIBUTION

The selling security holders have not informed us of how they plan to sell their shares. The selling security holders, and any of their pledgees, assignees and successors-in-interest, may, from time to time, sell any or all of their shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling security holders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the date of this prospectus;

•	broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

•	any other method permitted pursuant to applicable law.

 The selling security holders may also sell shares under Rule 144 under the Securities Act of 1933, as amended, (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the selling security holders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Each selling security holder does not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.

In connection with the sale of our common stock or interests therein, the selling security holders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling security holders may, after the date of this prospectus, also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling security holders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling security holders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling security holder has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute our common stock.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares. We have agreed to indemnify certain of the selling security holders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because selling security holders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each selling security holder has advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling security holders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling security holders without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the selling security holders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling security holders or any other person. We will make copies of this prospectus available to the selling security holders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

BUSINESS

We are a specialized health and wellness center for women focused on female sexual health. Dr. Laura Berman, our President, is a researcher in the field of women's sexual health. Dr. Berman, who is not a physician, earned her Master's in Clinical Social Work and Doctorate in Health Education and Therapy (specializing in human sexuality) at New York University.

Our Clinic

Our principal source of revenue has historically been from the clinical services that we provide out of our downtown Chicago clinic. The goal of our clinical services is to improve our patients’ quality of life, health and relationships. In the past, we had provided medical services as a part of our clinical services. Medical services had historically accounted for a majority of our revenues. We discontinued the medical services portion of our business on July 27, 2006 and shifted the focus of clinical services to talk therapy and individual and couples therapy retreats.  The medical services that were discontinued included medical treatments related to hormonal management, physical sexual functions, menopausal symptoms relief, nerve function, physical sensory impairment, and genital blood flow abnormalities. Our clinical services currently include talk therapy performed by licensed clinical social workers, nutritional counseling and yoga classes.

Clinical services accounted for 43% and 21% respectively for the six months ended June 30, 2007 and 2006. Revenue from clinic operations for the six months ended June 30, 2007 decreased by $180,827 as compared to the six months ended June 30, 2006. The decrease is primarily due to the difficulties management has encountered in maintaining or increasing patient flow at the clinic. It is important to note that effective July 27, 2006, the medical services portion of the clinic’s business was discontinued and the focus shifted to talk therapy and individual and couples therapy retreats. There was a decrease in clinic revenue initially, as a result of this change, but there was also a decrease in clinic costs and expenses. It is management’s intention to shift the emphasis of the clinic’s business to talk therapy and expand these clinic services and to increase clinic revenue by expanding talk therapy services and individual and couples therapy retreats.

We do not accept insurance, as the majority of the services provided are not covered by third party reimbursement. Our practitioners do not accept Medicare or Medicaid for the services rendered at the clinic. Collection of fees for services occurs at the time of visit. Costs related to revenues generated from clinical services primarily consist of internal payroll expenses for clinical staff.

Continuing Medical Education Courses

In September 2004, we hosted “Women’s Sexual Health State-of-the-Art Series” through Northwestern Memorial Hospital’s Continuing Medical Education Office. This meeting was targeted to a national group of health care professionals (e.g., nurses, therapists, physicians) who were interested in, or currently treating female sexual function complaints. The course emphasized on the evaluation, diagnosis, and treatment of female sexual function complaints, including pelvic pain, perimenopause and menopause, sexual challenges of special populations of women, and couples issues.

We believe that we may benefit from our role as host of this educational series on numerous levels. First, we believe it can heighten exposure of the clinic among other professionals in the field. Secondly, we believe it may promote the professional reputation of the clinic in the medical community by acting as a voice of authority in the science and research of female sexual dysfunction.

The continuing medical education courses accounted for 25% and 23% of our revenue for the years ended December 31, 2006 and 2005, respectively. There was $0 and $193,375 of revenue from education courses or seminars for the six months ended June 30, 2007 or the six months ended June 30, 2006, respectively. We held our most recent medical education course on September 16 and 17, 2006. Costs for these revenues primarily consist of hotel charges for the rooms and audio-visual equipment as well as payments of honorariums to speakers at the seminar. At the present time, there are no plans to continue these programs due to the significant costs involved prior to the realization of revenues.

Books and Publishing

Dr. Berman is an author. Her first book, For Women Only: A Revolutionary Guide to Reclaiming Your Sex Life achieved a ranking on the New York Times Best Seller’s List when it was released in 2001, and is now available in paperback. Her second book, Secrets of the Sexually Satisfied Woman, was promoted in a nationwide multimedia tour. A third book, Passion Prescription, has been completed and was released in January 2006. A variety of other books have been conceptualized, with each book targeting a different facet of female health and relationships, but at the present time there are no set plans for the publication of any new works. In addition to being a source of revenue, we believe that Dr. Berman’s books will serve as a marketing vehicle for Dr. Berman and our company, in addition to enhancing the clinic’s reputation.

Pursuant to our employment agreement with Dr. Berman dated June 16, 2005, her residual rights and her ongoing rights in her books are pledged to the Berman Center. Dr. Berman’s book was released in January 2006 and total revenue of $166,874 from the book was recognized for the year ended December 31, 2006. In addition to the payment that we received in connection with The Passion Prescription, we have received various smaller amounts of publishing revenue from a few magazine companies from allowing them to publish excerpts of Dr. Berman’s book in their respective magazines. Costs that we incurred in connection with book publishing primarily consisted of internal payroll expenses for our staff writer who assisted Dr. Berman in authorship of a book. Our writer’s annual salary was approximately $75,000.

Reality Series

We entered into the television production business. We executed an agreement with Gantz Brothers' View Film Productions to furnish Dr. Laura Berman for a television series to be produced by View Film Productions for the Showtime Network. The show, which is entitled Sexual Healing, tracks three couples' progress through intensive couples’ therapy at the Berman Center over a one-week period. There have been nine such weekly episodes to date. The Showtime Network picked up the series in September 2005 and premiered the show on July 21, 2006. We were entitled to a payment from View Films Production equal to 10% of the production budgets paid by Showtime to View Film Productions. The production budget payments were guaranteed by Showtime Network for the first season of the show. Showtime Network was not obligated to renew the show for a second season and eventually chose not to do so. Television production is a speculative business because revenues and income depend primarily on the continued acceptance of that programming from the public. The Showtime series failed to secure a sufficient audience and our programming was canceled. The revenues we anticipated generating from television programming will substantially decline unless the show is picked up by another network. Interest has been expressed by other networks but terms have not been discussed to renew the program. During the six months ended June 30, 2006, the Company had earned total television revenue of $236,073 and received payment for the eight weekly shows produced from our television production business in connection with the Showtime series.

Other Media Outlets

We believe a coordinated media strategy, including television, print media, and authorship may bring the existence of our clinic to the attention of potential female patients.

Newspaper and Magazine Columns. Dr. Berman currently writes a column that is published in the Chicago Sun-Times. Dr. Berman is not currently paid for this column. We believe the column provide exposure for Dr. Berman and our company. Dr. Berman’s weekly Chicago Sun-Times column, “The Language of Love,” takes an entertaining, light-hearted approach to relationships and sex. The 500-word column is meant to be insightful, but accessible for the Monday-morning commuter to read. The column is also featured online at the Chicago Sun-Times website (www.suntimes.com), with an archive of columns from the previous six weeks. All revenue, if any, generated by Dr. Berman’s newspaper column will be remitted to our company pursuant to our employment agreement with Dr. Berman.

Internet Initiatives. We entered into an agreement with Waterfront Media, Inc., an online publisher of self-help media, to create a subscription-based website featuring content from Dr. Laura Berman's book The Passion Prescription. The website has been earning nominal, yet steadily increasing, revenues since February 2006. In addition to subscription revenue, the website offers for sale Dr. Berman's line of Kegel exercise and sexual aid products under the brand name "Berman Center Intimate Accessories," which was created in partnership with California Exotics Novelties, LLC. Dr. Berman and our management team designed the products and California Exotics is distributing and managing the products. We are entitled to an 8% share or royalty of the revenue of the product line paid to California Exotics. For the six months ended June 30, 2007 and 2006 we recognized revenue of $47,035 and $53,571, respectively from such royalties.

Instructional DVDs. We intend to produce a new series of DVDs hosted by Dr. Berman, entitled The Endless Passion Series, which we believe will help women and couples deal with issues of intimacy and sexuality throughout their lifetime. From medical and therapeutic advice to usable tips for the bedroom, we expect the DVD series to provide viewers with practical information in an easy-to-use format. Footage for the series has already been filmed and is currently in the editing stage. A release date has not been established.

Key Business Relationships

Key business relationships involved in our company and Dr. Berman’s media career include her book agency International Creative Management (ICM) and her talent agency Agency for Performing Arts(APA). In addition, Northwestern Memorial Hospital and Meeting Achievements produce our continuing medical education courses. Dr. Berman has a representation agreement with ICM whereby ICM is entitled to 15% of all publishing revenue secured by ICM. Dr. Berman does not have a written agreement with APA, but APA generally receives 10% of Dr. Berman’s entertainment income from work secured by APA. We generally enter into agreements with Meeting Achievements for each of the continuing education courses that we hold. Meeting Achievements generally receives a fee per continuing medical education conference that we hold in addition to 10% of hotel occupancy rates paid by conference attendees to hotels, which are paid to Meeting Achievements by the hotels.

Research and Clinical Trials

Our clinic has conducted research aimed at advancing the science of female sexuality and sexual dysfunction. In the past, we have generated revenue through research funding. We either receive payments directly from the companies for which we conduct research studies, or the companies pay Dr. Berman who subsequently endorses the payment to us. Our expenses related to conducting research and publishing related reports include paying fees to third parties for conducting surveys, if applicable, and the salary to our staff writer that assists in preparing such publications. Our writer’s annual salary was approximately $75,000. In the six months ended June 30, 2007 and June 30, 2006 we did not generate any revenue through research funding. In the year ended December 31, 2006, the Company recorded $177,500 in revenue from research and clinical trials. We did not generate any revenue through research funding for the year ended December 31, 2005.

In addition, Dr. Berman was one of the lead principle investigators in the first multi-center clinical trial, which found Viagra to be effective in women with arousal disorder. She consulted with Pfizer to design the protocol, and also spearheaded the team to train the sex therapists to carry out the eligibility screening at over twenty different sites. The findings of the study, published in the Journal of Sex and Marital Therapy, reported a statistically significant improvement in arousal, lubrication, sexual satisfaction and ease and facility for reaching orgasm with Viagra as compared to placebo. We believe that the research studies add credence to Dr. Berman’s professional reputation within our industry and generate media exposure. Interesting findings from the studies are often taped for television and radio appearances, as well as assorted newspaper and magazine features, with credit to Dr. Berman and/or our company.

It should be noted that our areas of research are driven by our view of patient needs and our research is conducted through scientific methods. We do not permit the commercial aspect of the financing and promotion of the research to compromise the integrity or accuracy of the results of our studies. All funding for research that we have received in the past has been received in the form of an unrestricted educational grant, the terms of which are intended to detach the payment for financing the research from the research’s outcome. For example, both Drug Store.com and CB Fleet have financed research at the Berman Center in the past, and neither company was given control over the questions that were asked nor were they party to asking any of the questions or the reporting of the results. Nevertheless, the appearance of conflicts of interests may arise due to commercial relationships existing between us and those entities which finance our research, continuing medical education courses or which may become or have products which become the topic of some of Dr. Berman’s editorial content through radio, newspapers, magazines or television. With respect to Dr. Berman’s radio show, the disclosure of any commercial relationships and their nature is made on the air during her radio show and are regulated by the Federal Communication Commission. In addition, all research that has been carried out at the clinic, both clinical trials and general research, was approved by a centralized institutional review board (IRB) office for the protection of human subjects. The term “centralized institutional review board” refers to the review board of Essex Institutional Review Board Inc., an independent organization located in Lebanon, New Jersey. The Institutional Review Board determines whether research proposals meet the review board’s requirements for safety and ethical standards for conducting clinical research on human subjects. Use of a centralized IRB to review and approve all research ensures its legitimacy and provides outside supervision of adherence to ethical guidelines.

Other Corporate Relationships

Corporate interests have funded our research studies, underwritten publishing projects and paid for satellite media tours to announce research. A corporate interest is another corporation which has provided financial support to our research efforts or financed one or more media projects, including advertisers. In the past, we have been able to turn corporate funded research into books and other publications, and we believe this has enhanced our reputation in the areas of menopause management and female sexual medicine.

Dr. Berman has developed relationships with several major drug companies and a variety of consumer product companies, including Bayer, Johnson & Johnson, Vivus, Quality Life Pharmaceutical, Pharmacia, Next Med, Eli Lily, Pfizer, Dechuttes Medical, Nastech, Inspire Pharmaceutical, Proctor & Gamble, C.B. Fleet, Summer’s Eve, Drugstore.com, and Seasonale. These relationships include corporate funding for research and studies conducted by Dr. Berman and our company. For example, in fiscal year 2003, we received $75,000 from Proctor & Gamble to support the Sexual Satisfaction Research Survey. In fiscal year 2004, we received $100,000 from Summer’s Eve (C.B. Fleet) to support research on the genital self-image study, $60,000 from Summer’s Eve to support a study conducted on vibrators, $11,085 from Proctor & Gamble for participating in the study of the testosterone patch and $2,600 from Meredith Corporation for Dr. Berman’s question-and-answer column in Ladies Home Journal. In fiscal 2005, we received $50,000 from Summer’s Eve as advertising revenue supporting Dr. Berman’s radio show and $1,200 from Meredith Corporation for Dr. Berman’s question-and-answer column in Ladies Home Journal. We received approximately $30,000 in royalty revenue from California Exotics/Eve’s Garden for products sold endorsed by Dr. Berman. We either receive payments directly from the companies for which we conduct research studies, or the companies pay Dr. Berman who subsequently endorses the payment to us. Our expenses related to conducting research and publishing related reports include paying fees to third parties for conducting surveys, if applicable, and the salary to our staff writer that assisted in preparing such publications.

The Clinic Process

Dr. Laura Berman, who is not a physician, has been working as a sex educator and therapist for over fifteen years. After obtaining her Master’s in Clinical Social Work and Doctorate in Health Education and Therapy (specializing in human sexuality) at New York University, she went on to complete a training fellowship in Sexual Therapy with the Department of Psychiatry at New York University Medical Center.

The clinical process begins with an initial examination of each new patient, which consists of a diagnosis from different clinicians utilizing therapeutic techniques. Our clinic is designed to be comfortable and inviting. Upon entering the clinic, the patient is directed to the waiting room or our resource library, whichever she prefers. Our resource library consists of computer resources, books and videos, handpicked by Dr. Berman, on all aspects of women’s emotional, relationship and sexual health. Prior to a patient’s visit they are provided with questionnaires, these questionnaires are completed when the visit occurs while the patient is in the waiting room or resource library. The questionnaires cover demographics, but are also part of the assessment for psychological factors impacting on sexual function--a depression inventory, a general stress scale, a sexual function scale, a relationship satisfaction scale, a body-image scale, and a genital self-image scale. The therapist reviews the questionnaires before interviewing the patient and is able to focus on and explore any possible issues during the evaluation.

Psychosexual Evaluation

Every new patient who comes to the clinic undergoes a Psychosexual Evaluation with a trained sex therapist. A psychosexual evaluation includes the completion of a detailed questionnaire, review and analysis of the questionnaire by a sex therapist, a discussion between the patient (and often the patient’s partner) and the therapist, followed by an evaluation by the therapist. First, upon reviewing the patient’s questionnaires, the therapist meets with the patient to get a sense of the scope and duration of the problems the patient has been having, how symptoms started, how she is managing the symptoms individually and how her relationships have been impacted. The therapist elicits information from the patient regarding her sexual history, which includes the patient’s sexual development, sexual message received while growing up and history of any abuse or trauma. The goal of the evaluation is to help engage the patient in the process, by reviewing the goals of the treatment, what is entailed in the medical evaluation and testing, and plans for moving forward.

Whenever possible, women are encouraged to bring their partners to the initial evaluation. The participation of the partner is intended to get a sense of the couple’s dynamics and the impact of the sexual issues on the relationship, and to educate the partner about the patient’s symptoms, and validate the impact the sexual dysfunction is having on him and the relationship.

When the evaluation is finished, the therapist has gained a better sense of what the goals of psychosexual treatment should be (e.g., individual therapy, couples therapy, group therapy, supportive therapy or some combination thereof) and reviews them with the patient.

The Treatments

Fitness. Assessment and exercises for pelvic floor strength, as well as relaxation and stress management techniques. Our fitness expert will lead a series of classes focused on relaxation and flexibility, weight training for muscle maintenance, and exercises for pelvic floor restoration and strengthening.

Nutrition. Review of overall exercise regimen and brief food diary, tailored, gradual diet recommendations that hit key health points.

Psychological Treatment. If it is determined during the evaluation that the patient is suffering from an emotional issue (e.g., depression, anxiety, phobias) or has a history of sexual, emotional or physical abuse or trauma, she will undergo individual therapy on an ongoing basis with a trained psychotherapist. This may include general individual therapy, sex therapy or some combination of the two. General therapy is used when the patient is struggling with depression or anxiety or when a past history or trauma issue outside the relationship needs to be addressed. Sex therapy is used in combination with general therapy in cases of sexual abuse or trauma, and alone in cases of women who need education, guidance, or resolution of inhibitions that negatively impact on their sexual function. Sex therapy is all talk therapy, but behavioral in nature in that the emotional resistance to sexual activity is addressed and the patient is given homework assignments specific to her sexual complaints and psychological issues. The duration of therapy can range from several months to several years, depending on the nature of the issues being treated. Individual therapy will often be combined with couples therapy.

Couples Therapy. If it is determined during the evaluation that there are some couples issues contributing to the sexual function complaint (e.g., hostility, lack of communication, an emotional division as a result of struggling with medically induced sexual problems), the patient will undergo couples therapy with her partner. This may include general couples therapy, couples sex therapy, or some combination of the two. General couples therapy would address communication styles, conflict resolution, or crisis intervention where the couple is about to separate or is going through a crisis like an affair or serious illness. Couples sex therapy is typically combined with general couples therapy and consists of talk therapy where education and guidance are provided. Resistances to sexual activity are addressed and homework is given to the couple to enhance sexual receptivity, openness, communication and response. The duration of therapy can range from several months to several years, depending on the nature and magnitude of the issues being treated.

Group Therapies and Programs. Group therapies are very effective treatment and allow for billing up to twelve patients while utilizing just one therapist. In addition to four private talk therapy rooms, the clinic has two large group therapy rooms, a yoga room and a conference room, all of which can accommodate large patient groups in therapy. Group therapy models generally build a sense of community with our patients. Studies on the effectiveness of group therapy have demonstrated a positive effect on women’s ability to cope with a medical condition, knowledge about that condition, stress levels associated with that condition, family functioning, quality of life, emotional growth, and even longevity.

Competition

The sexual health industry in the United States is extremely competitive and highly fragmented. We compete with a large number of organizations, most of which have significantly greater financial and marketing resources than we have. We compete with large educational institutions, hospitals, health care providers, and other multi-program companies. Below is summary information, to the best of our knowledge, of a few of our largest competitors.

Illinois

1. Loyola University Sexual Dysfunction Center, Chicago, IL
This program is organized under the direction of Loyola’s Department of Psychiatry and Behavioral Neurosciences. Married couples and individuals with sexual problems are provided numerous weeks of counseling, while single patients may receive individual therapy or instead attend a multiple week all female or all male counseling group. Patients are typically seen by a group of trainees who are under supervision by a doctor and staff.

2. The Family Institute, Northwestern University, Evanston, IL
The Midwest’s largest center devoted to couples and family therapy, the professional staff is comprised of approximately 30 therapists plus support staff. Approximately half of those therapists specialize in couples therapy. The rest of the staff generally specializes in anxiety disorders, family relationships, adolescents, eating disorders, etc. The center has reported that they have seen more than 2,400 families, couples or individuals each year. The program is well established and offers comprehensive psychological services. They have one therapist who has a clinical interest in sex therapy.

3. Other Sex Therapists in the Chicago area (sex therapy only)
Richard Carroll, PhD, Northwestern Memorial Hospital, Department of Psychiatry
Shirley Barron, PhD, University of Chicago Hospital, Department of Psychiatry
Karen Donhey, PhD, private practice, Chicago

Other States

1. Institute for Sexual Medicine, Boston Medical Center, Boston, MA
Perhaps the largest facility in the field today, the Institute for Sexual Medicine is a combination research and treatment facility. A five million dollar grant from Bayer Corporation to fund basic science primarily in the realm of erectile dysfunction helped to create the laboratory for sexual medicine research at the Institute. Located within the Boston Medical Center, the institute is currently staffed with approximately thirteen employees including two doctors, one sex therapist, one nurse, one ultrasound tech, two secretaries and one center coordinator; the lab is staffed with one director, one assistant director, two technicians and one administrator. The Institute is run by Dr. Munarriz. Dr. Berman founded the Women’s Sexual Health Clinic at Boston Medical Center, in 1998, which was folded into the Institute after her departure. The Institute has had successes in the realm of male sexual dysfunction. The program is designed to service male sexual problems primarily.

2. The Sexual Medicine Program, Department of Urology, Well Medical College of Cornell University, New York Presbyterian Hospital, New York, NY
This program is headed by Dr. John Mulhall, an urologist. The program has been primarily focused on male sexual dysfunction, since that is Dr. Mulhall’s area of expertise. He also runs the Sexual Medicine Research Laboratory, which carries out basic science research, primarily focused in male sexual dysfunction. Beyond two support staff (including a clinical trial coordinator and a practice manager), Dr. Michael Perelman is the sex therapist affiliated with the Sexual Medicine Program. He is reported to be the Co-Director of the Human Sexuality Program, Payne Whitney Clinic of the New York Presbyterian Hospital.

3. New York Institute of Human Sexuality, Columbia University, Department of Urology, New York, NY
The institute includes two Centers: the New York Center for Men’s Sexual Health and the New York Center for Women’s Sexual Health. The Women’s Sexual Health program is run by Dr. Ridwan Shapsigh, a male urologist and Dr. Hilda Hutcherson, a female OBGYN. They consult with a team of sex therapists to whom they refer patients. While there is no sex therapist on staff, they do employ a director of research, nurse, clinical research coordinator and medical assistant. The primary ongoing medical evaluation and treatment they do is hormonal management.

4. Department of Psychiatry and Behavioral Sciences Reproductive and Sexual Medicine Clinic, University of Washington School of Medicine, Seattle, WA
This program is run by Dr. Julia Heiman, a sex therapist, and a team of trainees. She refers patients to outside medical experts when needed. The clinic is mostly focused on training researchers and therapists in treating different kinds of individual and couples sexual challenges. They see both male and female patients. While they collaborate with other medical departments, we do not believe the program provides ongoing medical evaluation or treatment.

5. Center for Sexual and Marital Health, Robert Wood Johnson University Medical Group, Piscataway, NJ
This program is run by Dr. Sandra Leiblum, a sex therapist. She provides ongoing couples and individual treatment for men and women. Patients may be seen in a variety of treatment formats, including individual, couple, and group sessions. Workshop programs are offered at times to enhance and extend individual therapy. Referrals are made to medical professionals for medical evaluation and treatment when deemed necessary. This program is primarily focused on training for therapists and researchers.

6. Program in Human Sexuality, Department of Family Practice and Community Health, University of Minnesota Medical School, Minneapolis, MN
This program, directed by Dr. Eli Coleman, sex therapist, is run by a team sex therapy supervisors and trainees under his supervision. The program is focused on post-doctoral training and provides ongoing sex therapy for a range of male and female disorders from cross-dressing to HIV.

7. Kinsey Institute Sexual Health Clinic, Indiana University Health Center, Bloomington, IN
This program is run by Dr. John Bancroft, a sex therapist. The institute provides sex therapy to individuals and couples. Some medical evaluation and treatment is carried out on male patients with erectile dysfunction, but we do not believe it is available for female patients.

8. Connecticut Surgical Group, Hartford, CT
This program is run by a nurse practitioner. The only other reported employee is a female ultrasound technician. The Group also refers to a consulting sex therapist when needed. The program is folded into a general Urology Clinic with no dedicated space for sexual health services. The Group does offer medical/psychological evaluations for women with sexual problems and some ongoing medical treatment.

Legal Environment

The health care industry is subject to extensive regulation by the federal and state governments. The federal government regulates providers of health care goods and services primarily through the administration of the Medicare and Medicaid programs. The Medicaid program is primarily administered by the states in accordance with federal requirements. The services offered at our clinic are not subject to the regulatory requirements of the Medicare and Medicaid programs. In addition, the medical services that we provided prior to July 2006 was also not subject to these regulatory requirements.

We structure our arrangements with physicians to be in compliance with these federal and state health care laws and regulations. We do not currently employ any physicians. We have entered into arrangements in which the physicians practice within our clinic but conduct their practices independently through a separate professional service entity. Dr. Brian Locker, who practices at our offices, currently provides medical services to clinic patients. Dr. Locker serves as Chief of Staff and is compensated by his own medical company, FSM Associates, LLC. Dr. Locker supervises the clinic’s nurse practitioners, each of whom is authorized by licensure law to prescribe medications in the State of Illinois. We do not currently have a written agreement with Dr. Locker or FSM Associates, LLC. We bill patients for Dr. Locker’s services and his LLC bills us for his services. Because neither the services provided by clinic employees nor the services of the independent physicians are billed to the Medicare or Medicaid programs, and the clinic generally does not provide designated health services, as that term is defined in the Stark Law, services rendered at the clinic generally do not fall within the scope of the Stark Law. We believe our current business plan is in compliance with applicable federal and state health care laws and regulations. However, in the event of a change in federal or state law or regulation, or in the event of a new interpretation or guidance of an applicable federal or state health care law or regulation, we intend to restructure as necessary to maintain compliance in a manner consistent with our overall business model.

Technology

Technology plays a significant role in the operations and finances of the business. We have created an internet presence, including a website complete with on-line scheduling capabilities, credit card payment abilities and important health information for women. A patient is able to log onto our website (www.bermancenter.com) and schedule her appointment on-the-spot. We believe it is important for a patient to be able to schedule in privacy and not have to speak to anyone if she chooses. Please note that the references to our websites in this prospectus are textual references only. We do not incorporate the information on our website into this prospectus, and you should not consider any information on, or that can be accessed through, our Web site as part of this prospectus.

The clinic is equipped with a practice-management software package that has full capabilities for patient scheduling, patient registration and physician documentation, along with statistical data for clinical research. Other technology features include on-line scheduling via our website, a complete network and audio and visual components for training and therapeutic sessions.

Access to computers is a key component of the clinic. Every group room and the yoga room is equipped with a drop-down screen connected to our computer network so that presentations and videos can be shown as part of the group sessions or for other kinds of presentations. Each exam and treatment room has a computer in it, networked to our system, so that specialists can have easy access to patient files, notes and scheduling. A computer is also housed in our Resource Library so that patients can have access to the internet and utilize the computer for research purposes.

While the group rooms and yoga room all have their own stereo systems, the common areas and hallways are equipped with speakers so that soothing music can be heard throughout the center from a central stereo.

Dr. Berman already has had several online venues for content including www.NEWSHE.com, Discovery Health Channel website at www.discovery.com/health, The Oprah Winfrey Show web site www.oprah.com, www.suntimes.com, www.abcnews/gma.com, www.lifetimetv.com and www.drugstore.com.

Intellectual Property

Dr. Berman’s current and past media projects including books, television, and radio are all owned by us through a multi-year employment agreement with Dr. Berman. Under the employment agreement, Dr. Berman has agreed to contribute the proceeds from all intellectual property to us, other than proceeds derived from honorarium fees and speaking engagements.

Berman Center Intimate Accessories Line products manufactured by California Exotics have not been patented nor are they patentable in management’s opinion.

Employees and Labor Relations

At September 28, 2007, we had four full-time employees. We believe that our relationship with our employees is good.

Property

Our executive offices are located at 211 East Ontario, Suite 800, Chicago, Illinois 60611. The premises consist of 9,915 rentable square feet of space. Base rent is $172,500 in the first year, with rent escalations at 3% per year, except in year 3 when extra square footage becomes chargeable. The term of the lease is for 10 ½ years. All of our facilities are in good repair. We believe that our existing facilities will be adequate to meet our needs for the foreseeable future. Should we need additional space, we believe we will be able to secure additional space at commercially reasonable rates.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted in the Pink Sheets under the symbol “BRMC.” The following table sets forth the high and low bid prices for our common stock as reported by the Pink Sheets Electronic Quotation Service. Quotations reflect inter-dealer prices, without retail mark-up, markdown or commission and may not represent actual transactions.

	2007
	High	Low
2nd Quarter	$2.30	$2.90
1st Quarter	$3.60	$1.30

	2006
	High	Low
4th Quarter	$1.75	$1.75
3rd Quarter	$3.00	$1.75
2nd Quarter	$2.00	$1.50
1st Quarter	$2.00	$2.00

	2005
	High	Low
4th Quarter	$2.00	$2.00
3rd Quarter	$3.75	$2.00
2nd Quarter	$2.10	$2.00
1st Quarter	$2.50*	$2.10*

*	After a 1 for 500 reverse split.

On September 28, 2007, there were approximately 34 holders of record of our common stock. On September 28, 2007, the closing bid price for our common stock in the Pink Sheets was $4.00 per share. No established trading market for our common stock has developed and management believes that the bid price of the shares may not accurately reflect the value of our company.

Dividend Policy

To our knowledge, we have never paid cash dividends on our common stock. We intend to keep future earnings if any, to finance the expansion of our business. We do not anticipate that any cash dividends will be paid in the foreseeable future.

Equity Compensation Plans

The Company does not have any stock option or other equity incentive plans.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with our Financial Statements, including the related notes thereto, and other financial information included herein. The information in this prospectus includes forward-looking statements. In addition, past operating results are not necessarily indicative of the results to be expected for future periods.

Overview

We are a specialized health center for women focused on female sexual health and menopause management. Dr. Laura Berman, our President, is a researcher in the field of women's sexual health. Dr. Berman, who is not a physician, earned her Master's in Clinical Social Work and Doctorate in Health Education and Therapy (specializing in human sexuality) at New York University. It is important to note that effective July 27, 2006, the medical services portion of the clinic’s business was discontinued and the focus shifted to talk therapy and individual and couples therapy retreats.

Our principal source of revenue is from the clinical services that we provide out of our downtown Chicago clinic, comprising of approximately 10,000 square feet. Our clinical staff works to improve our patients’ quality of life, health and relationships. Clinical services include talk therapy performed by licensed clinical social workers, nutritional counseling and yoga classes. Our clinical staff currently includes one talk therapist.

Description of the Company

We are a health center for women focused on female sexual health and menopause management. Dr. Laura Berman, our President and Chief Executive Officer, is a researcher in the field of women's sexual health. Dr. Berman, who is not a physician, earned her Master's in Clinical Social Work and Doctorate in Health Education and Therapy (specializing in human sexuality) at New York University.

Historically our principal source of revenue is from the clinical services that we provide out of our downtown Chicago clinic. Our clinical staff works to improve our patients’ quality of life, health and relationships. Clinical services include talk therapy performed by licensed clinical social workers, nutritional counseling and yoga classes. Our clinical staff currently includes one talk therapist.

Clinical services accounted for 43% and 21%, of total revenue, respectively for the six months ended June 30, 2007 and 2006. Revenue from clinic operations for the six months ended June 30, 2007 decreased by $180,827 as compared to the six months ended June 30, 2006. The decrease is primarily due to the difficulties management has encountered in maintaining or increasing patient flow at the clinic. It is important to note that effective July 27, 2006, the medical services portion of the clinic’s business was discontinued and the focus shifted to talk therapy and individual and couples therapy retreats. There was a decrease in clinic revenue initially, as a result of this change, but there was also a decrease in clinic costs and expenses. It is management’s intention to shift the emphasis of the clinic’s business to talk therapy and expand these clinic services and to increase clinic revenue by expanding talk therapy services and individual and couples therapy retreats.

We generate additional revenue from medical education courses. There was no revenue from education courses or seminars for the six months ended June 30, 2007, although revenue from education courses or seminars did account for 18% of our revenue for the six months ended June 30, 2006. We held our most recent medical education course on September 16 and 17, 2006. Costs for these revenues primarily consist of hotel charges for the rooms and audio-visual equipment as well as payments of honorariums to speakers at the seminar. At the present time, there are no plans to continue these programs due to the significant costs involved prior to the realization of revenues.

In addition to clinical services and medical education courses, we generate revenue from books authored by Dr. Berman. Pursuant to our employment agreement with Dr. Berman dated June 16, 2005, her residual rights and her ongoing rights in her books are pledged to the Berman Center. Dr. Berman’s book The Passion Prescription, which is a do-it-yourself guide to sexual wellness, was released during January 2006. In connection with the book’s release, Dr. Berman received a final advance payment of $77,916, after deducting her literary agent’s commission, during January 2006; and, the payment has been paid to our company in accordance with Dr. Berman’s employment agreement.

Dr. Berman’s book was released in January 2006 and total revenue of $166,874 from the book is recognized for the six months ended June 30, 2006. In addition to the payment that we received in connection with The Passion Prescription, we have received various smaller amounts of publishing revenue from a few magazine companies from allowing them to publish excerpts of Dr. Berman’s book in their respective magazines. Costs that we incurred in connection with book publishing primarily consisted of internal payroll expenses for our staff writer who assisted Dr. Berman in authorship of a book. Our writer’s annual salary was approximately $75,000 at the time, but she has since resigned. At the present time there are no set plans for the publication of any new works, although concepts for a new book have been discussed, we have attempted to secure a new book deal and the possibility of a new book deal may arise at any time.

We entered into the television production business. We executed an agreement with Gantz Brothers' View Film Productions to furnish Dr. Laura Berman for a television series to be produced by View Film Productions for the Showtime Network. The show, which is entitled Sexual Healing, tracks three couples' progress through intensive couples’ therapy at the Berman Center over a one-week period. There have been nine such weekly episodes to date. The Showtime Network picked up the series in September 2005 and premiered the show on July 21, 2006. We were entitled to a payment from View Films Production equal to 10% of the production budgets paid by Showtime to View Film Productions. The production budget payments were guaranteed by Showtime Network for the first season of the show. Showtime Network was not obligated to renew the show for a second season and eventually chose not to do so. Television production is a speculative business because revenues and income depend primarily on the continued acceptance of that programming from the public. The Showtime series failed to secure a sufficient audience and our programming was canceled. The revenues we anticipated generating from television programming will substantially decline unless the show is picked up by another network. Interest has been expressed by other networks but terms have not been discussed to renew the program. During the six months ended June 30, 2006, the Company had earned total television revenue of $236,073 and received payment for the eight weekly shows produced from our television production business in connection with the Showtime series.

We entered into an agreement with Waterfront Media, Inc., an online publisher of self-help media, to create a subscription-based website featuring content from Dr. Laura Berman's book The Passion Prescription. The website has been earning nominal, yet steadily increasing, revenues since February 2006. In addition to subscription revenue, the website offers for sale Dr. Berman's line of Kegel exercise and sexual aid products under the brand name "Berman Center Intimate Accessories," which was created in partnership with California Exotics Novelties, LLC. Dr. Berman and our management team designed the products and California Exotics is distributing and managing the products. We are entitled to an 8% share or royalty of the revenue of the product line paid to California Exotics. For the six months ended June 30, 2007 and 2006 we recognized revenue of $47,035 and $53,571, respectively from such royalties.

Critical Accounting Policies Used in Financial Statements

We prepare our financial statements in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management's estimates and judgments are based on historical experience and various other factors that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Revenue Recognition

Revenues are recognized when realized or realizable and earned. Patients at the clinic are required to pay on the day of their appointment (at the point of service). Patients are allowed to pay either with cash, check or credit card. Items for bad debt or returned or rejected credit cards are very minimal and are recorded as they occur. If the clinic changed its policy in the future and granted credit to its patients, a review of the current procedures would be necessary and allowances for bad debt write-offs would be warranted. Costs for these revenues primarily consist of outside lab fees and internal payroll expenses for clinical staff. These costs are recognized as they are incurred.

Revenue related to the hosting of continuing medical education seminars for clinicians is recognized once the seminar has been conducted. Costs for these revenues primarily consist of hotel charges for the rooms and audio visual equipment as well as payments of honorariums to speakers at the seminar. Costs for these revenues are also recognized once the seminar has been conducted.

Revenue related to the publishing of books is recognized when the book is released by the publisher. Costs for these revenues constitute primarily internal payroll expenses for a staff writer. These costs are recognized as they are incurred.

Revenue related to research and clinic or (clinical) trials is recognized when the work is complete. Because of the nature of the contracts, which generally require us to release the results of our studies when complete, release of the results of the clinical research is the indicator that we use to measure delivery and acceptance of the related services. Costs for these revenues constitute primarily research expenses paid to outside contractors. These costs are also recognized as they are incurred.

Radio and royalty revenue represents advertising revenue earned from sponsors who advertise on the Dr. Laura Berman Radio Show, royalties from products licensed by us. Dr. Berman is not paid for hosting her radio show. We earn revenue at times, from television appearances that are made by Dr. Berman and from the taping of a new reality television series called ‘Sexual Healing’ which aired on the Showtime cable channel. Publishing revenue represents revenue earned from releasing of a new book written by Dr. Berman. Revenue from research projects represent revenue generated from a study conducted by Dr. Berman. When such revenue is generated, we recognize the revenue when it is earned, the services are performed and collection is probable.

Results of Operations

Our discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with U.S. generally accepted accounting principles. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates, including those related to inventories, any expected bad debts and long-lived assets. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Comparison of the Three Months ended June 30, 2007 to the Three Months ended June 30, 2006

Revenue

	For the three months ended June 30,
	2007	2006
	(unaudited)	(unaudited)
Clinic revenue	$20,276	$110,999
Seminars and conferences	-	193,375
Publishing	-	428
Television	-	116,687
Royalty	22,466	20,668
Other	15,166	31,000
Total Revenue	$57,908	$473,157

Revenue from clinic operations for the three months ended June 30, 2007, decreased by $90,723 as compared to the three months ended June 30, 2006, from $110,999. This is primarily due to the discontinuation of medical services which occurred on July 27, 2006. These additional services were responsible for a substantial portion of the revenue and patient flow. Seminar and conferences revenue was generated by two conferences the company hosted. Seminar and conferences revenue for the three months ended June 30, 2006 was $193,375. In comparison, there was no revenue for these activities during the three months ended June 30, 2007. Royalty revenue is derived from arrangements with the company’s manufacturer and distributor for the company’s line of products (royalties are based on a percentage of products sold). Revenue for the three months ended June 30, 2006, also included $428 in publishing revenue, $116,687 from production of a television series, $20,668 of royalty revenue, and $31,000 of other revenue. As a result, total revenue in the three months ended June 30, 2007 decreased by $415,249 from the previous year.

Cost of Goods Sold

	For the three months ended June 30,
	2007	2006
	(unaudited)	(unaudited)
Clinics	$51,446	$155,893
Conference expense	-	425,690
Total Cost of Goods Sold	$51,446	$581,583

Gross Margin	$6,462	$(108,426)

Gross Margin %	11.2%	-22.9%

Cost of goods sold during the three months ended June 30, 2007 was $530,137 lower than cost of goods sold during the three months ended June 30, 2006. This is due mainly to higher staffing levels for the three months ended June 30, 2006 as compared to the three months ended June 30, 2007. It should be noted that effective July 27, 2006, the medical services portion of the clinic’s business was discontinued and the focus shifted to talk therapy and individual and couples therapy retreats. The majority of the clinic related costs were associated with the medical services. Consequently, the costs of services decreased significantly after this date. Another reason for higher cost of goods sold in the three months ended June 30, 2006 is due to expenses related to the two conferences the Company hosted during the three months ended June 30, 2006. The total conference expenses for the two conferences were $425,690. By comparison, there were no conference expenses for the three months ended June 30, 2007.

Selling, General and Administrative Expenses

	For the three months ended June 30,
	2007	2006
	(unaudited)	(unaudited)
Selling, General &
Administrative Expenses	$476,809	$474,169

SG&A (as a % of revenue)	823.4%	100.2%

Selling, general and administrative expenses during the three months ended June 30, 2007 was $2,640 higher than selling, general and administrative expenses for the three months ended June 30, 2006. The significant components of selling, general and administrative expenses for the three months ended June 30, 2006 include: $178,501 in expenses related to payroll related costs, $71,781 in rent expense, $39,324 in depreciation expense, $41,233 in consultant fees, $26,500 in audit fees, $26,601 in legal fees, $25,496 in supplies, utilities, postage and subscriptions and $23,514 in commercial insurance expenses. The significant components of selling, general and administrative expenses for the three months ended June 30, 2007 include: $57,087 in expenses related to payroll related costs, $83,173 in legal expenses, $30,704 in audit expenses, $30,119 in rent expense, which is net of $21,000 sublease revenue, $27,690 in depreciation expense, and $15,141 in public relations expenses.

Interest Expense

	For the three months ended June 30,
	2007	2006
	(unaudited)	(unaudited)
Interest Expense	$13,008	$685

Interest Expense (as a % of revenue)	22.5%	0.1%

Interest expense during the three months ended June 30, 2007 was $12,323 higher than interest expense for the three months ended June 30, 2006. This is mostly due to interest charges related to debt financing secured after October, 2006. The Company did not have any debt financing prior to October, 2006.

Net Loss

	For the three months ended June 30,
	2007	2006
	(unaudited)	(unaudited)
Net (Loss)	$(483,355)	$(583,280)
% of Revenue	-834.7%	-123.3%

The decrease in net loss is mainly due to the lack of any costs from seminars and conferences in the three months ended June 30, 2007, in addition to a significant decrease in Clinic expenses in the three months ended June 30, 2007.

During the three months ended June 30, 2006, the Company hosted two conferences that generated $193,375 in revenue. The total revenue from television of $116,687 for the three months ended June 30, 2006 includes revenue from the production of the Showtime television series entitled ‘Sexual Healing’ (this revenue represents 4 weekly shows produced out of 8 shows to be produced in total). The Company also recognized Royalty revenue of $20,668 which had no costs associated with it, and $428 in publishing revenue. By comparison, in the three months ended June 30, 2007, the Company recognized $20,276 in clinic revenue, $0 in publishing revenue, and $22,466 of royalty revenue.

The Company also recognized other income of $15,166 for the three months ended June 30, 2007, which relates to the receipt of hotel commissions for the conferences held in 2006. Other income for the three months ended June 30, 2006, included public relations revenue of $31,000. The company no longer provides public relations service.

Comparison of the Six Months ended June 30, 2007 to the Six Months ended June 30, 2006

Revenue

	For the six months ended June 30,
	2007	2006
	(unaudited)	(unaudited)
Clinic revenue	$47,782	$228,609
Seminars and conferences	-	193,375
Research, studies and trials	-	177,500
Publishing	252	172,402
Television	-	236,073
Royalty	47,035	53,571
Other	15,166	43,000
Total Revenue	$110,235	$1,104,530

Total revenue decreased significantly in the six months ended June 30, 2007, to $110,235 as compared to $1,104,530 for the six months ended June 30, 2006. This is primarily due to the revenue generated by the two conferences the company hosted, the Media activities performed by the company and a research study conducted in the six months ended June 30, 2006. Revenue from clinic operations for the six months ended June 30, 2007, decreased by $180,827 as compared to the six months ended June 30, 2006. The decrease is due to a decline in the demand for our clinic services as compared to the same period from the previous year. It is important to note that effective July 27, 2006, the medical services portion of the clinic’s business was discontinued and the focus shifted to talk therapy and individual and couples therapy retreats.

There was a decrease in clinic revenue as a result of this change along with a decrease in clinic costs and expenses. It is management’s intention to shift the emphasis of the clinic’s business to talk therapy and expand these clinic services and to increase clinic revenue by expanding talk therapy services and individual and couples therapy retreats.

Revenue for the six months ended June 30, 2006, also included $451,475 in Media revenue, which breaks down as follows: publishing revenue of $172,402 (primarily from the release of Dr. Berman’s new book ‘The Passion Prescription’); $233,373 of revenue from the production of the Showtime television series entitled ‘Sexual Healing’ (this revenue represents 8 weekly shows produced in total); public relations revenue of $43,000 (this revenue is generated by the Company’s public relation employees spending a portion of their time providing public relation services to outside clients and invoicing those clients for these services); and $2,700 of revenue for television appearances by Dr. Laura Berman on the Fox News in the Morning TV show. In comparison, there was only Media revenue of $252 for the six months ended June 30, 2007, related to magazine publications of excerpts from Dr. Berman’s books. The Company earned Research revenue of $177,500 in the six months ended June 30, 2006. The research project focused on sexual intimacy and was sponsored by Johnson & Johnson. There was no research revenue for the six months ended June 30, 2007. Royalty revenue for the six months ended June 30, 2006, was $53,571. By comparison, there was Royalty revenue of $47,035 for the six months ended June 30, 2007. Royalty revenue is derived from arrangements with our manufacturer and distributor for our line of products for which royalties are based on a percentage of products sold. As such, the aforementioned revenue activities comprise the $994,295 decrease in revenue for the six months ended June 30, 2007, as compared to the same period in 2006.

Expenses

Cost of Goods Sold

	For the six months ended June 30,
	2007	2006
	(unaudited)	(unaudited)
Clinics	$113,077	$309,725
Seminars and conference expense	-	425,690
Research, studies and trials	-	69,320
Total Cost of Goods Sold	$113,077	$804,735

Gross Margin	$(2,842)	$299,795

Gross Margin %	-2.6%	27.1%

Cost of goods sold during the six months ended June 30, 2007, was $691,658 lower than cost of goods sold during the six months ended June 30, 2006. This is due mainly to expenses related to the two conferences the Company hosted during the six months ended June 30, 2006. The total conference expenses for the two conferences were $425,690. By comparison, there were no conference expenses for the six months ended June 30, 2007. Also, there were higher staffing levels for the six months ended June 30, 2006, as compared to the six months ended June 30, 2007. It is important to note that effective July 27, 2006, the medical services portion of the clinic’s business was discontinued and the focus shifted to talk therapy and individual and couples therapy retreats. As a consequence, staff reductions and other reduced medical service costs resulted in diminished clinic cost of goods sold. Another reason for higher cost of goods sold in the six months ended June 30, 2006, is due to research expenses of $69,320. These expenses represent outside costs incurred associated with the sexual intimacy study conducted by the company in the six months ended June 30, 2006. The Company earned revenue of $177,500 on the research project. By comparison, there was no research expenses in the six months ended June 30, 2007.

For the six months ended June 30, 2006, cost of services consisted of $291,159 in payroll related costs, conference expenses of $425,690, outside lab fees of $18,566 and research expenses of $69,320. For the six months ended June 30, 2007, cost of services consisted of $106,966 in payroll related costs, and independent contractor costs of $6,112.

Selling, General and Administrative Expenses

	For the six months ended June 30,
	2007	2006
	(unaudited)	(unaudited)
Selling, General &
Administrative Expenses	$802,882	$941,966

SG&A (as a % of revenue)	728.3%	85.3%

Selling, general and administrative expenses during the six months ended June 30, 2007, was $139,084 lower than selling, general and administrative expenses for the six months ended June 30, 2006. This is mainly due to decreased payroll and benefits expenses related to the elimination of the public relations department and the discontinuation of medical services in July, 2006. Other areas of substantial decreases under selling, general and administrative expenses include commercial insurance expense, depreciation expense, and consulting expense. Few selling, general and administrative expenses increased significantly, including legal expenses and expenses related to securing debt financing.

The significant components of selling, general and administrative expenses for the six months ended June 30, 2006 include: $328,086 in expenses related to payroll related costs, $145,575 in rent expense, $78,649 in depreciation expense, $85,850 in consultant and broker fees, $49,888 in commercial insurance expenses, $46,456 in supplies, utilities, postage and subscriptions, $30,804 in public relations and travel and entertainment expenses, $73,122 in audit fees, $61,850 in legal fees, $10,724 in filing fees, $4,500 in stock transfer agent fees, and $12,476 in costs related to systems and technology.

For the six months ended June 30, 2007, the significant components of selling, general and administrative expenses consisted of the following: $132,429 in payroll related costs, $141,866 in expenses related to securing debt financing, $97,915 in rent expense, which is net of $42,000 sublease revenue, $121,843 in legal expenses, $54,587 in depreciation expense, and $31,368 in public relations and advertising expense.

Interest Expense

	For the six months ended June 30,
	2007	2006
	(unaudited)	(unaudited)
Interest Expense	$38,988	$983

Interest Expense (as a % of revenue)	35.4%	0. 089%

Interest expense during the six months ended June 30, 2007 was $38,005 higher than interest expense for the six months ended June 30, 2006. This is mostly due to interest charges related to debt financing secured after October, 2006. The Company did not have any debt financing prior to October, 2006.

Net Loss

	For the six months ended June 30,
	2007	2006
	(unaudited)	(unaudited)
Net (Loss)	(844,712)	($643,154)
% of Revenue	-766.3%	-58.2%

Net loss increased from $643,154 in the six months ended June 30, 2006, to $844,712 for the six months ended June 30, 2007. The negative change is mainly due to the significant decrease in media revenue from the six months ended June 30, 2006. The total media revenue for the six months ended June 30, 2007, was $252 related to magazine publications of excerpts from Dr. Berman’s books. The total revenue from media activities for the six months ended June 30, 2006, of $451,475 breaks down as follows: publishing revenue of $172,402 (primarily from the release of Dr. Berman’s new book ‘The Passion Prescription’); $233,373 revenue from the production of the Showtime television series entitled ‘Sexual Healing’ (this revenue represents 8 weekly shows produced in total) and public relations revenue of $43,000 (this revenue was generated by the Company’s public relation employees spending a portion of their time providing public relation services to outside clients and invoicing those clients for these services); and $2,700 of revenue for television appearances by Dr. Laura Berman on the Fox News in the Morning TV show. The losses the Company incurred during the six months ended June 30, 2006 would have been significantly less had the Company not have hosted the two conferences. The losses from hosting the two conferences during the six months ended June 30, 2006 were $232,315. The losses incurred from the conferences were primarily due to an insufficient number of registrants attending the conferences. No such conferences were held during the six months ended June 30, 2007. The Company conducted a research project in the six months ended June 30, 2006. This study produced a net profit of $108,180. There was no such research project in the six months ended June 30, 2007. The Company also recognized royalty revenue of $47,035 during the six months ended June 30, 2007 which had no costs associated with it. By comparison, in the six months ended June 30, 2006, the Company recognized only $53,571 in royalty revenue. For the six months ended June 30, 2007, the Company also recognized $15,166 related to the receipt of hotel commissions related to the conferences held in 2006. For the six months ended June 30, 2006, cost of services amounted to $804,735 resulting in a positive gross margin of $299,795. Selling, general and administrative expenses and interest expense totaled $942,949 which resulted in a net loss for the six months ended June 30, 2006, of $643,154.

For the six months ended June 30, 2007, cost of services amounted to $113,077 resulting in a negative gross margin of $2,842. Selling, general and administrative expenses and interest expense totaled $802,882 which resulted in a net loss for the six months ended June 30, 2007 of $844,712.

Comparison of the Year ended December 31, 2006 to the Year ended December 31, 2005

Revenue

	For the Year ended December 31,
	2006	2005
Clinic revenue	$293,543	$527,590
Seminars and conference revenue	348,084	187,975
Research, studies and trials	177,500	-
Radio advertising	-	50,000
Publishing	172,857	-
Television	263,251	-
Royalty	117,334	30,020
Other	-	12,558
Total Revenue	$1,372,569	$808,143

Revenue from clinic operations for the year 2006 decreased by $234,047 as compared to the year 2005, from $527,590. The decrease is primarily due to the difficulties management has had in adding a meaningful increase to patient flow at the clinic. Management had implemented three price decreases for our services at the clinic since the opening of the clinic which has also contributed to the decrease. The clinic lowered its pricing structure on July 7, 2004, on October 27, 2004 and again on September 8, 2005. Management implemented these price changes in an attempt to draw more patients to the clinic. In some months patient flow did in fact increase but overall not enough to cover the price changes. Revenue from seminars/conferences for 2006 increased by $160,109 as compared to the year 2005, from $187,975. In 2006 the Company sponsored three conferences while in 2005 only one event was held. Revenue for the year 2006 also included $177,500 of research revenue, $117,334 of royalty revenue, $263,251 from production of a television series and from television appearances, and $172,857 in publishing revenue bringing the total revenue for the year 2006 to $1,372,569. Royalty revenue is derived from arrangements with the company’s manufacturer and distributor for the company’s line of products (royalties are based on a percentage of products sold). By comparison, there was no grant research revenue in the year 2005. The 2005 revenue included conference revenue of $187,975 and radio advertising revenue of $50,000 bringing total revenue for the year 2005 to $808,143. As a result, total revenue in the year 2006 increased by $564,426 from the previous year.

Expenses

	For the Year ended December 31,
	2006	2005
Cost of services	$1,043,853	$796,900

Gross Margin	$328,716	$11,243

Gross Margin %	23.95%	1.4%

Cost of goods sold was higher for the year 2006 by $246,953. This is due mainly to significantly higher costs related to seminars/conferences. In 2006 the Company sponsored three events in comparison to the one event in 2005. Additionally, costs were significantly greater in 2006 due to a research project undertaken during the year. No significant research projects were performed during 2005.

Selling, General and Administrative Expenses

	For the Year ended December 31,
	2006	2005
Selling, General &
Administrative Expenses	$1,651,013	$2,392,518

S,G&A (as a % of revenue)	120.29%	296.05%

Selling, general and administrative expenses were lower in the year 2006 by $741,505. This is mainly due to expenses related to the reverse merger and financing transaction which occurred in the second quarter of 2005 and subsequent to the second quarter - - expenses incurred related to meeting the filing obligations of now being a public company. For the year 2006, the significant components of S, G & A consisted of the following: $508,501 in payroll, payroll taxes and benefit costs, $121,934 in audit related expenses, $280,966 in rent expense, $93,189 in commercial insurance expenses, $146,758 in depreciation expense, $94,283 in legal expenses and $113,492 in broker and consulting costs. For the year 2005, the significant components of S, G & A consisted of $633,835 in expenses related to the reverse merger and financing transaction and expenses related to the obligations of being a public company. The expenses for the reverse merger and financing transactions consisted of the following expense categories: audit and legal fees, placement fees, roadshow expenses, filing fees and interest expense. The expenses incurred subsequent to the reverse merger and financing transaction that are related to the on-going responsibilities of being a public company include the following: independent auditor fees and legal fees pertaining to the SB-2 filing and subsequent amendment filings, the quarterly 10-QSB filings; it also includes stock transfer agent fees, bank escrow fees, and various state, federal and Edgar filing fees. The remaining significant components of S, G & A for the year 2005 include: $559,095 in expenses related to payroll, payroll taxes and benefits, $256,206 in rent expense, $278,479 in public relations, promotions and advertising, $156,609 in depreciation expense, $148,442 in consultant fees, $54,482 in legal expenses, $66,123 in commercial insurance expenses, $45,915 in medical and business supplies expense, and $51,021 in costs related to systems and technology.

Net Loss

	For the Year ended December 31,
	2006	2005
Net (Loss)	$(1,347,245)	$(2,421,768)
% of Revenue	-98.15%	-299.67%

Net loss decreased from ($2,421,768) for the year 2005 to ($1,347,245) for the year 2006. The change is mainly due to expenses related to the reverse merger and financing transaction which occurred in the second quarter of 2005 and the subsequent expense incurred related to meeting the filing obligations of being a public company. For the year 2005, cost of services amounted to $796,900 resulting in a gross margin of $11,243. Selling, administrative & general expenses totaled $2,392,518 which resulted in a net loss for the year 2005 of ($2,421,768).

For the year 2006, cost of services amounted to $1,043,853 resulting in a gross margin of $328,716. Selling, administrative & general expenses totaled $1,651,013 which resulted in a net loss for the year 2006 of ($1,347,245).

Liquidity and Capital Resources

At June 30, 2007, we had current assets of $63,594 consisting of cash and cash equivalents of $45,450 and other current assets of $18,144. At June 30, 2007, we also had current liabilities of $1,284,422 consisting of accounts payable of $120,365 and other current liabilities of $1,164,057. This resulted in a net working capital deficit at June 30, 2007 of ($1,220,828). During the six months ended June 30, 2007, we used cash in operating activities of $414,280.

On March 7, 2007, the Company executed a Secured Convertible Promissory Note (the “Promissory Note”) in favor of Hunter Fund LTD. (“Hunter Fund”), pursuant to which Hunter Fund agreed to lend the principal amount of $225,000 to the Company. The terms of the Promissory Note provide that, among other things: (i) the Promissory Note is to be secured by all of the assets of the Company and its wholly-owned subsidiary Berman Health & Media, Inc., (ii) the Promissory Note is due on October 5, 2007, with an interest rate per annum of fifteen percent (15%), (iii) the conversion rate for the Promissory Note will be the lesser of 50% of the market rate or $0.25 per share, and (iv) Hunter Fund will have demand and piggyback registration rights for the shares of the Company’s common stock that are issueable upon conversion of the Promissory Note.

On May 24, 2007, the Company executed a Secured Convertible Promissory Note (the “Promissory Note”) in favor of Hunter Fund LTD. (“Hunter Fund”), pursuant to which Hunter Fund agreed to lend the principal amount of $60,000 to the Company. The terms of the Promissory Note provide that, among other things: (i) the Promissory Note is to be secured by all of the assets of the Company and its wholly-owned subsidiary Berman Health & Media, Inc., (ii) the Promissory Note is due on October 5, 2007, with an interest rate per annum of fifteen percent (15%), (iii) the conversion rate for the Promissory Note will be the lesser of 50% of the market rate or $0.25 per share, and (iv) Hunter Fund will have demand and piggyback registration rights for the shares of the Company’s common stock that are issueable upon conversion of the Promissory Note.

We believe that we currently have sufficient funds on hand to fund our operations for the next six months. We intend to seek additional financing in the future to fund our operations through the possible sale of debt or equity securities. Failure to secure additional financing in a timely manner and on favorable terms if and when needed in the future could have a material adverse effect on our financial performance, results of operations and stock price and require us to implement cost reduction initiatives and curtail operations. In addition, our arrangements with Hunter World Markets, Inc., as described above, may limit our ability to conduct certain capital raises.

During the six months ended June 30, 2006, the Company issued 1,290,971 shares to a warrant holder upon the exercise of warrants by such holder for a cash total exercise price of $388,750. In connection with this issuance, the Company issued 600,000 warrants with respect to the execution of a placement agent agreement.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Change in Auditors

On January 17, 2007, we dismissed Singer Lewak Greenbaum & Goldstein LLP (“SLGG”) as its independent registered public accounting firm. We engaged SLGG to audit our financial statements for the years ended December 31, 2005 and 2004 and the period from January 16, 2003 (inception) to December 31, 2005 (collectively, the “Audited Financial Statements”). The decision to change accountants was approved and ratified by the Company’s Board of Directors. The report of SLGG on the Audited Financial Statements did not contain any adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principle, except for an explanatory paragraph relative to the Company’s ability to continue as a going concern. During the period beginning from the time we engaged SLGG as its auditors on June 30, 2005 through the year ended December 31, 2005 and subsequent interim periods preceding the dismissal, including the interim period through January 17, 2007, there have been no disagreements with SLGG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure with respect to the Company, which disagreements if not resolved to the satisfaction of SLGG would have caused SLGG to make reference to the subject matter of the disagreements in connection with its reports on our financial statements for such periods.

We engaged AJ. Robbins, PC, as our independent registered public accounting firm as of January 17, 2007.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following executive officers of the Company will be elected annually by the Board of Directors and the following members of the Company’s Board of Directors will serve one year terms until the earlier of their death, resignation or removal by the Board of Directors:

Name	Age	Position
Laura A. Berman, LCSW, PHD.	38	Chief Executive Officer, President and Director
Samuel P. Chapman	42	Chairman and Director
Carlos Bernal	38	Chief Financial Officer
Howard Zuker	66	Director

The following information describes the business experience of the officers and directors of our company.

LAURA A. BERMAN, LCSW, PHD.

Dr. Laura Berman has been working as a sex educator and therapist for the last fifteen years. After obtaining her Master’s in Clinical Social Work and Doctorate in Health Education and Therapy (specializing in human sexuality) at New York University, she went on to complete a training fellowship in Sexual Therapy with the Department of Psychiatry at New York University Medical Center.  Dr. Berman replaced Samuel P. Chapman as Chief Executive Officer on March 1, 2007. In addition, Dr. Berman has served as President and a director of BHM since 2003 and our Chief Executive Officer since 2007.

Dr. Berman is chair of the Women’s Sexual Health State-Of-The-Art Series, an accredited program for the Council of Continuing Medical Education and currently serves on the foundation board of the Society for the Scientific Study of Sexuality (SSSS). She is also a member of the American Association of Sex Educators Counselors and Therapists (AASECT), the National Association of Social Workers (NASW), and is one of the few non-physician members of the American Urologic Association (AUA). She has been involved in numerous clinical sexual pharmacology trials, including acting as lead investigator for testing the effectiveness of Viagra on women’s sexual complaints.

Dr. Berman has authored over 25 articles published in peer reviewed journals, and has been an invited speaker at over 45 venues in the United States and abroad. She recently wrote the chapter on female sexuality in Obstetrics and Gynecology, the definitive medical school text on the subject, edited by Dr. Sciarra, the past chair of the Department of OBGYN at Northwestern Memorial Hospital. Dr. Berman is also the recipient of many awards and honors, including Rising Star of the Year, (National Association of Women Business Owners, Los Angeles, February 2002), Women of Action Award (Israel Cancer Research Fund, August 2002) and Women Who Make A Difference (Los Angeles Business Journal, August 2002).

In July 1998, Dr. Berman founded the Women’s Sexual Health Center in the Department of Urology at Boston Medical Center. She was Co-Director there and established the first comprehensive protocol for treating female sexual dysfunction. In spring of 2000, she was recruited to UCLA Medical Center to start the Female Sexual Medicine Center, also within the department of Urology. She was Director of this Center until December 2002 when she moved to Chicago to join the clinical faculty of Northwestern Memorial Hospital and start Berman Center LLC.

SAMUEL P. CHAPMAN

Samuel P. Chapman has served as Chairman of the Board of Directors of BHM since 2003 and has continued this position with us since the reverse merger involving BHM. Mr. Chapman as served as our Chief Executive Officer until February 2007. Mr. Chapman has also been President of Parson Capital Corporation for the past thirteen years. Parson Capital is a venture capital boutique firm specializing in start-up companies. He is also a Director of HDO, Inc. During his career with Parson Capital he founded several companies playing the role of financier and Co-Chairman of the Board along with his partner. One of the companies he co-founded was Parson Group LLC, a consulting firm that achieved the number one ranking by Inc. Magazine as the fastest growing private company in America in the year 2000. Parson Group was sold the following year to a British Company for $55 million cash. Despite Mr. Chapman’s other ventures, Mr. Chapman devotes 100% of his time to working at Berman Center.

Mr. Chapman formerly worked for both Dillon Read & Co., Inc. (now owned by UBS) and Lehman Brothers as a mergers and acquisitions specialist in New York. He is a member of the Board of Directors and former Cochairman of HDO Production a nationwide tent rental company. He is also a member of the Young Presidents Organization (YPO) and of the Economics Club of Chicago. He was formerly Co Chairman of Cantilever Technologies LLC, a software company he helped found, a past member of the Board of Trustees and the Executive Committee of the Rehabilitation Institute of Chicago, the top rehabilitation hospital in the world. Mr. Chapman graduated with a BA from Williams College in 1986.

CARLOS BERNAL

Carlos Bernal has served as our Chief Financial Officer since August 2006. Mr. Bernal formerly served as our Senior Accountant since November 2005. He worked for us in a temporary capacity beginning June 2005 and was hired as a permanent employee in November 2005. From September 2002 to April 2005, Mr. Bernal worked as Vice President and Chief Financial Officer at the Latin American Chamber of Commerce in Chicago, Illinois. Prior to working at the Latin American Chamber of Commerce, Mr. Bernal worked as a Senior Personal Financial Analyst at Primerica, Inc. from May 2002 to September 2002. From October 2001 to April 2002, he worked as a Service Advisor at Metro Toyota, Inc. in Chicago, Illinois and from September 1999 to May 2001 he worked as Chief Financial Officer and Chief Operations Officer at LaSalle Technology, Inc. in Chicago, Illinois. Mr. Bernal received his Bachelor of Science degree in Business Accounting from the University of Phoenix and is currently pursuing his Master Degree in Accounting and Financial Management from DeVry University. Mr. Bernal is a member of the National Association of Latino Fraternal Organizations.

HOWARD ZUKER

Mr. Howard Zuker, who is also known as Zack Norman, has been the CEO of AEHC for the last six years (since 1999). He has produced, presented or financed more than thirty motion pictures, including Hard Times starring Charles Bronson, Night Moves starring Gene Hackman and Tracks starring Dennis Hopper. Mr. Zuker also acted in over 25 motion pictures. Mr. Zuker has raised more than $100 million in investments in motion pictures. Mr. Howard Zuker has served on our Board of Directors since August 2005.

Family Relationships

Samuel P. Chapman is the husband of Dr. Laura A. Berman.

Director Compensation

We do not have an established policy to provide compensation to members of our Board of Directors for their services in that capacity. Directors are reimbursed for reasonable out-of-pocket expenses incurred in connection with attendance at Board meetings. Each of our outside directors prior to the merger in June 2005, received 157,115 shares of our common stock in consideration for their services as a director of our company.

The Board of Directors and Committees

Our Board of Directors does not maintain a separate audit, nominating or compensation committee. Functions customarily performed by such committees are performed by our Board of Directors as a whole. We are not required to maintain a nominating committee or a compensation committee under the rules applicable to companies quoted in the Pink Sheets. None of our independent directors qualify as an “audit committee financial expert.”

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth information concerning the compensation for two years ended December 31, 2006 of our chief executive officer and other executive officers whose annual salary and bonus exceeded $100,000 in such years (collectively, the “Named Executive Officers”).

Name and Principal Position	Year	Salary($)

Samuel P. Chapman - Chairman (1)	2006	$76,160
	2005	125,385

Laura A. C. Berman – President, Chief Executive Officer and Director (1)	2006	135,385
	2005	153,077

(1)	Mr. Chapman resigned as Chief Executive Officer and was replaced by Dr. Berman on March 1, 2007.

Employment Agreements

On June 16, 2005, our company and Dr. Laura Berman entered into a three-year employment agreement. Pursuant to such agreement, Dr. Berman will receive an annual salary of $200,000, provided that under certain circumstances our Board of Directors may increase her salary. Under the agreement, Dr. Berman will contribute and assign to our company all income, revenue and other compensation received by Dr. Berman in connection with activities, services and products related to our business operations during her employment, including, without limitation, all revenue from media sources, talent agreements with television production companies or other media sources and authorship royalties. The contribution of income and revenues, however, does not include income, revenue and other compensation derived by Dr. Berman from honorarium fees and speaking engagements. We will pay for Dr. Berman’s expenses for her business, travel, entertainment and all other costs reasonably necessary and appropriate for Dr. Berman to render services under the agreement. If Dr. Berman enters into agreements with third parties for services and/or products covered by the employment agreement, all revenue receivable by Dr. Berman is automatically assigned to us. With proper notice, we may terminate the employment agreement with or without cause, and Dr. Berman may terminate it with or without good reason, which is defined as our reduction of Dr. Berman’s salary or other compensation or our reduction of her title or responsibilities (and we do not cure any of the foregoing within 30 days). In the event that Dr. Berman terminates her employment agreement for good reason or we terminate it without cause, all rights to her activities, services and products related to our business will immediately revert back to Dr. Berman.

We entered into an amendment dated June 23, 2006 to Dr. Berman’s employment agreement pursuant to which, among other things, (i) the term was extended from three years to four years; (ii) Dr. Berman’s salary can be decreased but only if our Board of Directors determines that a decrease is necessary for the survival of our company and such decrease is reasonable; (iii) in the event of Dr. Berman’s termination, with or without cause or good reason, as defined in the employment agreement, all rights to the services rendered during the term and products created during the term (including all rights and title in such services and products) will be our property, and any such rights after the term will be the property of Dr. Berman; and (iv) in the event Dr. Berman’s employment is terminated without cause or for good reason, all revenues generated as a result of Dr. Berman’s services rendered and products created during the term will be our property, and such revenues after the term will be the property of Dr. Berman.

On August 14, 2006, Dr. Berman agreed to forego payment of her salary for an indefinite period of time. In addition, Samuel Chapman, who was then our Chief Executive Officer, and who does not currently have an employment agreement with us, agreed to forego his salary for an indefinite period of time. The salaries of Dr. Berman and Mr. Chapman may be reinstituted upon action of the Board of Directors at any time in the future. On January 23, 2007, the Board of Directors voted to reinstate the salaries of Dr. Berman and Mr. Chapman.

Option Grants in 2006

We did not grant any options in 2006.

Outstanding Equity Awards at Fiscal Year-end

We currently have no options outstanding.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial stock ownership of our common stock that is owned by each of our Named Executive Officers, directors and stockholders beneficially owning 5% or more of our common stock and all directors and executive officers as a group. In calculating the number of shares outstanding, each person’s percentage of ownership in the following table is based upon 35,662,488 shares of common stock outstanding as of September 28, 2007. Unless indicated otherwise, the address for each person named is c/o Berman Center, Inc., 211 East Ontario, Suite 800, Chicago, Illinois 60611.

Name and Address of Beneficial Owner or Identity of Group (1)	Amount and Nature of Beneficial Ownership	Percent of Class
Samuel P. Chapman and Laura A. Berman (2)	5,747,419	16.1%
Carlos Bernal	—	—
Howard Zuker	—	*
Esarbee Investments Limited (3) 1170 Peel Montreal, Quebec Canada H3B4P2	2,007,586	5.6
European Catalyst Fund (4) c/o Ogier Fiduciary Services (Cayman) Limited P.O. Box 1234GT Queensgate House South Church Street, George Town Grand Cayman, Cayman Islands	4,388,572	12.3
Absolute Return Europe Fund (5) c/o Ogier Fiduciary Services (Cayman) Limited P.O. Box 1234GT Queensgate House South Church Street, George Town Grand Cayman, Cayman Islands	4,388,569	11.0
Peter Ondrousek (6) Camin de Sarria 63 07010 Establiments Palma de Mallorca Spain	4,388,570	11.0
Corporate Advisors Group (7) Landstrasser 104 94940 Vaduz, Liechtenstein Germany	4,388,572	11.0
Todd M. Ficeto (8) 9300 Wilshire Boulevard Penthouse Suite Beverly Hills, CA 90212	8,839,761	22.2
All current directors and officers as a group (4 persons)	5,747,419	16.7%

*	indicates less than 1%.

1.
The persons named in this table have sole voting and investment power with respect to all shares of common stock listed. Beneficial ownership also includes that number of shares, which an individual has the right to acquire (such as through the exercise of warrants and options) within 60 days from September 28, 2007.

2.
Mr. Samuel P. Chapman owns together with his wife Dr. Laura A. Berman, 2,897,906 shares of the Company’s common stock. Berman Center Holdings LLC, which is owned by Mr. Samuel P. Chapman and Dr. Laura A. Berman, owns 2,849,513 shares of the Company’s common stock.

3.	The sole beneficiary of The Charles Rosner Bronfman Family Trust is Stephen R. Bronfman. The Charles Rosner Bronfman Family Trust is the beneficial owner of 100% of Esarbee Investments Limited.

4.	Peter Irblad has voting and investment powers for the shares held by European Catalyst Fund.

5.	Consists of shares issuable upon the exercise of warrants that are currently exercisable. Mr. Homm has voting and investment powers for the shares held by Absolute Return Europe Fund.

6.	Consists of 4,388,570 shares of common stock issuable upon exercise of warrants that are currently exercisable.

7.
Consists of 4,388,572 shares of common stock issuable upon exercise of warrants that are currently exercisable. Raj Nair has voting and investment powers for the shares held by Corporate Advisors Group.

8.
Includes 2,590,971 shares of common stock and 600,000 shares of common stock underlying warrants held in the name of Hunter World Markets, Inc., which is a registered broker-dealer and may be deemed to be an underwriter. Mr. Ficeto is President, Chief Executive Officer, and control person of Hunter World Markets, Inc. and has voting and investment power over the securities. Also includes 2,168,889 shares of common stock issued to Hunter World Markets, Inc. and 3,479,901 shares of common stock issuable upon the full conversion, assuming no interest payments, of convertible promissory notes (the “Notes”) and held by Hunter Fund LTD. The Notes are convertible into shares of our common stock at a conversion rate that is equal to the lesser (based on the principal amount of the loan) of (i) 50% of the market rate on the date of conversion or (ii) $0.25 per share. Mr. Ficeto has voting and investment power over the securities held by Hunter Fund LTD.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

June 2005 Merger

On June 3, 2005, we, known as “LB Center, Inc.” at the time, entered into an Agreement and Plan of Merger with Berman Health and Media, Inc. (“BHM”), a privately held Delaware corporation, pursuant to which the stockholders of BHM acquired approximately 87% of our issued and outstanding common stock through a merger transaction (the “Merger”), with the existing stockholders of LB Center, Inc. continuing to own the remaining 13% of our issued and outstanding common stock after the Merger. LB Center also issued 2,303,999 shares of common stock into escrow for a period of 24 months to cover indemnification obligations, if any, to BHM and its stockholders (the “Escrow Shares”). If a valid claim for indemnification is made against LB Center, all or a portion of the Escrow Shares would be issued on a pro rata basis to those parties who were BHM stockholders of record immediately prior to the Merger. To the extent that the Escrow Shares are not distributed to former holders of BHM stock as a result of indemnification claims made prior to the end of the 24 month period following the Merger, those Escrow Shares will be canceled. The Merger was consummated on June 16, 2005 through the merger of a wholly owned subsidiary of LB Center, Inc. with and into BHM, with BHM being the surviving corporation. As a result of the Merger, BHM became a wholly owned subsidiary LB Center, Inc. Immediately after the Merger, LB Center, Inc. reincorporated from the State of Georgia to the State of Delaware and changed its name to Berman Center, Inc. Berman Center, Inc. and BHM have interlocking executive positions. There were no indemnification claims, and the Escrow Shares have been cancelled as of the date of this filing.

Todd Ficeto and Hunter World Markets, Inc.

LB Center, Inc. was incorporated in October 1989 and ceased active operations after the filing of bankruptcy in December 1997. In December 2004, LB Center, Inc., Todd M. Ficeto and William Whalen (the then-chief executive officer and sole director of LB Center, Inc.) entered into a securities purchase agreement, as amended (the “Purchase Agreement”), pursuant to which Mr. Ficeto purchased 79,500,000 shares of common stock from LB Center for $65,000 and became the majority stockholder of LB Center, Inc. In addition, Mr. Whalen received $10,000 and 1,000,000 shares of common stock. In December 2004, and in conjunction with the Purchase Agreement, LB Center and Mr. Ficeto entered into a convertible note (the “Convertible Note”) pursuant to which LB Center borrowed $80,000 from Mr. Ficeto. The Convertible Note was convertible into 2,795,210 shares of common stock at any time after LB Center effected a 500 for 1 reverse stock split. In December 2004, Mr. Ficeto became the chief executive officer and sole director of LB Center and LB Center, after obtaining shareholder approval, effected a 500 for 1 reverse stock split. In March 2005, Mr. Ficeto converted the Convertible Note into 2,795,210 shares of common stock.

Hunter World Markets, Inc. (“HWM”) served as the placement agent in connection with BHM’s closing of a private placement of $3,100,000 on June 16, 2005. The President of HWM is Todd M. Ficeto and is the former chief executive officer, sole director and majority stockholder of LB Center, Inc. prior to the Merger. As consideration for HWM’s services, we have paid HWM a $372,000 commission and three-year warrants exercisable into 906,971 shares of our common stock. In addition, HWM was one of three lenders that provided bridge financing to BHM in connection with the private placement and merger in June 2005. The bridge loan was in an aggregate amount of $400,000, and HWM provided $250,000 of that amount. HWM received a 10% flat interest fee in connection with the loan and warrants to purchase 250,000 shares of BHM, which we assumed and was converted into warrants to purchase 384,000 shares of our common stock pursuant to the merger. In connection with the same bridge loan, Loman International SA provided $100,000 of the bridge loan and IKZA Holding Corp. provided $50,000 of the bridge loan. Loman International SA and IKZA Holding Corp. received a 10% flat interest fee in connection with the loan and warrants to purchase 100,000 and 50,000 shares of common stock, respectively, of BHM. We assumed the warrants and they were converted into warrants to purchase 153,600 and 76,800 shares of our common stock, respectively, pursuant to the merger.

On October 6, 2006, we executed a Secured Convertible Promissory Note (the “Promissory Note”) in favor of Hunter Fund LTD. (“Hunter Fund”), pursuant to which Hunter agreed to lend the principal amount of $200,000 to us. The terms of the Promissory Note provide that, among other things: (i) the Promissory Note shall be secured by all of our assets and the assets of our wholly-owned subsidiary Berman Health & Media, Inc., (ii) the term of the Promissory Note shall be one (1) year with an interest rate per annum of fifteen percent (15%), (iii) the conversion rate for the Promissory Note shall be the lesser of 50% of the market rate as quoted on the electronic quotation system or $0.25 per share, and (iv) Hunter Fund shall have demand and piggyback registration rights for the shares of our common stock that are issuable upon conversion of the Promissory Note. In connection with and as a condition to the Promissory Note, we engaged an affiliate (the “Affiliate”) of Hunter Fund, for a period of twenty-four (24) months from the date of the Promissory Note to act as our exclusive placement agent for potential financing transactions, the type and dollar amount being as mutually agreed to by the parties. As compensation for execution of the agreement, we agreed to issue to the Affiliate and its designee an aggregate of 800,000 shares of our common stock. In addition, the Affiliate will receive compensation as mutually agreed by the parties at the time of any offering during the twenty-four month term, if any, depending on the offering type and size.

On March 7, 2007, we executed a Secured Convertible Promissory Note (the “Second Promissory Note”) in favor of Hunter Fund LTD. (“Hunter Fund”), pursuant to which Hunter Fund agreed to lend the principal amount of $225,000 to the Company. The terms of the Promissory Note provide that, among other things: (i) the Second Promissory Note is to be secured by all of the assets of the Company and its wholly-owned subsidiary Berman Health & Media, Inc., (ii) the Second Promissory Note is due October 5, 2007 with an interest rate per annum of fifteen percent (15%), (iii) the conversion rate for the Second Promissory Note will be the lesser of 50% of the market rate as quoted on the electronic quotation system or $0.25 per share, and (iv) Hunter Fund will have demand and piggyback registration rights for the shares of the Company’s common stock that are issuable upon conversion of the Second Promissory Note. We also issued 800,000 shares of common stock to Hunter World Markets as placement agent in the financing. On May 24, 2007, the Second Promissory Note was amended increasing the amount of the Second Promissory Note by $60,000 and issuing an additional 213,333 shares of common stock to Hunter World Markets. On July 9, 2007, we amended the Secondary Promissory Note, increasing the amount of the Second Promissory Note by $25,000 and issuing an additional 88,889 shares of common stock to Hunter World Markets. On August 16, 2007, we amended the Secondary Promissory Note, increasing the amount of the Second Promissory Note by $300,000 and issuing an additional 1,066,667 shares of common stock to Hunter World Markets. We agreed to register the shares issued or issuable under the July 9, 2007 and August 16, 2007 amendments to the Second Promissory Note within ten days from the closing date of the August 16, 2007 amendment, or we would incur a penalty equivalent to an additional 0.0333% of the shares issued or issuable under the July 9 and August 16, 2007 amendments to be registered for each business day that we failed to file this registration. We are currently subject to a penalty.

Also Dr. Berman entered into an Assignment and Acknowledgement Agreement, dated March 7, 2007, in connection with the Second Promissory Note. See description below.

Dr. Berman

On June 16, 2005, our company and Dr. Laura Berman entered into a three-year employment agreement. Pursuant to such agreement, Dr. Berman will receive an annual salary of $200,000, provided that under certain circumstances our Board of Directors may increase her salary. Under the agreement, Dr. Berman will contribute and assign to our company all income, revenue and other compensation received by Dr. Berman in connection with activities, services and products related to our business operations during her employment, including, without limitation, all revenue from media sources, talent agreements with television production companies or other media sources and authorship royalties. The contribution of income and revenues, however, does not include income, revenue and other compensation derived by Dr. Berman from honorarium fees and speaking engagements. We will pay for Dr. Berman’s expenses for her business, travel, entertainment and all other costs reasonably necessary and appropriate for Dr. Berman to render services under the agreement. If Dr. Berman enters into agreements with third parties for services and/or products covered by the employment agreement, all revenue receivable by Dr. Berman is automatically assigned to us. With proper notice, we may terminate the employment agreement with or without cause, and Dr. Berman may terminate it with or without good reason, which is defined as our reduction of Dr. Berman’s salary or other compensation or our reduction of her title or responsibilities (and any of which is not cured within 30 days). In the event that Dr. Berman terminates the employment agreement for good reason or we terminate it without cause, all rights to her activities, services and products will immediately revert back to Dr. Berman.

We entered into an amendment dated June 23, 2006 to Dr. Berman’s employment agreement of its President pursuant to which, among other things, (i) the term was extended from three years to four years; (ii) Dr. Berman’s salary can be decreased but only if our Board of Directors determines that a decrease is necessary for the survival of our company and such decrease is reasonable; (iii) in the event of Dr. Berman’s termination, with or without cause or good reason, as defined in the employment agreement, all rights to the services rendered during the term and products created during the term (including all rights and title in such services and products) will be our property, and any such rights after the term will be the property of Dr. Berman; and (iv) in the event Dr. Berman’s employment is terminated without cause or for good reason, all revenues generated as a result of Dr. Berman’s services rendered and products created during the term will be our property, and such revenues after the term will be the property of Dr. Berman.

On August 14, 2006, Dr. Berman agreed to forego payment of her salary for an indefinite period of time. In addition, Samuel Chapman, Chief Executive Officer of the Company, who does not currently have an employment agreement with us, agreed to forego his salary for an indefinite period of time. On January 23, 2007, the Board of Directors voted to reinstate the salaries of Dr. Berman and Mr. Chapman may be reinstituted upon action, effective immediately.

On February 15, 2007, Samuel Chapman, the Chief Executive Officer and Chairman of the Board of Directors of Berman Center, Inc., resigned from his position as Chief Executive Officer effective as of March 1, 2007. Mr. Chapman retained his position as Chairman of the Board of Directors of the Company. Upon the effective date of Mr. Chapman’s resignation, Dr. Laura Berman replaced Mr. Chapman as the Chief Executive Officer of the Company. Dr. Berman also retained her titles as President and a Director.

Dr. Berman entered into literary agent representation agreement dated November 6, 2004 with International Creative Management (ICM) for Dr. Berman’s book, The Passion Prescription, pursuant to which ICM is entitled to a 15% commission of all publishing revenue. On November 25, 2004, Dr. Berman entered into a agreement with a publishing company, Hyperion (an imprint of Buena Vista Books), pursuant to which Dr. Berman shall author The Passion Prescription and Hyperion would pay to Dr. Berman an advance of $250,000 in three equal installments and royalties on sales of the book. The first two installments of the advance were paid to Dr. Berman prior to the execution of her employment agreement with us. The final installment was paid to Dr. Berman after execution of the employment agreement, and, after deduction of ICM’s commission, was assigned to us pursuant to Dr. Berman’s employment agreement.

Also in connection with, and as a condition to the Second Promissory Note, the Company and Dr. Berman entered into an Assignment and Acknowledgement Agreement, dated March 7, 2007 (the “Assignment”), whereby Dr. Berman grants, transfers, and assigns to the Company any net revenues generated (i) agreements that Dr. Berman has entered into in connection with the provision of services under her employment agreement, and (ii) in connection with any products, services, and licenses related to the agreements, created or performed during the term of her employment agreement with the Company. Dr. Berman’s assignment of net revenues to the Company is conditioned upon the Company’s continued payment of her salary, subject to a decrease in the event of bankruptcy. If Dr. Berman’s grant, transfer or assignment terminates during the term of the Note, Dr. Berman and Mr. Samuel Chapman, Chairman of the Board of the Company, will transfer and assign all of the shares of the Company’s common stock owned by them to Hunter Fund.

DESCRIPTION OF SECURITIES

We are authorized to issue 100,000,000 shares of common stock, $0.001 par value per share and 50,000,000 shares of preferred stock, $0.001 par value per share. The following description of our capital stock does not purport to be complete and is governed by and qualified by our certificate of incorporation and bylaws, which are included as exhibits to the registration statement of which this prospectus forms a part, and by the provisions of applicable Delaware law.

Preferred Stock

We have no shares of preferred stock outstanding. The Board of Directors of the Company has the power to issue shares of preferred stock from time to time in one or more series. Pursuant to the Company’s Certificate of Incorporation, the Board of Directors is authorized to fix or alter the designations, powers, preferences and other rights and restrictions of the preferred stock, including, without limitation, the dividend rights, conversion rights and voting rights of the preferred stock. Our Board of Directors can issue preferred stock without any stockholder approval with voting, conversion and other rights that could adversely affect the voting power and other rights of the holders of common stock. The issuance of preferred stock in certain circumstances may have the effect of delaying, deferring or preventing a change in control of the Company, may discourage bids of our common stock at a premium over the market price of the common stock and may adversely affect the market price of our common stock.

Common Stock

As of September 28, 2007, we had 35,662,488 shares of common stock outstanding. The holders of our common stock are entitled to one (1) vote per share on all matters submitted to a vote of our stockholders. In addition, subject to the preferences applicable to any shares of preferred stock outstanding, such holders are entitled to receive ratably such dividends, if any, as may be declared from time to time by our Board of Directors out of funds legally available therefore. In the event of the dissolution, liquidation or winding up of our company, the holders of common stock are entitled to share ratably in all assets remaining after payment of all liabilities of our company and any preferences applicable to any shares of preferred stock outstanding. The holders of common stock do not have any subscription, redemption or conversion rights, nor do they have any preemptive or other rights to acquire or subscribe for additional, unissued or treasury shares.

Pursuant to our bylaws, except for any matters which pursuant to Delaware law require a greater percentage vote for approval, the holders of a majority of the outstanding shares of common stock, if present in person or by proxy, are sufficient to constitute a quorum for the transaction of business at meetings of our stockholders. Except as to any matters which pursuant to Delaware law require a greater percentage vote for approval, the affirmative vote of the holders of a majority of the shares of common stock present in person or by proxy at any meeting (provided a quorum is present) is sufficient to authorize, affirm or ratify any act or action, including the election of our Board of Directors.

The holders of our common stock do not have cumulative voting rights. Accordingly, the holders of more than half of the outstanding shares of common stock can elect all of the directors to be elected in any election, if they choose to do so. In such event, the holders of the remaining shares of common stock would not be able to elect any directors.

In addition to voting at duly called meetings at which a quorum is present in person or by proxy, Delaware law and our bylaws provide that stockholders may take action without the holding of a meeting by written consent or consents signed by the holders of a majority of the outstanding shares of our capital stock entitled to vote thereon. Prompt notice of the taking of any action without a meeting by less than unanimous consent of the stockholders will be given to those stockholders who do not consent in writing to the action. The purposes of this provision are to facilitate action by stockholders and to reduce the corporate expense associated with special meetings of stockholders.

Warrants

As of September 28, 2007, there were 9,900,114 shares of common stock underlying outstanding warrants.

On the completion of our merger with Berman Health and Media in June 2005, we assumed the following warrants:

•
Berman Health and Media, Inc. issued to certain of the selling security holders three and a half year warrants to purchase 400,000 shares of its common stock at an exercise price of $0.315. We agreed to assume these warrants in connection with the merger. 384,000 of the warrants were exercised in 2006. The remaining warrants are currently exercisable into an aggregate of 230,400 shares of our common stock.

•
Berman Health and Media, Inc. issued to certain of the selling security holders three year warrants exercisable into 2,952,381 shares of its common stock at an exercise price of $1.05 (the “Class A Warrants”). We agreed to assume these warrants in connection with the merger. The Class A Warrants are currently exercisable into 4,534,857 shares of our common stock. The Class A Warrants are redeemable by the Company at a price of $.05 per Class A Warrant in the event (i) there is an effective registration statement covering the shares of common stock underlying the Class A Warrants and (ii) the closing market price of shares of common stock listed on a national securities market equals or exceeds $1.575 for twenty of the thirty consecutive trading days immediately preceding our notice of redemption to the holders of the Class A Warrants.

•
Berman Health and Media, Inc. issued to certain of the selling security holders three year warrants exercisable into 2,952,381 shares of its common stock at an exercise price of $1.575 (the “Class B Warrants”). We agreed to assume these warrants in connection with the merger. The Class B Warrants are currently exercisable into 4,534,857 shares of our common stock. The Class B Warrants are redeemable by the Company at a price of $.05 per Class B Warrant in the event (i) there is an effective registration statement covering the shares of common stock underlying the Class B Warrants and (ii) the closing market price of shares of common stock listed on a national securities market equals or exceeds $2.10 for twenty of the thirty consecutive trading days immediately preceding the our notice of redemption to the holders of the Class B Warrants.

•
Berman Health and Media, Inc. issued three year warrants to Hunter World Markets, Inc. exercisable into 590,476 shares of its common stock. We agreed to assume these warrants in connection with the merger. These warrants were exercised in 2006.

On June 23, 2006, we issued to the Hunter World Markets, Inc. warrants to purchase 600,000 shares of common stock exercisable at $1.00 per share with a term of three years in exchange for services. We also agreed to register the 600,000 shares underlying the warrants in a registration statement that we may file with the Securities and Exchange Commission.

Stock Options

As of September 28, 2007, there were 314,230 shares of common stock underlying outstanding stock options. In May 2004, Berman Center LLC granted options to two of its outside directors, Jan Fawcett and Allan Charles, exercisable into an aggregate of 60,000 units of Berman Center, LLC. These options became exercisable into 204,578 shares of common stock of The Berman Center, Inc. upon the reorganization of Berman Center LLC into The Berman Center, Inc. We agreed to assume the options upon closing of the merger and these options are now exercisable into an aggregate of 314,230 shares of our common stock. The options are fully vested and expire ten years from the date of grant.

Convertible Promissory Notes

On October 6, 2006, we executed a Secured Convertible Promissory Note (the “Promissory Note”) in favor of Hunter Fund LTD. (“Hunter Fund”), pursuant to which Hunter agreed to lend the principal amount of $200,000 to us. The terms of the Promissory Note provide that, among other things: (i) the Promissory Note shall be secured by all of our assets and the assets of our wholly-owned subsidiary Berman Health & Media, Inc., (ii) the term of the Promissory Note shall be one (1) year with an interest rate per annum of fifteen percent (15%), (iii) the conversion rate for the Promissory Note shall be the lesser of 50% of the market rate or $0.25 per share, and (iv) Hunter Fund shall have demand and piggyback registration rights for the shares of our common stock that are issuable upon conversion of the Promissory Note. In connection with and as a condition to the Promissory Note, we engaged an affiliate (the “Affiliate”) of Hunter Fund, for a period of twenty-four (24) months from the date of the Promissory Note to act as our exclusive placement agent for potential financing transactions, the type and dollar amount being as mutually agreed to by the parties. As compensation for execution of the agreement, we agreed to issue to the Affiliate and its designee an aggregate of 800,000 shares of our common stock. In addition, the Affiliate will receive compensation as mutually agreed by the parties at the time of any offering during the twenty-four month term, if any, depending on the offering type and size.

On March 7, 2007, we executed a Secured Convertible Promissory Note (the “Second Promissory Note”) in favor of Hunter Fund LTD. (“Hunter Fund”), pursuant to which Hunter Fund agreed to lend the principal amount of $225,000 to the Company. The terms of the Promissory Note provide that, among other things: (i) the Second Promissory Note is to be secured by all of the assets of the Company and its wholly-owned subsidiary Berman Health & Media, Inc., (ii) the Second Promissory Note is due October 5, 2007 with an interest rate per annum of fifteen percent (15%), (iii) the conversion rate for the Second Promissory Note will be the lesser of 50% of the market rate as quoted on the electronic quotation system or $0.25 per share, and (iv) Hunter Fund will have demand and piggyback registration rights for the shares of the Company’s common stock that are issuable upon conversion of the Second Promissory Note. We also issued 800,000 shares of common stock to Hunter World Markets as placement agent in the financing. On May 24, 2007, the Second Promissory Note was amended increasing the amount of the Second Promissory Note by $60,000 and issuing an additional 213,333 shares of common stock to Hunter World Markets. On July 9, 2007, we amended the Secondary Promissory Note, increasing the amount of the Second Promissory Note by $25,000 and issuing an additional 88,889 shares of common stock to Hunter World Markets. On August 16, 2007, we amended the Secondary Promissory Note, increasing the amount of the Second Promissory Note by $300,000 and issuing an additional 1,066,667 shares of common stock to Hunter World Markets. We agreed to register the shares issued or issuable under the July 9, 2007 and August 16, 2007 amendments to the Second Promissory Note within ten days from the closing date of the August 16, 2007 amendment, or we would incur a penalty equivalent to an additional 0.0333% of the shares issued or issuable under the July 9 and August 16, 2007 amendments to be registered for each business day that we failed to file this registration. We are currently subject to a penalty.

Market Price of Our Common Stock

The price of our common stock will likely fluctuate in the future. The stock market in general has experienced extreme stock price fluctuations in the past few years. In some cases, these fluctuations have been unrelated to the operating performance of the affected companies. Many companies have experienced dramatic volatility in the market prices of their common stock. We believe that a number of factors, both within and outside our control, could cause the price of our common stock to fluctuate, perhaps substantially. Factors such as the following could have a significant adverse impact on the market price of our common stock:

•	Our history of losses;

•	Our dependence upon Dr. Laura Berman;

•	Our cessation of medical services and shift to talk therapy;

•	Resignation of numerous directors;

•	Our obligations under our $810,000 secured promissory notes that are due in October 2007;

•	The market for female sexual health products and services which is at an early stage;

•	Our ability to recruit and retain qualified personnel;

•	Our exposure to product liability claims;

•	The limited experience of our officers, directors and employees in marketing, licensing and selling our products and services;

•	The uncertainty of an established public trading market for our securities; and

•
The other factors referenced in this prospectus, including, without limitation, under the sections entitled “Risk Factors,” “Management's Discussion and Analysis of Financial Condition and Results of Operations,” and “Business.”

 Delaware Anti-Takeover Law and Charter and Bylaw Provisions

We are subject to Section 203 of the Delaware General Corporation Law. This provision generally prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years following the date the stockholder became an interested stockholder, unless:

•	prior to such date, the Board of Directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned by persons who are directors and also officers and by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
on or subsequent to such date, the business combination is approved by the Board of Directors and authorized at an annual meeting or special meeting of stockholders and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines a business combination to include:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•
any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

 In general, Section 203 defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of a corporation, or an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of a corporation at any time within three years prior to the time of determination of interested stockholder status; and any entity or person affiliated with or controlling or controlled by such entity or person.

Our certificate of incorporation and bylaws contain provisions that could have the effect of discouraging potential acquisition proposals or making a tender offer or delaying or preventing a change in control of our company, including changes a stockholder might consider favorable. In particular, our certificate of incorporation and bylaws, as applicable, among other things, will:

•	provide our board of directors with the ability to alter our bylaws without stockholder approval;

•	provide for an advance notice procedure with regard to the nomination of candidates for election as directors and with regard to business to be brought before a meeting of stockholders;

•	provide that vacancies on our board of directors may be filled by a majority of directors in office, although less than a quorum.

Such provisions may have the effect of discouraging a third-party from acquiring us, even if doing so would be beneficial to our stockholders. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by them, and to discourage some types of transactions that may involve an actual or threatened change in control of our company. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage some tactics that may be used in proxy fights. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure our company outweigh the disadvantages of discouraging such proposals because, among other things, negotiation of such proposals could result in an improvement of their terms. However, these provisions could have the effect of discouraging others from making tender offers for our shares that could result from actual or rumored takeover attempts. These provisions also may have the effect of preventing changes in our management.

Transfer Agent and Registrar

The transfer agent for our common stock is American Stock Transfer and Trust Company.

SHARES ELIGIBLE FOR FUTURE SALE

As of September 28, 2007, we had 35,662,488 shares of common stock.

Lock-Up Arrangements

Our shares of common stock that are owned by those former stockholders of Berman Health and Media, Inc. who acquired their shares prior to the closing of Berman Health and Media, Inc.’s private placement have agreed that they will not sell any shares of our common stock, or securities convertible into shares of our common stock, without the prior written consent of Hunter World Markets, Inc. until June 23, 2008. Hunter World Markets, Inc. may release such stockholders from these lock-up arrangements at any time without notice.

Rule 144

All of the shares registered in this offering will be freely tradable without restriction or further registration under the Securities Act of 1933, as amended (the “Securities Act”). If shares are purchased by our “affiliates” as that term is defined in Rule 144 under the Securities Act, their sales of shares would be governed by the limitations and restrictions that are described below.

In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned shares of our common stock for at least one year, including any person who may be deemed to be an “affiliate” (as the term “affiliate” is defined under the Securities Act), would be entitled to sell, within any three-month period, a number of shares that does not exceed the greater of:

•	1% of the number of shares of common stock then outstanding, which as of September 28, 2007 would equal approximately 356,625 shares; or

•	the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to such sale.

Sales under Rule 144 are also governed by other requirements regarding the manner of sale, notice filing and the availability of current public information about us. The selling security holders will not be governed by the foregoing restrictions when selling their shares pursuant to this prospectus.

Rule 144(k)

Under Rule 144(k), a person who is not deemed to have been one of our affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, including the holding period of any prior owner other than an affiliate, is entitled to sell such shares without complying with the manner of sale, notice filing, volume limitation or notice provisions of Rule 144.

We cannot predict the effect, if any, that market sales of common stock or the availability of the securities offered in this prospectus will have on the market price of the shares from time to time. Nevertheless, the possibility that substantial amounts of common stock may be sold in the public market could adversely affect market prices for the common stock and could harm our ability to raise capital through the sale of our equity and debt securities.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Under Section 145 of the General Corporation Law of the State of Delaware, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Our certificate of incorporation provides that, pursuant to Delaware law, our directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to us and our stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Our bylaws provide for the indemnification of our directors to the fullest extent permitted by the Delaware General Corporation Law. Our bylaws further provide that our Board of Directors has sole discretion to indemnify our officers and other employees. We may limit the extent of such indemnification by individual contracts with our directors and executive officers, but have not done so. We are required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or executive officer in connection with that proceeding on receipt of an undertaking by or on behalf of that director or executive officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under our bylaws or otherwise. We are not, however, required to advance any expenses in connection with any proceeding if a determination is reasonably and promptly made by our Board of Directors by a majority vote of a quorum of disinterested Board members that (a) the party seeking an advance acted in bad faith or deliberately breached his or her duty to us or our stockholders and (b) as a result of such actions by the party seeking an advance, it is more likely than not that it will ultimately be determined that such party is not entitled to indemnification pursuant to the applicable sections of our bylaws.

We have been advised that in the opinion of the Securities and Exchange Commission, insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

LEGAL MATTERS

Kirkpatrick & Lockhart Preston Gates Ellis LLP will render an opinion with respect to the validity of the securities being offered by this prospectus.

EXPERTS

The financial statements of Berman Center, Inc. appearing in this prospectus and registration statement have been audited by Singer Lewak Greenbaum & Goldstein LLP for the year ended 2005 and by AJ. Robbins, PC, certified public accountants, for the year ended 2006 to the extent and for the periods indicated in their report appearing elsewhere herein, and are included in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

ADDITIONAL INFORMATION

We filed with the Securities and Exchange Commission a registration statement on Form SB-2 under the Securities Act of 1933, as amended, for the shares of common stock in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedules that were filed with the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits and schedules that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549, and copies of all or any part of the registration statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains a web site that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the site is www.sec.gov.

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and in accordance with the Exchange Act, we file annual, quarterly and special reports, and other information with the Securities and Exchange Commission. These periodic reports, and other information are available for inspection and copying at the regional offices, public reference facilities and website of the Securities and Exchange Commission referred to above.

BERMAN CENTER, INC.

F–1

BERMAN CENTER, INC.
CONSOLIDATED BALANCE SHEET
June 30, 2007
(Unaudited)

Assets
(Substantially Pledged)
Current Assets:
Cash	$45,450
Accounts Receivable	6,636
Inventory	4,452
Other Receivables, Related Party	7,056
Total Current Assets	63,594

Property and Equipment - Net	281,199
Other Assets - Deposits	123,938

Total Assets	$468,731

Liabilities and Stockholders' Equity (Deficit)
Current Liabilities:
Accounts Payable	$120,365
Deferred Revenue	110,150
Accrued Expenses	563,444
Convertible Notes Payable	485,000
Capital Leases - Current	5,463
Total Current Liabilities	$1,284,422

Long-Term Liabilities:
Capital Leases - Non-Current	2,651
Deferred Rent	167,563
Total Long-Term Liabilities	170,214

Total Liabilities	$1,454,636

Commitments and Contingencies
Stockholders' Equity (Deficit):
Preferred Stock, $0.001 par value, 50,000,000 shares authorized 0 shares outstanding	0
Common Stock, $0.001 par value, 100,000,000 shares authorized 34,506,932 shares outstanding	34,507
Additional paid-in Capital	5,836,958
Accumulated (Deficit)	(6,857,370)
Total Stockholders' Equity (Deficit)	(985,905)

Total Liabilities and Stockholders' Equity (Deficit)	$468,731

The accompanying notes are an integral part of these financial statements.

F–2

BERMAN CENTER, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
For the Three Months and Six Months Ended June 30, 2007 and 2006 (Unaudited)

	For The Three Months Ended June 30, 2007 (Unaudited)	For The Three Months Ended June 30, 2006 (Unaudited)	For The Six Months Ended June 30, 2007 (Unaudited)	For The Six Months Ended June 30, 2006 (Unaudited)
Revenue - Clinics	$20,276	$110,999	$47,782	$228,609
- Seminars and Conferences	-	193,375	-	193,375
- Research, Studies and Trials	-	-	-	177,500
- Publishing	-	428	252	172,402
- Television	-	116,687	-	236,073
- Royalty	22,466	20,668	47,035	53,571
- Other	15,166	31,000	15,166	43,000
Total Revenue	57,908	473,157	110,235	1,104,530

Cost of Services:
Clinics	51,446	155,893	113,077	309,725
Seminars and Conferences	-	425,690	-	425,690
Research, Studies and Trials	-	-	-	69,320

Total Cost of Services	51,446	581,583	113,077	804,735

Gross Profit (Loss)	6,462	(108,426)	(2,842)	299,795

Selling, General & Administrative Expenses	476,809	474,169	802,882	941,966

(Loss) from Operations	(470,347)	(582,595)	(805,724)	(642,171)

Interest Expense	13,008	685	38,988	983

Net (Loss)	$(483,355)	$(583,280)	$(844,712)	$(643,154)

Basic and Diluted (Loss) Per Share	$(0.01)	$(0.02)	$(0.02)	$(0.02)

Weighted-Average Shares Outstanding	34,380,338	31,501,933	34,045,495	31,452,555

The accompanying notes are an integral part of these financial statements.

F–3

BERMAN CENTER, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
For the Six Months Ended June 30, 2007 and 2006 (Unaudited)

	For The Six Months Ended June 30, 2007 (Unaudited)	For The Six Months Ended June 30, 2006 (Unaudited)
Cash flows from (to) Operating Activities:
Net (Loss)	$(844,712)	$(643,154)
Adjustments to Reconcile Net (Loss) to Net Cash (Used in) Operating Activities:

Depreciation and Amortization	54,587	78,649
Placement Fees	141,867	-
(Increase) Decrease in
Accounts Receivable	10,519	5,041
Deposits	41,313	56,313
Other Receivables, Related Party	5,629	-
Prepaid Expenses and Other Current Assets	-	(25,418)
Inventory	5,036	(4,828)
Increase (Decrease) in
Accounts Payable and Accrued Expenses	58,451	175,430
Deferred Revenue	110,000	(178,283)
Deferred Rent	3,030	16,152

Net Cash (Used in) Operating Activities	(414,280)	(520,098)

Cash Flows from (to) Financing Activities:
Proceeds from Issuance of Convertible Note Payable	285,000	-
Proceeds from Issuance of Common Stock	-	388,750
Payments on Capital Leases	(4,877)	(6,849)
Net Cash Provided by Financing Activities	280,123	381,901
Net (Decrease) in Cash and Cash Equivalents	(134,157)	(138,197)

Cash and Cash Equivalents, Beginning of Period	179,607	753,087
Cash and Cash Equivalents, End of Period	$45,450	$614,890
Cash paid for interest expense	$-	$-

F–4

Supplemental schedule of non-cash investing and financing activities

On March 7, 2007, the company issued 800,000 shares to Hunter World Markets as the placement agent. The shares are valued at $112,000.

On May 25, 2007, the company issued 213,333 shares to Hunter World Markets as the placement agent. The shares are valued at $29,866.

The accompanying notes are an integral part of these financial statements.

F–5

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION AND LINE OF BUSINESS

Berman Center, Inc. and subsidiaries (the “Company”), headquartered in Chicago, Illinois, is a health center for women focused on female sexual health. The Company operates through its wholly owned subsidiary, Berman Health and Media, Inc. (“BHM”). Dr. Laura Berman, the Company’s President, is a researcher in the field of women's sexual health. Dr. Berman, who is not a physician, earned her Master's in Clinical Social Work and Doctorate in Health Education and Therapy (specializing in human sexuality) at New York University. Berman Center is attempting to leverage Dr. Berman’s credentials by creating a portfolio of branded related products and services that are marketed through a diversified media platform.

Effective July 27, 2006, the medical services portion of the clinic’s business was discontinued and the focus shifted to talk therapy and individual and couples therapy retreats. There was a decrease in clinic revenue as a result of this change along with a decrease in clinic costs and expenses. It was management’s intention to shift the emphasis of the clinic’s business to talk therapy and expand these clinic services and to increase clinic revenue by expanding talk therapy services and individual and couples therapy retreats.

NOTE 2 - GOING CONCERN AND MANAGEMENT’S PLANS

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. During the period ended June 30, 2007, the Company incurred a net loss of $844,712 and had a working capital deficit. In addition, the Company had an accumulated deficit of $6,857,370 at June 30, 2007. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

Recovery of the Company’s assets is dependent upon future events, the outcome of which is indeterminable. Management plans to continue to provide for its capital needs during the year ended December 31, 2007 by issuing debt and equity securities and by the continued development of its business. The financial statements do not include any adjustments relating to the recovery and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of Berman Center, Inc. and its wholly-owned subsidiary Berman Health and Media, Inc. In addition, the consolidated financial statements of Berman Center, Inc. include the accounts of LB Center, Inc. All significant inter-company accounts and transactions are eliminated in consolidation.

Development Stage Enterprise

In prior years the Company had been a development stage as defined in Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises." The Company emerged from development stage during 2006 by executing its plan to develop sources of multimedia revenue. Prior to emergence from development stage status, nominal revenues were derived from research studies, publishing or television.

Revenue Recognition

Revenues are recognized when realized or realizable and earned. Patients at the clinic are required to pay on the day of their appointment (at the point of service). Patients are allowed to pay either with cash, check or credit card. Items for bad debt or returned or rejected credit cards are very minimal and are recorded as they occur. If the clinic changed its policy in the future and granted credit to its patients, a review of the current procedures would be necessary and allowances for bad debt write-offs would be warranted.

Costs for these revenues constitute primarily outside lab fees and internal payroll expenses for clinical staff. These costs are recognized as they are incurred.

Revenue related to the hosting of CPE seminars for clinicians is recognized once the seminar has been conducted. Costs for these revenues consist primarily of hotel charges for the rooms and audio visual equipment as well as payments of honorariums to speakers at the seminar. Costs for these revenues are also recognized once the seminar has been conducted.

F–6

Revenue related to the publishing of books is recognized when the book is released by the publisher. Costs for these revenues consist primarily of internal payroll expenses for a staff writer. These costs are recognized as they are incurred.

Revenue related to research and clinic or (clinical) trials is recognized when the work is complete. Because of the nature of the contracts, which generally require the Company to release the results of their studies when complete, release of the results of the clinical research is the indicator that the Company uses to measure delivery and acceptance of the related services. Costs for these revenues constitute primarily research expenses paid to outside contractors. These costs are also recognized as they are incurred.

From time to time, the Company and its executives may be compensated for performing certain media appearances. The Company recognizes this income when it is earned, the services are performed and collection is probable.

Radio and other media revenue represents advertising revenue earned from sponsors who advertise on the Dr. Laura Berman Radio Show, royalties from products licensed by us and publishing of books. Dr. Berman is not paid for hosting her radio show. When such revenue is generated, it is recognized when it is earned, the services are performed and collection is probable.

Television revenue represents revenue earned from appearances Dr. Berman has made on Fox News in the Morning and from the weekly taping and production of the new reality television show ‘Sexual Healing’ which aired on the Showtime cable channel. When such revenue is generated, it is recognized when it is earned, the services are performed and collection is probable.

Cash and Cash Equivalents

For the purpose of the statements of cash flows, the Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

Property and Equipment

Property and equipment are stated at cost. The Company provides for depreciation and amortization using the straight-line method over estimated useful lives of five to seven years. Leasehold improvements are amortized over the lesser of the estimated useful life of the asset or the term of the lease. Expenditures for maintenance and repairs are charged to operations as incurred while renewals and betterments are capitalized. Gains or losses on the sale of property and equipment are reflected in the statements of operations.

Deferred Revenue

The Company records deferred revenue on amounts received in advance from clients and corporate sponsors to support the work of the clinic while it conducts research studies or while Dr. Laura Berman writes a book. The Company also receives amounts in advance from registrants who plan to attend conferences conducted by the clinic.  Additionally, the Company may also receive advances for television, DVD or other production/marketing materials.  The revenue will be recognized when the work is complete and the results of the research are released, the book is published, the DVD series is released, and when the conference has been conducted.

Fair Value of Financial Instruments

The Company’s financial instruments include cash and cash equivalents, receivables and other current assets, accounts payable, accrued expenses and deferred revenue. The book value of all other financial instruments is representative of their fair values.

Stock-Based Compensation

The Company adopted Statements of Financial Accounting Standards (”SFAS”) No. 123 (Revised 2004), Share Based Payment (“SFAS No. 123R”), under the modified-prospective transition method on January 1, 2006.  SFAS No. 123R requires companies to measure and recognize the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value.  Share-based compensation recognized under the modified-prospective transition method of SFAS No. 123R includes share-based compensation based on the grant-date fair value determined in accordance with the original provisions of SFAS No. 123, Accounting for Stock-Based Compensation, for all share-based payments granted prior to and not yet vested as of January 1, 2006 and share-based compensation based on the grant-date fair-value determined in accordance with SFAS No. 123R for all share-based payments granted after January 1, 2006. SFAS No. 123R eliminates the ability to account for the award of these instruments under the intrinsic value method prescribed by Accounting Principles Board (“APB”) Opinion No. 25, Accounting for Stock Issued to Employees, and allowed under the original provisions of SFAS No. 123.

The Company did not record any stock-based compensation expense during the six months ended June 30, 2007 and 2006 as all employee stock options were fully vested prior to the adoption of SFAS 123R.

F–7

Loss Per Share

The Company utilizes SFAS No. 128, "Earnings per Share." Basic loss per share is computed by dividing loss available to common shareholders by the weighted-average number of common shares outstanding. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Due to the net loss, none of the potentially dilutive securities were included in the calculation of diluted earnings per share since their effect would be anti-dilutive.

Advertising and Marketing Costs

The Company expenses costs of advertising and marketing as incurred.  Advertising and marketing expense for the periods ended June 30, 2007 and 2006 were $31,501 and $7,464, respectively.

Income Taxes

Current income tax expense is the amount of income taxes expected to be payable for the current year. A deferred income tax asset or liability is established for the expected future consequences resulting from the differences in the financial reporting and tax bases of assets and liabilities. Deferred income tax expense (benefit) is the change during the year in the deferred income tax asset or liability.

Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be “more likely than not” realized in the future based on the Company’s current and expected operating results.

The significant components of the provision for income taxes at June 30, 2007 and 2006 were $0 and $0, respectively, for the current state provision. There was no state deferred and federal tax provision.

Due to its current net loss position, the Company has provided a valuation allowance in full on its net deferred tax assets in accordance with SFAS 109 and in light of the uncertainty regarding ultimate realization of the net deferred tax assets.

Deferred Rent

The Company has entered into an operating lease agreement for its corporate office which contains a provision for future rent increases. The Company records monthly rent expense equal to the total of the payments due over the lease term, divided by the number of months of the lease term. The difference between rent expense recorded and the amount paid is credited or charged to deferred rent, which is reflected as a separate line item in the accompanying balance sheet.

Estimates

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Concentrations of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist of cash and cash equivalents. The Company places its cash and cash equivalents with high credit, quality financial institutions. At times, such cash and cash equivalents may be in excess of the Federal Deposit Insurance Corporation insurance limit of $100,000. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

Reclassification

Certain amounts in the prior period financial statements have been reclassified for comparative purposes to conform to the presentation in the current period financial statements.

Recently Issued Accounting Pronouncements

In July 2006, the FASB released FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109 (FIN 48).  FIN 48 clarifies the accounting and reporting for uncertainties in income tax law.  This interpretation prescribes a comprehensive model for the financial statement recognition, measurement, presentation and disclosure of uncertain tax positions taken or expected to be taken in income tax returns.  This statement is effective for fiscal years beginning after December 15, 2006.  The Company is currently in the process of evaluating the expected effect of FIN 48 on its results of operations and financial position.

F–8

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (SFAS 157). SFAS 157 establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements.  SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007.  The Company is required to adopt the provision of SFAS 157, as applicable, beginning in fiscal year 2008.  Management does not believe the adoption of SFAS 157 will have a material impact on the Company's financial position or results of operations.

In September 2006, the FASB issued SFAS No. 158, Employers' Accounting for Defined Benefit Pension and Other Postretirement Plan — an amendment of FASB Statement No. 87, 88, 106 and 132(R). SFAS No. 158 requires an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan as an asset or liability in its statement of financial position and recognize changes in the funded status in the year in which the changes occur. SFAS No. 158 is effective for fiscal years ending after December 15, 2006. The Company believes that the adoption of SFAS No. 158 will not have a material impact on the Company's financial position, results of operations or cash flows.

In February of 2007 the FASB issued SFAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115.”  The statement permits entities to choose to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions.  The statement is effective as of the beginning of an entity’s first fiscal year that begins after November 15, 2007.  The Company is analyzing the potential accounting treatment.

In September 2006, the SEC issued SAB No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements ("SAB 108”). SAB 108 requires that registrants quantify errors using both a balance sheet and income statement approach and evaluate whether either approach results in a misstated amount that, when all relevant quantitative and qualitative factors are considered, is material. SAB 108 is not expected to have a material impact on the Company's consolidated financial statements.

NOTE 4 - RELATED PARTY TRANSACTIONS

Other Receivables, Related Party at June 30, 2007 were $7,056.  This amount consists primarily of rent revenue due from Empower Public Relations, LLC (“Empower”) under the Agreement to Sublease, net of amounts expensed for public relations services (see Public Relations Agreement below).  Empower is owned solely by Samuel P. Chapman, Chairman of the Board of Directors and former CEO of Berman Center, Inc., and shares office space with the Company.  Other minor amounts include miscellaneous incidental expenses paid by the Company for Empower during its initial establishment phase.

Agreement to Sublease

On October 1, 2006 the Company entered into a month-to-month sublease agreement with Empower Public Relations, LLC. Rental payments are $7,000 per month and the sublease can terminate at either party’s discretion with advance notice.

The sublease revenue is recorded in selling, general and administrative expenses as a reduction to the rent expense.

Public Relations Agreement

In November 2006 the Company entered into an agreement with Empower Public Relations whereby they will perform public relations services to procure local and national media recognition of Berman Center as well as to generate new business opportunities. Fees of $5,000 are due monthly and the agreement can terminate at any time at the discretion of the Company.

The costs of the public relations agreement with Empower are netted against the sublease revenue on a monthly basis. The remaining $2,000 receivable difference is held in the Other Receivables, Related Party account until paid by Empower.

NOTE 5 - PROPERTY AND EQUIPMENT

Property and equipment at June 30, 2007 consisted of the following:

Equipment	$241,503
Furniture and fixtures	190,587
Leasehold improvements	253,786
685,876

Less accumulated depreciation and amortization	404,677

Total	$281,199

F–9

Depreciation and amortization expense for the six months ended June 30, 2007 and 2006 was $54,587 and $78,649, respectively.

NOTE 6 - CONVERTIBLE NOTES PAYABLE

On October 6, 2006, the Company executed a Secured Convertible Promissory Note (the “Promissory Note”) in favor of Hunter Fund LTD. (“Hunter Fund”), pursuant to which Hunter Fund agreed to lend the principal amount of $200,000 to the Company. The terms of the Promissory Note provide that, among other things: (i) the Promissory Note is to be secured by all of the assets of the Company and its wholly-owned subsidiary Berman Health & Media, Inc., (ii) the term of the Promissory Note is one year with an interest rate per annum of fifteen percent (15%), (iii) the conversion rate for the Promissory Note will be the lesser of 50% of the market rate or $0.25 per share, and (iv) Hunter Fund will have demand and piggyback registration rights for the shares of the Company’s common stock that are issueable upon conversion of the Promissory Note.

In connection with and as a condition to the Promissory Note, the Company engaged an affiliate (the “Affiliate”) of Hunter Fund, for a period of twenty-four (24) months from the date of the Promissory Note to act as its exclusive placement agent for potential financing transactions, the type and dollar amount being as mutually agreed to by the parties. As compensation for execution of the agreement, the Company agreed to issue to the Affiliate and its designee an aggregate of 800,000 shares of the Company’s common stock valued at $112,000. In addition, the Affiliate will receive compensation as mutually agreed by the parties at the time of any offering during the twenty-four month term, if any, depending on the offering type and size. An offering, if any, is expected to be conducted pursuant to Regulation D promulgated by the Securities and Exchange Commission and will be offered and sold only to “Accredited Investors” as that term is defined in Regulation D. The securities offered in an offering, if any, will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

On March 7, 2007, the Company executed a Secured Convertible Promissory Note (the “Second Promissory Note”) in favor of Hunter Fund LTD. (“Hunter Fund”), pursuant to which Hunter Fund agreed to lend the principal amount of $225,000 to the Company. The terms of the Second Promissory Note provide that, among other things: (i) the Second Promissory Note is to be secured by all of the assets of the Company and its wholly-owned subsidiary Berman Health & Media, Inc., (ii) the note is due October 5, 2007 with an interest rate per annum of fifteen percent (15%), (iii) the conversion rate for the Second Promissory Note will be the lesser of 50% of the market rate or $0.25 per share, and (iv) Hunter Fund will have demand and piggyback registration rights for the shares of the Company’s common stock that are issueable upon conversion of the Second Promissory Note.

In connection with the Second Promissory Note, the Company issued to the Affiliate and its designee an aggregate of 800,000 shares of the Company’s common stock valued at $112,000.

On May 25, 2007, the Company executed a Secured Convertible Promissory Note (the “Third Promissory Note”) in favor of Hunter Fund LTD. (“Hunter Fund”), pursuant to which Hunter Fund agreed to lend the principal amount of $60,000 to the Company. The terms of the Third Promissory Note provide that, among other things: (i) the Third Promissory Note is to be secured by all of the assets of the Company and its wholly-owned subsidiary Berman Health & Media, Inc., (ii) the note is due October 5, 2007 with an interest rate per annum of fifteen percent (15%), (iii) the conversion rate for the Third Promissory Note will be the lesser of 50% of the market rate or $0.25 per share, and (iv) Hunter Fund will have demand and piggyback registration rights for the shares of the Company’s common stock that are issueable upon conversion of the Third Promissory Note.

In connection with the Third Promissory Note, the Company issued to the Affiliate and its designee an aggregate of 213,333 shares of the Company’s common stock valued at $29,866.

NOTE 7 - COMMITMENTS AND CONTINGENCIES

Operating and Capital Leases

The Company leases an office in Chicago, Illinois which serves as the main clinic facility as well as the administrative and corporate office. The lease is scheduled to expire in August of 2014. A $250,000 letter of credit was originally required to provide credit support for the lease. The letter of credit was provided by LaSalle Bank. In November 2005, the letter of credit was replaced with a cash deposit. At June 30, 2007 the cash deposit balance held by the landlord was $123,938. Total rent expense incurred for the periods ended June 30, 2007 and 2006 was $97,915, which is net of $42,000 sublease revenue, and $144,300 respectively.

F–10

At June 30, 2007 the Company is obligated under a capital equipment lease for office equipment. The capital lease was calculated using a 4.0% interest rate per annum. The monthly capital lease payment is $533,and terminates December 2008.

Future minimum lease payments under operating and capital leases at June 30, 2007 were as follows:

Year Ending	Operating	Capital
December 31,	Lease	Lease
2007	$124,584	$3,199
2008	$255,448	$6,398
2009	$263,064	$-
2010	$270,946	$-
2011	$279,038	$-
Thereafter	$786,352	$-
Total Minimum Lease Payments	$1,979,432	$9,597

Less Amounts Representing Interest		$1,483
		$8,114

Less Current Portion		$5,463

Long-Term Portion		$2,651

Employment Agreements

On June 16, 2005, the Company and Dr. Laura Berman entered into a three-year employment agreement. Pursuant to such agreement, Dr. Berman will receive an annual salary of $200,000, provided that under certain circumstances the Board of Directors may increase her salary. In May 2006 the employment agreement with Dr. Laura Berman was amended and had been extended to a four-year agreement. In addition, Dr. Berman has also agreed to contribute to the Company all income, revenue and other compensation received by Dr. Berman in connection with activities related to the business operations of the Company during her employment, including, without limitation, all revenue from media sources, talent agreements with television production companies or other media sources and authorship royalties. These items are the sole property of the Company and may not be removed from the Company without approval of at least a majority in interest of the Company’s stockholders and adequate compensation to the Company. The contribution of income and revenues described above, however, does not include income, revenue and other compensation derived by Dr. Berman from honorarium fees and speaking engagements.

In the event that Dr. Berman performs services and earns compensation that would fall under this agreement, such amounts would be recorded when the contribution is considered due to the Company and the services have been completed by Dr. Berman. Contributions will be recorded as revenue or expense as appropriate.

On August 14, 2006, Dr. Berman agreed to forego payment of her salary for an indefinite period of time. In addition, Samuel Chapman, Chief Executive Officer of the Company, who does not currently have an employment agreement with the Company, agreed to forego his salary for an indefinite period of time. On January 23, 2007, the Board of Directors voted to reinstate the salaries of Dr. Berman and Mr. Chapman, effective immediately.

On February 15, 2007, Samuel Chapman, the Chief Executive Officer and Chairman of the Board of Directors of Berman Center, Inc., resigned from his position as Chief Executive Officer effective as of March 1, 2007. Mr. Chapman retained his position as Chairman of the Board of Directors of the Company. Upon the effective date of Mr. Chapman’s resignation, Dr. Laura Berman replaced Mr. Chapman as the Chief Executive Officer of the Company. Dr. Berman also retained her titles as President and a Director.

NOTE 8 - STOCKHOLDERS' EQUITY

Common Stock

On May 25, 2007, the company completed the following transaction:

•	Issued 213,333 shares to a placement agent valued at $29,866.

F–11

On March 7, 2007, the company completed the following transaction:

•	Issued 800,000 shares to a placement agent valued at $112,000.

During the six months ended June 30, 2006, the Company completed the following transactions:

•
Issued 1,290,971 shares to third party investors for a cash total of $388,750. The shares issued were in relation to the exercise of 384,000 bridge warrants and 906,971 placement agent warrants previously issued as described below. In connection with the issuance, the Company also issued 600,000 warrants to the placement agent.

The exercise price of the newly issued 600,000 placement agent warrants is $1.00 per warrant and will have a three year term. The fair value of each warrant has been calculated with the following assumptions at the grant date; dividend yield of 0%, expected volatility of 50%, risk free interest rate of 5.23% and an expected life of 3 years and was determined to not be material.

NOTE 9 - SUBSEQUENT EVENTS

On July 9, 2007, the Company executed a Secured Convertible Promissory Note (the “Fourth Promissory Note”) in favor of Hunter Fund LTD. (“Hunter Fund”), pursuant to which Hunter Fund agreed to lend the principal amount of $25,000 to the Company. The terms of the Fourth Promissory Note provide that, among other things: (i) the Fourth Promissory Note is to be secured by all of the assets of the Company and its wholly-owned subsidiary Berman Health & Media, Inc., (ii) the note is due October 5, 2007 with an interest rate per annum of fifteen percent (15%), (iii) the conversion rate for the Fourth Promissory Note will be the lesser of 50% of the market rate or $0.25 per share, and (iv) Hunter Fund will have demand and piggyback registration rights for the shares of the Company’s common stock that are issueable upon conversion of the Fourth Promissory Note.

On August 16, 2007, the Company executed a Secured Convertible Promissory Note (the “Fifth Promissory Note”) in favor of Hunter Fund LTD. (“Hunter Fund”), pursuant to which Hunter Fund agreed to lend the principal amount of $300,000 to the Company. The terms of the Fifth Promissory Note provide that, among other things: (i) the Fifth Promissory Note is to be secured by all of the assets of the Company and its wholly-owned subsidiary Berman Health & Media, Inc., (ii) the note is due October 5, 2007 with an interest rate per annum of fifteen percent (15%), (iii) the conversion rate for the Fourth Promissory Note will be the lesser of 50% of the market rate or $0.25 per share, (iv) Hunter Fund will have demand and piggyback registration rights for the shares of the Company’s common stock that are issueable upon conversion of the Fifth Promissory Note, and (v) Hunter Fund is entitled to penalty shares if the Company does not file a registration statement, within 10 days of the execution date of the Fifth Promissory Note, covering the securities issued in the Fourth Promissory Note and the Fifth Promissory Note.

F–12

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To The Board of Directors
Berman Center, Inc.
Chicago, Illinois

We have audited the accompanying consolidated balance sheet of Berman Center, Inc. and Subsidiaries as of December 31, 2006, and the related consolidated statement of operations, stockholders’ equity (deficit) and cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Berman Center, Inc. and Subsidiaries as of December 31, 2006, and the consolidated results of their operations and consolidated cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has experienced recurring losses and negative cash flows from operations and has a working capital and capital deficit at December 31, 2006, that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regards to these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

AJ. Robbins, P.C.
Certified Public accountants
Denver, Colorado
March 1, 2007 except for Note 11 for which the date is March 7, 2007

F–13

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders
Berman Center, Inc. (f/k/a LB Center, Inc.)

We have audited the consolidated statements of operations, stockholders equity and cash flows of Berman Center, Inc. (f/k/a LB Center, Inc.) for the year ended December 31, 2005. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provided a reasonable basis for our opinion.

In our opinion, the consolidated financial statements of Berman Center Inc. (f/k/a LB Center Inc.) referred to above present fairly, in all material respects, the results of its operations and its cash flows for the year ended December 31, 2005, in conformity with accounting principles generally accepted in the United States of America.

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California
February 10, 2006

F–14

BERMAN CENTER, INC.
CONSOLIDATED BALANCE SHEET
As of December 31, 2006

Assets
(Substantially Pledged)

Current Assets:
Cash and Cash Equivalents	$179,607
Accounts Receivable	17,945
Deposits	165,250
Inventory	8,698
Other Receivables, Related Party	12,685
Total Current Assets	384,185

Property and Equipment, Net	335,786

Total Assets	$719,971

Liabilities and Stockholders' Equity (Deficit)
Current Liabilities:
Accounts Payable	$103,588
Deferred Revenue	150
Accrued Expenses	521,770
Deferred Rent	164,533
Convertible Note Payable	200,000
Capital Leases - Current	7,635
Total Current Liabilities	997,676

Long-Term Liabilities:
Capital Leases - Non-Current	5,355
Total Long-Term Liabilities	5,355

Total Liabilities	1,003,031

Commitments and Contingencies

Stockholders' Equity (Deficit):
Preferred Stock, $0.001par value, 50,000,000 shares authorized, none outstanding	-
Common Stock, $0.001 par value, 100,000,000 shares authorized, 33,493,599 shares outstanding	33,493
Additional Paid-in Capital	5,696,105
Accumulated (Deficit)	(6,012,658)
Total Stockholders' Equity (Deficit)	(283,060)

Total Liabilities and Stockholders' Equity (Deficit)	$719,971

The accompanying notes are an integral part of these financial statements.

F–15

BERMAN CENTER, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	For The Year Ended December 31, 2006	For The Year Ended December 31, 2005
Revenue - Clinics	$293,543	$527,590
- Seminars and Conferences	348,084	187,975
- Research, Studies and Trials	177,500	-
- Radio Advertising	-	50,000
- Publishing	172,857	-
- Television	263,251	-
- Royalty	117,334	30,020
- Other	-	12,558
Total Revenue	1,372,569	808,143

Cost of Services:
Clinics	408,929	625,165
Seminars and Conferences	564,604	170,010
Research, Studies and Trials	70,320	1,725

Total Cost of Services	1,043,853	796,900

Gross Profit	328,716	11,243

Selling, General & Administrative Expenses	1,651,013	2,392,518

(Loss) from Operations	(1,322,297)	(2,381,275)

Other Income (Expense)
Other Income	85,633	-
(Loss) on Disposal of Assets	(102,496)	-
Interest (Expense)	(8,085)	(40,493)

Total Other Income (Expense)	(24,948)	(40,493)

Net (Loss)	$(1,347,245)	$(2,421,768)

Basic and Diluted (Loss) Per Share	$(0.04)	$(0.09)

Weighted-Average Shares Outstanding	32,266,670	25,704,401

The accompanying notes are an integral part of these financial statements.

F–16

BERMAN CENTER, INC.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)
For the Years ended December 31, 2006 and December 31, 2005

			Additional
	Common Stock		Paid-In	Deferred	Accumulated
	Shares	Amount	Capital	Compensation	(Deficit)	Total
Balance,
December 31, 2004	17,579,826	$17,580	$2,832,032	$(95,131)	$(2,243,645)	$510,836

Deferred compensation - shares issued for services rendered	497,531	498	(629)	95,131		95,000

Issuance of Shares for Cash	10,722,859	10,723	3,326,019			3,336,742

Issuance of Shares Upon Reverse Merger	2,995,199	2,994	(501,948)			(498,954)

Offering Costs in Connection with Issuance of Common Shares			(458,421)			(458,421)

Deferred Compensation - share rescission	(392,787)	(393)	393			-

Net (loss)					(2,421,768)	(2,421,768)

Balance,
December 31, 2005	31,402,628	31,402	5,197,446	-	(4,665,413)	563,435

Issuance of Shares for Exercise of Warrants	1,290,971	1,291	387,459			388,750

Issuance of Shares to Placement Agent	800,000	800	111,200			112,000

Net (loss)					(1,347,245)	(1,347,245)

Balance,
December 31, 2006	33,493,599	$33,493	$5,696,105	$-	$(6,012,658)	$(283,060)

The accompanying notes are an integral part of these financial statements.

F–17

BERMAN CENTER, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year	For the Year
	Ended	Ended
	December 31, 2006	December 31, 2005
Cash flows from (to) Operating Activities:
Net (Loss)	$(1,347,245)	$(2,421,768)

Adjustments to Reconcile Net (Loss) to Net Cash (Used in) Operating Activities:

Loss on Disposal of Equipment	102,496	-
Depreciation and Amortization	146,758	156,609
Issuance of Shares to Placement Agent	112,000	-
Issuance of Shares for Compensation	-	95,000
Changes in operating assets and liabilities:
Accounts Receivable	(7,484)	(7,361)
Related Party Receivable	(12,685)	-
Deposits	56,313	(221,563)
Prepaid Expenses and Other Current Assets	73,552	(61,050)
Inventory	(1,972)	921
Accounts Payable	(71,334)	40,888
Accrued Expenses	(20,857)	17,532
Deferred Revenue	(204,258)	67,450
Deferred Rent	21,594	76,007

Net Cash (Used in) Operating Activities	(1,153,122)	(2,257,335)

Cash Flows from (to) Investing Activities:
Purchase of Fixed Assets	-	(91,699)
Proceeds from Sale of Asset	5,500	-
Net Cash Provided by (Used in) Investing Activities	5,500	(91,699)

Cash Flows from (to) Financing Activities:
Proceeds from Issuance of Common Stock	-	3,336,742
Payment of Offering Costs	-	(458,421)
Proceeds from Exercise of Warrants	388,750	-
Proceeds from Issuance of Convertible Note Payable	200,000	-
Payments on Capital Leases	(14,608)	(18,635)
Net Cash Provided by Financing Activities	574,142	2,859,686

Net Increase (Decrease) in Cash and Cash Equivalents	(573,480)	510,652

Cash and Cash Equivalents, Beginning of Period	753,087	242,435

Cash and Cash Equivalents, End of Period	$179,607	$753,087

F–18

Supplemental schedule of non-cash investing and financing activities

During the year ended December 31, 2004, the company issued 628,458 shares as compensation to some members of the Board of Directors, valued at $120,000. The shares were issued as compensation for services performed. During the years ended December 31, 2006, and December 31, 2005, $0 and $95,000 was amortized to compensation expense, respectively.

On October 6, 2006, the company issued 800,000 shares to Hunter World Markets, a placement agent, in connection with entering into a Secured Convertible Promissory Note with Hunter Fund, Ltd. The shares are valued at $112,000.

The accompanying notes are an integral part of these financial statements.

F–19

NOTE 1 - ORGANIZATION AND LINE OF BUSINESS

Berman Center, Inc. and subsidiaries (the “Company”), headquartered in Chicago, Illinois, is a health center for women focused on female sexual health. The Company operates through its wholly owned subsidiary, Berman Health and Media, Inc. (“BHM”). Dr. Laura Berman, the Company’s President, is a researcher in the field of women's sexual health. Dr. Berman, who is not a physician, earned her Master's in Clinical Social Work and Doctorate in Health Education and Therapy (specializing in human sexuality) at New York University. Berman Center is attempting to leverage Dr. Berman’s credentials by creating a portfolio of branded related products and services that are marketed through a diversified media platform.

Effective July 27, 2006, the medical services portion of the clinic’s business was discontinued and the focus shifted to talk therapy and individual and couples therapy retreats. There was a decrease in clinic revenue as a result of this change along with a decrease in clinic costs and expenses. It was management’s intention to shift the emphasis of the clinic’s business to talk therapy and expand these clinic services and to increase clinic revenue by expanding talk therapy services and individual and couples therapy retreats.

NOTE 2 - THE MERGER

On June 16, 2005, LBC MergerSub, Inc., a Nevada corporation and wholly owned subsidiary of the Company, merged with and into BHM pursuant to an Agreement and Plan of Merger dated as of June 3, 2005 with LB Center, Inc. and LBC MergerSub, Inc.. Pursuant to the merger (the “Merger”), BHM became a wholly owned subsidiary of the Company and the issued and outstanding shares of common stock of BHM were converted into an aggregate of 19,730,504 shares of common stock of the Company. After the Merger, the former BHM stockholders owned approximately 87% of the Company’s issued and outstanding Common Stock, with the Company’s existing stockholders continuing to own the remaining 13% of the Company’s issued and outstanding common stock after the Merger. Following the Merger, the business conducted by the Company is the business conducted by BHM prior to the Merger. Immediately after the Merger, the Company reincorporated from the State of Georgia to the State of Delaware and changed their name from LB Center, Inc. to Berman Center, Inc.

As a result of the Merger, the 400,000 issued and outstanding warrants and 204,578 issued and outstanding stock options of BHM became exercisable to purchase 614,400 shares and 314,230 shares of the Company’s Common Stock, respectively, at an exercise price of $0.21 per share and $0.19 per share, respectively. No other terms of the warrants and options were changed as a result of the Merger.

The Merger was accounted for as a reverse merger under generally accepted accounting principles. Therefore: (1) the Company’s historical accumulated deficit for periods prior to June 16, 2005 were eliminated against additional-paid-in-capital, and (2) the consolidated financial statements present the previously issued shares of common stock of the Company as having been issued pursuant to the Merger on June 3, 2005, and the shares of common stock of the Company issued to the former BHM stockholders in the Merger as having been outstanding since January 16, 2003 (the inception of BHM). No goodwill or other intangible asset was recorded as a result of the Merger. As part of the merger, Berman Center, Inc. assumed $498,000 in accrued expenses of LB Center.

BHM was formed on January 16, 2003 and operated as a privately held Delaware limited liability company under the name Berman Center LLC until June 2, 2005, when it reorganized into corporate form under the name The Berman Center, Inc., in accordance with the provisions of the Delaware Limited Liability Company Act. On June 20, 2005, the Company changed the name of The Berman Center, Inc. to Berman Health and Media, Inc.

F–20

NOTE 3 - GOING CONCERN AND MANAGEMENT’S PLANS

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. During the year ended December 31, 2006, the Company incurred a net loss of $1,347,245 and had a working capital deficit. In addition, the Company had an accumulated deficit of $6,012,658 at December 31, 2006. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

Recovery of the Company’s assets is dependent upon future events, the outcome of which is indeterminable. Management plans to continue to provide for its capital needs during the year ended December 31, 2007 by issuing debt and equity securities and by the continued development of its business. The financial statements do not include any adjustments relating to the recovery and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

NOTE 4 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation
The consolidated financial statements include the accounts of Berman Center, Inc. and its wholly-owned subsidiary Berman Health and Media, Inc. In addition, the consolidated financial statements of Berman Center, Inc. include the accounts of LB Center, Inc., as described in Note 2. All significant inter-company accounts and transactions are eliminated in consolidation.

Development Stage Enterprise
In prior years the Company had been a development stage as defined in Statement of Financial Accounting Standards ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises." The Company has emerged from development stage during 2006 by executing its plan to develop sources of multimedia revenue. Prior to emergence from development stage status, nominal revenues were derived from research studies, publishing or television

Revenue Recognition
Revenues are recognized when realized or realizable and earned. Patients at the clinic are required to pay on the day of their appointment (at the point of service). Patients are allowed to pay either with cash, check or credit card. Items for bad debt or returned or rejected credit cards are very minimal and are recorded as they occur. If the clinic changed its policy in the future and granted credit to its patients, a review of the current procedures would be necessary and allowances for bad debt write-offs would be warranted.

Costs for these revenues constitute primarily outside lab fees and internal payroll expenses for clinical staff. These costs are recognized as they are incurred.

Revenue related to the hosting of CPE seminars for clinicians is recognized once the seminar has been conducted. Costs for these revenues consist primarily of hotel charges for the rooms and audio visual equipment as well as payments of honorariums to speakers at the seminar. Costs for these revenues are also recognized once the seminar has been conducted.

Revenue related to the publishing of books is recognized when the book is released by the publisher. Costs for these revenues consist primarily of internal payroll expenses for a staff writer. These costs are recognized as they are incurred.

Revenue related to research and clinic or (clinical) trials is recognized when the work is complete. Because of the nature of the contracts, which generally require the Company to release the results of their studies when complete, release of the results of the clinical research is the indicator that the Company uses to measure delivery and acceptance of the related services. Costs for these revenues constitute primarily research expenses paid to outside contractors. These costs are also recognized as they are incurred.

From time to time, the Company and its executives may be compensated for performing certain media appearances. The Company recognizes this income when it is earned, the services are performed and collection is probable.

Radio and other media revenue represents advertising revenue earned from sponsors who advertise on the Dr. Laura Berman Radio Show, royalties from products licensed by us and publishing of books. All of the revenue from radio advertising for the year ended December 31, 2005 was received from a single advertiser and was a single occurrence. Dr. Berman is not paid for hosting her radio show. When such revenue is generated, it is recognized when it is earned, the services are performed and collection is probable.

Television revenue represents revenue earned from appearances Dr. Berman has made on Fox News in the Morning and from the weekly taping and production of the new reality television show ‘Sexual Healing’ which aired on the Showtime cable channel. When such revenue is generated, it is recognized when it is earned, the services are performed and collection is probable.

F–21

Cash and Cash Equivalents
For the purpose of the statements of cash flows, the Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

Property and Equipment
Property and equipment are stated at cost. The Company provides for depreciation and amortization using the straight-line method over estimated useful lives of five to seven years. Leasehold improvements are amortized over the lesser of the estimated useful life of the asset or the term of the lease. Expenditures for maintenance and repairs are charged to operations as incurred while renewals and betterments are capitalized. Gains or losses on the sale of property and equipment are reflected in the statements of operations.

Deferred Revenue
The Company records deferred revenue on amounts received in advance from clients and corporate sponsors to support the work of the clinic while it conducts research studies or while Dr. Laura Berman writes a book. The Company also receives amounts in advance from registrants who plan to attend conferences conducted by the clinic. The revenue is recognized on the Company’s financial statements when the work is complete and the results of the research are released or the book is published and when the conference has been conducted. As of December 31, 2006, the deferred revenue liability on the Company’s balance sheet is $150.

Fair Value of Financial Instruments
The Company’s financial instruments include cash and cash equivalents, receivables and other current assets, accounts payable, accrued expenses and deferred revenue. The book value of all other financial instruments is representative of their fair values.

Stock-Based Compensation
In December 2004, the Financial Accounting Standards Board (FASB) revised Statement of Financial Accounting Standards No. 123 (FAS 123R), “Share-Based Payment,” which establishes accounting for share-based awards exchanged for employee services and requires companies to expense the estimated fair value of these awards over the requisite employee service period. On April 14, 2005, the U.S. Securities and Exchange Commission adopted a new rule amending the effective dates for FAS 123R. In accordance with the new rule, the accounting provisions of FAS 123R are effective for the Company beginning January 1, 2006.

Under FAS 123R, share-based compensation cost is measured at the grant date, based on the estimated fair value of the award, and is recognized as expense over the employee’s requisite service period. The Company has no awards with market or performance conditions. The Company adopted the provisions of FAS 123R on January 1, 2006, the first day of the Company’s fiscal year 2006, using a modified prospective application, which provides for certain changes to the method for valuing share-based compensation. Under the modified prospective application, prior periods are not revised for comparative purposes. The valuation provisions of FAS 123R apply to new awards and to awards that are outstanding on the effective date and subsequently modified or cancelled. Estimated compensation expense for awards outstanding at the effective date will be recognized over the remaining service period using the compensation cost calculated for pro forma disclosure purposes under FASB Statement No. 123, “Accounting for Stock-Based Compensation” (FAS 123).

The fair value of each stock option granted is estimated on the date of the grant using the Black-Scholes option pricing model and factors in an estimated forfeiture based on management assessment of historical employee termination experience. The Black-Scholes option pricing model has assumptions for risk free interest rates, dividends, stock volatility and expected life of an option grant. The risk free interest rate is based on the U.S. Treasury Bill rate with a maturity based on the expected life of the options and on the closest day to an individual stock option grant. Dividend rates are based on the Company's dividend history. The stock volatility factor is based on the past three years of market prices of the Company's common stock. The expected life of an option grant is based on its vesting period. The fair value of each option grant is recognized as compensation expense over the expected life of the option on a straight line basis.

The foregoing impact of option value was determined using Black-Scholes methodology and the following assumptions:

Weighted
	Risk-Free	Average		Expected	Fair Value
	Interest	Expected	Expected	Dividend	at Grant
	Rate	Life	Volatility	Yield	Date
2004 Director options	3.07%	1.4 years	29.00%	0.00%	$0.00

F–22

The weighted average exercise prices for options granted and exercisable and weighted average remaining contractual life for options outstanding as of December 31, 2006 and December 31, 2005 was as follows:

			Weighted
		Weighted	Average
	Number	Average	Remaining
	of	Exercise	Contractual	Intrinsic
	Shares	Price	Life (Years)	Value
As of December 31, 2006:
Employees – Outstanding	314,230	$0.19	0.9	$-
Employees - Expected to Vest	314,230	$0.19	0.9	$-
Employees - Options Exercisable	314,230	$0.19	0.9	$-

As of December 31, 2005:
Employees - Outstanding	314,230	$0.19	1.9	$-
Employees - Expected to Vest	314,230	$0.19	1.9	$-
Employees - Options Exercisable	314,230	$0.19	1.9	$-

The Company did not record any compensation expense during the year ended December 31, 2006 as all employee stock options were fully vested prior to the adoption of SFAS 123R.

The following table illustrates the effect on net loss and loss per share if the Company had applied the fair value recognition provisions of SFAS 123 to stock-based awards for the year ended December 31, 2005.  For purposes of this pro-forma disclosure, the fair value of the options is estimated using the Black-Scholes option-pricing formula and amortized to expense over the options’ contractual term.

F–23

For The
Year Ended
December 31,
2005
Net (loss):
As reported	$(2,421,768)
Deduct: Total stock-based employee compensation expense determined under fair value based method for all awards, net of related tax effects	(9,460)
Pro forma net (loss)	$(2,431,228)

Basic and diluted earnings (loss) per shares of common stock:
As reported	$(0.09)
Pro forma net (loss)	$(0.09)

Loss Per Share
The Company utilizes SFAS No. 128, "Earnings per Share." Basic loss per share is computed by dividing loss available to common shareholders by the weighted-average number of common shares outstanding. Diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Due to the net loss, none of the potentially dilutive securities were included in the calculation of diluted earnings per share since their effect would be anti-dilutive.

Advertising and Marketing Costs
The Company expenses costs of advertising and marketing as incurred.  Advertising and marketing expense for the years ended December 31, 2006 and 2005 were $27,253 and $283,779, respectively.

Income Taxes
Current income tax expense is the amount of income taxes expected to be payable for the current year. A deferred income tax asset or liability is established for the expected future consequences resulting from the differences in the financial reporting and tax bases of assets and liabilities. Deferred income tax expense (benefit) is the change during the year in the deferred income tax asset or liability.

Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be “more likely than not” realized in the future based on the Company’s current and expected operating results.

The significant components of the provision for income taxes at December 31, 2006 and 2005 were $0 and $0, respectively, for the current state provision. There was no state deferred and federal tax provision.

Due to its current net loss position, the Company has provided a valuation allowance in full on its net deferred tax assets in accordance with SFAS 109 and in light of the uncertainty regarding ultimate realization of the net deferred tax assets.

Deferred Rent
The Company has entered into an operating lease agreement for its corporate office which contains a provision for future rent increases. The Company records monthly rent expense equal to the total of the payments due over the lease term, divided by the number of months of the lease term. The difference between rent expense recorded and the amount paid is credited or charged to deferred rent, which is reflected as a separate line item in the accompanying balance sheet.

F–24

Estimates
The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Concentrations of Credit Risk
Financial instruments which potentially subject the Company to concentrations of credit risk consist of cash and cash equivalents. The Company places its cash and cash equivalents with high credit, quality financial institutions. At times, such cash and cash equivalents may be in excess of the Federal Deposit Insurance Corporation insurance limit of $100,000. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash and cash equivalents.

Reclassification
Certain amounts in the prior period financial statements have been reclassified for comparative purposes to conform to the presentation in the current period financial statements.

Recently Issued Accounting Pronouncements
In February 2006, the Financial Accounting Standards Board (“F ASB”) issued Statements of Financial Accounting Standards (“ SFAS”) No. 155, “ Accounting for Certain Hybrid Financial Instruments”.  SFAS No. 155 amends SFAS No 133, “Accounting for Derivative Instruments and Hedging Activities”, and SFAS No. 140, “ Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities”.  SFAS No. 155, permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interest in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives, and amends SFAS No. 140 to eliminate the prohibition on the qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument.  SFAS 155 is effective for all financial instruments acquired or issued after the beginning of the Company’s first fiscal year that begins after September 15, 2006.  Management believes that this statement will not have a significant impact on the Company’s consolidated financial statements.

In March 2006, the FASB issued SFAS No. 156, Accounting for Servicing of Financial Assets - an amendment of FASB Statement No. 140 (SFAS 156). The provisions of SFAS 156 are effective for fiscal years beginning after September 15, 2006. This statement was issued to simplify the accounting for servicing rights and to reduce the volatility that results from using different measurement attributes. The Company is currently assessing the impact that the adoption of SFAS 156 will have on its results of operations and financial position.

In July 2006, the FASB released FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No. 109 (FIN 48).  FIN 48 clarifies the accounting and reporting for uncertainties in income tax law.  This interpretation prescribes a comprehensive model for the financial statement recognition, measurement, presentation and disclosure of uncertain tax positions taken or expected to be taken in income tax returns.  This statement is effective for fiscal years beginning after December 15, 2006.  The Company is currently in the process of evaluating the expected effect of FIN 48 on its results of operations and financial position.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (SFAS 157). SFAS 157 establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements.  SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007.  The Company is required to adopt the provision of SFAS 157, as applicable, beginning in fiscal year 2008.  Management does not believe the adoption of SFAS 157 will have a material impact on the Company's financial position or results of operations.

In September 2006, the FASB issued SFAS No. 158, Employers' Accounting for Defined Benefit Pension and Other Postretirement Plan — an amendment of FASB Statement No. 87, 88, 106 and 132(R). SFAS No. 158 requires an employer to recognize the overfunded or underfunded status of a defined benefit postretirement plan as an asset or liability in its statement of financial position and recognize changes in the funded status in the year in which the changes occur. SFAS No. 158 is effective for fiscal years ending after December 15, 2006. The Company believes that the adoption of SFAS No. 158 will not have a material impact on the Company's financial position, results of operations or cash flows.

In September 2006, the SEC issued SAB No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in Current Year Financial Statements ("SAB 1081. SAB 108 requires that registrants quantify errors using both a balance sheet and income statement approach and evaluate whether either approach results in a misstated amount that, when all relevant quantitative and qualitative factors are considered, is material. SAB 108 is not expected to have a material impact on the Company's consolidated financial statements.

F–25

NOTE 5 – RELATED PARTY TRANSACTIONS

Other Receivables, Related Party at December 31, 2006 were $12,685.  This amount consists primarily of rent revenue due from Empower Public Relations, LLC (“Empower”).  Empower is owned solely by Samuel P. Chapman, Chairman of the Board of Directors and former CEO of Berman Center, Inc., and shares office space with the Company.  Other minor amounts include miscellaneous incidental expenses paid by the Company for Empower during its initial establishment phase.

Agreement to Sublease
On October 1, 2006 the Company entered into a month-to-month sublease agreement with Empower Public Relations, LLC. Rental payments are $7,000 per month and the sublease can terminate at either party’s discretion with advance notice.

Public Relations Agreement
In November 2006 the Company entered into an agreement with Empower Public Relations whereby they will perform public relations services to procure local and national media recognition of Berman Center as well as to generate new business opportunities. Fees of $5,000 are due monthly and the agreement can terminate at any time at the discretion of the Company.

NOTE 6 - PROPERTY AND EQUIPMENT

Property and equipment at December 31, 2006 consisted of the following:

Equipment	$241,503
Furniture and fixtures	190,587
Leasehold improvements	253,786
685,876

Less accumulated depreciation and amortization	(350,090)

Total	$335,786

Depreciation and amortization expense for the years ended December 31, 2006 and 2005 was $146,758 and $156,609, respectively.

During the year ended December 31, 2006 the company discontinued the medical services portion of the clinic's business. As such, the company has disposed of the related medical equipment including ultrasounds and neural scanners. The $102,496 listed on the Consolidated Statement of Operations under Other Expenses consists of a realized loss of $24,432 on the sale of equipment and a loss of $78,064 on the disposition of the remaining equipment. There are no such Other Expenses for the related period in 2005.

NOTE 7 – CONVERTIBLE NOTE PAYABLE

On October 6, 2006, the Company executed a Secured Convertible Promissory Note (the “Promissory Note”) in favor of Hunter Fund LTD. (“Hunter Fund”), pursuant to which Hunter Fund agreed to lend the principal amount of $200,000 to the Company. The terms of the Promissory Note provide that, among other things: (i) the Promissory Note is to be secured by all of the assets of the Company and its wholly-owned subsidiary Berman Health & Media, Inc., (ii) the term of the Promissory Note is one year with an interest rate per annum of fifteen percent (15%), (iii) the conversion rate for the Promissory Note will be the lesser of 50% of the market rate or $0.25 per share, and (iv) Hunter Fund will have demand and piggyback registration rights for the shares of the Company’s common stock that are issuable upon conversion of the Promissory Note.

In connection with and as a condition to the Promissory Note, the Company engaged an affiliate (the “Affiliate”) of Hunter Fund, for a period of twenty-four (24) months from the date of the Promissory Note to act as its exclusive placement agent for potential financing transactions, the type and dollar amount being as mutually agreed to by the parties. As compensation for execution of the agreement, the Company agreed to issue to the Affiliate and its designee an aggregate of 800,000 shares of the Company’s common stock valued at $112,000. In addition, the Affiliate will receive compensation as mutually agreed by the parties at the time of any offering during the twenty-four month term, if any, depending on the offering type and size. An offering, if any, is expected to be conducted pursuant to Regulation D promulgated by the Securities and Exchange Commission and will be offered and sold only to “Accredited Investors” as that term is defined in Regulation D. The securities offered in an offering, if any, will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

F–26

NOTE 8 - COMMITMENTS AND CONTINGENCIES

Operating and Capital Leases
The Company leases an office in Chicago, Illinois which serves as the main clinic facility as well as the administrative and corporate office. The lease is scheduled to expire in August of 2014. A $250,000 letter of credit was originally required to provide credit support for the lease. The letter of credit was provided by LaSalle Bank. In November 2005, the letter of credit was replaced with a cash deposit. At December 31, 2006, the cash deposit balance held by the landlord was $165,250. Total rent expense incurred the years ended December 31, 2006 and 2005 was $278,822 and $256,631, respectively. The Company’s lease for the Naperville office space expired at the end of May 2006 and was not renewed and, as a result, this office was closed at that time. The Naperville office (a suburb of Chicago) served as a smaller second clinic facility. Total rent expense incurred for this facility was $10,000 and $0 for the years ended December 31, 2006 and 2005, respectively.

At December 31, 2006 the Company is obligated under several capital equipment leases with various vendors. The capital leases are calculated using a 4.0% interest rate per annum. The monthly capital lease payments range between $533 and $772 and terminate through December 2008.

Future minimum lease payments under operating and capital leases at December 31, 2006 were as follows:

Year Ending	Operating	Capital
December 31,	Lease	Lease
2007	$247,962	$8,715
2008	$255,448	$6,398
2009	$263,064	$-
2010	$270,946	$-
2011	$279,038	$-
Thereafter	$786,352	$-
Total Minimum Lease Payments	$2,102,810	$15,113

Less Amounts Representing Interest		$2,123
		$12,990

Less Current Portion		$7,635

Long-Term Portion		$5,355

Employment Agreements
On June 16, 2005, the Company and Dr. Laura Berman entered into a three-year employment agreement. Pursuant to such agreement, Dr. Berman will receive an annual salary of $200,000, provided that under certain circumstances the Board of Directors may increase her salary. In May 2006 the employment agreement with Dr. Laura Berman was amended and had been extended to a four-year agreement. In addition, Dr. Berman has also agreed to contribute to the Company all income, revenue and other compensation received by Dr. Berman in connection with activities related to the business operations of the Company during her employment, including, without limitation, all revenue from media sources, talent agreements with television production companies or other media sources and authorship royalties. These items are the sole property of the Company and may not be removed from the Company without approval of at least a majority in interest of the Company’s stockholders and adequate compensation to the Company. The contribution of income and revenues described above, however, does not include income, revenue and other compensation derived by Dr. Berman from honorarium fees and speaking engagements.

In the event that Dr. Berman performs services and earns compensation that would fall under this agreement, such amounts would be recorded when the contribution is considered due to the Company and the services have been completed by Dr. Berman. Contributions will be recorded as revenue or expense as appropriate.

On August 14, 2006, Dr. Berman agreed to forego payment of her salary for an indefinite period of time. In addition, Samuel Chapman, Chief Executive Officer of the Company, who does not currently have an employment agreement with the Company, agreed to forego his salary for an indefinite period of time. On January 23, 2007, the Board of Directors voted to reinstate the salaries of Dr. Berman and Mr. Chapman, effective immediately.

F–27

On February 15, 2007, Samuel Chapman, the Chief Executive Officer and Chairman of the Board of Directors of Berman Center, Inc., resigned from his position as Chief Executive Officer effective as of March 1, 2007. Mr. Chapman retained his position as Chairman of the Board of Directors of the Company. Upon the effective date of Mr. Chapman’s resignation, Dr. Laura Berman replaced Mr. Chapman as the Chief Executive Officer of the Company. Dr. Berman also retained her titles as President and a Director.

NOTE 9 - STOCKHOLDERS' EQUITY

Common Stock
During the year ended December 31, 2006, the Company completed the following transactions:

•
Issued 1,290,971 shares to third party investors for a cash total of $388,750. The shares issued were in relation to the exercise of 384,000 bridge warrants and 906,971 placement agent warrants previously issued as described below. In connection with the issuance, the Company also issued 600,000 warrants to the placement agent.

The exercise price of the newly issued 600,000 placement agent warrants is $1.00 per warrant and will have a three year term. The fair value of each warrant has been calculated with the following assumptions at the grant date; dividend yield of 0%, expected volatility of 50%, risk free interest rate of 5.23% and an expected life of 3 years and was determined to not be material.

•	Issued 800,000 shares to a placement agent valued at $112,000.

During the year ended December 31, 2005, the Company completed the following transactions:

•	Issued 1,653,147 shares for a cash total of $236,742 to third party investors.

•
Issued 497,531 shares of common stock to several members of the board of directors as compensation for services earned valued at $120,000. Compensation expense recognized in the year ended December 31, 2005 was $95,000. This amount was previously recorded as deferred compensation at December 31, 2004 and was earned upon the completion of the reverse merger. Of the 497,531 shares of common stock issued to the board of directors, 392,787 were rescinded. There was no subsequent adjustment made to the compensation expense for the rescission of these shares.

•
Issued 9,069,712 shares of common stock to third party investors for a cash total of $2,641,579 net of offering costs of $458,421. In connection with the issuance, the Company issued 4,534,857 Class A warrants, 4,534,857 Class B warrants and 906,971 warrants to a placement agent.

The Class A Warrants shall be redeemable by the Company at a price of five (5) cents per warrant in the event (i) there is an effective registration statement covering the shares of Common Stock underlying the Class A Warrants and (ii) the closing market price of shares of Common Stock listed on a national securities market equals or exceeds 300% of the price (the “Issue Price”) of the shares of Common Stock issued further to the Private Placement Unit Offering for twenty of the thirty consecutive trading days immediately preceding the Company’s notice of redemption. The exercise price of the Class A warrants is $0.684 per warrant and will have a three year term. The fair value of each warrant has been calculated with the following assumptions at the grant date; dividend yield of 0%, expected volatility of 29%, risk free interest rate of 3.07% and an expected life of 3 years.

The Class B Warrants shall be redeemable by the Company at a price of five (5) cents per warrant in the event (i) there is an effective registration statement covering the shares of Common Stock underlying the Class B Warrants and (ii) the closing market price of shares of Common Stock listed on a national securities market equals or exceeds 400% of the Issue Price for twenty of the thirty consecutive trading days immediately preceding the Company’s notice of redemption. The exercise price of the Class B warrants is $1.025 per warrant and will have a three year term. The fair value of each warrant has been calculated with the following assumptions at the grant date; dividend yield of 0%, expected volatility of 29%, risk free interest rate of 3.07% and an expected life of 3 years.

The Placement Warrants will receive registration rights identical to the rights granted to the holders of Class A Warrants and Class B Warrants. The warrants will be exercisable at a price of $0.341 per share and will have a three year term. The fair value of these warrants has been calculated at $2,182 and has been included in offering costs. The fair value of each warrant has been calculated with the following assumptions at the grant date; dividend yield of 0%, expected volatility of 29%, risk free interest rate of 3.07% and an expected life of 3 years.

There were also warrants issued on April 11, 2005 in conjunction with a bridge loan the Company received in order to finance the expenses related to the reverse merger transaction. The warrants associated with the bridge loan are referenced in Note 2 to the financial statements (‘The Merger’ note).

F–28

Escrow Shares
LB Center also issued 2,303,999 shares of common stock into escrow for a period of 24 months to cover indemnification obligations, if any, to BHM and its stockholders (the “Escrow Shares”) in connection with the Merger. If a valid claim for indemnification is made against LB Center resulting from a breach of any of the representations, warranties or covenants, all or a portion of the Escrow Shares would be issued on a pro rata basis to those parties who were BHM stockholders of record immediately prior to the Merger. To the extent that the Escrow Shares are not distributed to former holders of BHM stock as a result of indemnification claims made prior to the end of the 24 month period following the Merger, those Escrow Shares will be canceled. The Escrow Shares have been cancelled as of the date of this filing.

Stock Options

A summary of the Company’s outstanding options and changes during the years is presented below:

	For the Years Ended
	December 31,
	2006		2005
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
Outstanding, beginning of year	314,230	$0.19	314,230	$0.19

Granted	-	-	-	-
Expired/forfeited	-	-	-	-
Exercised	-	-	-	-

Outstanding, end of year	314,230	$0.19	314,230	$0.19

Options exercisable, end of year	314,230	$0.19	314,230	$0.19

Options Outstanding				Options Exercisable
Range of Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life-Years	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price

$0.19	314,230	7.4	$0.19	314,230	$0.19

Warrants

A summary of the Company’s outstanding warrants and changes during the years is presented below:

	For the Years Ended
	December 31,
	2006		2005
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
Outstanding, beginning of year	10,591,085	$0.77	-	$—

Granted	600,000	1.00	10,591,085	0.77
Expired/forfeited	-	-	-	-
Exercised	(1,290,971)	.76	-	-

Outstanding, end of year	9,900,114	$0.75	10,591,085	$0.77

Options exercisable, end of year	9,900,114	$0.75	10,591,085	$0.77

F–29

Options Outstanding				Options Exercisable
Range of Exercise Prices	Number Outstanding	Weighted Average Remaining Contractual Life-Years	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price

$0.21 - $1.03	9,900,114	1.4	$0.75	9,900,114	$0.75

NOTE 10 - INCOME TAXES

The corporation’s tax rate is affected by several factors. The most significant of these factors are changes in tax legislation and the tax characteristics of the corporation’s income and expenses. It is reasonably possible that the tax legislation in jurisdictions in which the corporation does business may change in future periods. Deferred taxes are recognized for the future tax effects of temporary differences between financial and income tax reporting using tax rates for the years in which the differences are expected to reverse. Federal income taxes are provided on that portion of income that is expected to be remitted to the taxing authorities and be taxable.

Pre-tax earnings (losses) and the provision (benefit) for income taxes consisted of the following for the year ended December 31, 2006 and 2005:

	2006	2005
Total pre-tax earnings (losses):	(1,347,245)	$(1,676,234)

Provision for income taxes:
United States federal:
Current	0	0
Deferred taxes (benefit)	(998,657)	(452,105)
	$(998,657)	$(452,105)
Deferred tax valuation	998,657	452,105
Total United States federal tax	0	0
State and local tax	0	0
Total provision for income taxes	$0	$0

The effective income tax rate on the pre-tax earnings differed from the U.S. federal statutory rate for the following reasons for the year ended December 31, 2006 and 2005:

	2006	2005
U.S. federal statutory rate	34.0%	34.0%
Increase (decrease) resulting from:
State and local income taxes, net of federal tax benefit	—	4.8%
Permanent Differences	-0.1%	-6.7%
Temporary Differences	-3.0%
Tax at U.S. statutory rate when company was not subject to entity level tax	—	-10.5%
Tax at U.S. statutory rate when company was not subject to entity level tax	—	-1.5%
Valuation allowance	-30.9%	-20.2%
Effective tax rate	0.0%	0.0%

F–30

The components of the deferred tax provision (benefit) occurring as a result of transactions being reported for financial and tax reporting were:

	2006	2005
Net Operating Loss	($958,399)	($458,404)
Fixed Assets	23,998	62,173
Deferred Rent	(63,868)	(55,486)
Contribution carryforward	(388)	(388)
	(998,657)	(452,105)
Valuation Allowance	$998,657	$452,105
	$0	$0

At December 31, 2006 the Company has available net operating loss carryforwards for federal income tax purposes of approximately $2,500,000 which, if not utilized earlier, expire beginning in 2025.

NOTE 11 - SUBSEQUENT EVENTS

On March 7, 2007, the Company executed a Secured Convertible Promissory Note (the “Promissory Note”) in favor of Hunter Fund LTD. (“Hunter Fund”), pursuant to which Hunter Fund agreed to lend the principal amount of $225,000 to the Company. The terms of the Promissory Note provide that, among other things: (i) the Promissory Note is to be secured by all of the assets of the Company and its wholly-owned subsidiary Berman Health & Media, Inc., (ii) the Promissory Note is due October 5, 2007 with an interest rate per annum of fifteen percent (15%), (iii) the conversion rate for the Promissory Note will be the lesser of 50% of the market rate or $0.25 per share, and (iv) Hunter Fund will have demand and piggyback registration rights for the shares of the Company’s common stock that are issuable upon conversion of the Promissory Note.

The Company also agreed to pay a 10% placement fee (equal to $22,500) and $7,500 in legal fees to Hunter World Markets, Inc. The Company also agreed to issue an aggregate of 800,000 shares of the Company’s common stock to Hunter World Markets, Inc. and its designees. The securities will be issued to in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933, as amended, and/or Rule 506 promulgated thereunder.

If the Company fails to make payments under the Note or that other Secured Convertible Note in favor of Hunter Fund pursuant to which Hunter Fund agreed to lend the principal amount of $200,000 dated October 6, 2006 (“October 2006 Note”), or otherwise comes into default, Hunter Fund may exercise its rights to seize all of the assets of the Company, which would have a material adverse effect on its business and could cause it to declare bankruptcy.

As a condition to the Note, shareholders of the Company that were shareholders of BHM prior to the Company’s reverse merger with BHM on June 16, 2005 agreed to extend for an additional year the duration of a lock up agreement with respect to their shares whereby the lock up expires on June 23, 2008. The shareholders, who own an aggregate of approximately 19,337,717 shares of the Company’s common stock, may not sell or transfer their shares until the term expires.

F–31

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. Indemnification Of Directors And Officers.

Under Section 145 of the General Corporation Law of the State of Delaware, we can indemnify our directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Our certificate of incorporation provides that, pursuant to Delaware law, our directors shall not be liable for monetary damages for breach of the directors’ fiduciary duty of care to us and our stockholders. This provision in the certificate of incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of nonmonetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director’s duty of loyalty to us or our stockholders, for acts or omissions not in good faith or involving intentional misconduct or knowing violations of the law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director’s responsibilities under any other law, such as the federal securities laws or state or federal environmental laws.

Our bylaws provide for the indemnification of our directors to the fullest extent permitted by the Delaware General Corporation Law. We may, but only to the extent that our Board of Directors may (but shall not be obligated to) authorize from time to time, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Company to the fullest extent of the provisions of our bylaws. We may limit the extent of such indemnification by individual contracts with our directors and executive officers, but have not done so. We are required to advance, prior to the final disposition of any proceeding, promptly on request, all expenses incurred by any director or executive officer in connection with that proceeding on receipt of an undertaking by or on behalf of that director or executive officer to repay those amounts if it should be determined ultimately that he or she is not entitled to be indemnified under our bylaws or otherwise. We are not, however, required to advance any expenses in connection with any proceeding if a determination is reasonably and promptly made by our Board of Directors by a majority vote of a quorum of disinterested Board members that (a) the party seeking an advance acted in bad faith or deliberately breached his or her duty to us or our stockholders and (b) as a result of such actions by the party seeking an advance, it is more likely than not that it will ultimately be determined that such party is not entitled to indemnification pursuant to the applicable sections of our bylaws.

We also have directors’ and officers’ liability insurance.

Item 25. Other Expenses Of Issuance And Distribution.

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, if any, payable by us relating to the sale of common stock being registered. All amounts are estimates except the SEC registration fee.

SEC registration fee	$2,126
Legal fees and expenses	$5,000
Accounting fees and expenses	$4,500
Transfer agent and registrar’s fees and expenses	$500
Miscellaneous expenses	$500
Total	$12,626

We have agreed to bear all reasonable expenses that relate to the registration of the shares of common stock being offered and sold by the selling security holders, including, without limitation, all registration, listing and qualification fees, printers and accounting fees, the fees and disbursements of our counsel, and the reasonable fees and disbursements of one counsel selected by certain of the selling security holders.

Item 26. Recent Sales Of Unregistered Securities.

On June 16, 2005, Berman Health and Media, Inc. closed a private placement offering of common stock and warrants (the “Units”) each consisting of (i) two shares of common stock, (ii) one three-year warrant exercisable into one share of common stock at an exercise price of $1.05 and (iii) one three year warrant exercisable into one share of common stock at an exercise price of $1.57. The Units were offered solely to persons who qualified as “accredited investors” within the meaning of Rule 501 of the Securities Act of 1933, as amended (the “Act”), “Qualified Institutional Buyers” within the meaning of Rule 144A of the Act and to certain persons in offshore transactions in reliance on Regulation S of the Act. The price per Unit was $1.05. On June 16, 2005, Berman Health and Media, Inc. sold an aggregate of 2,952,381 Units and received $3,100,000 in gross proceeds from such sale. The securities were issued in reliance upon an exemption from registration with the SEC as provided by Section 4(2) of the Act and Regulation D and Regulation S promulgated thereunder and similar provisions under applicable state laws which provide exemptions from the securities registration provisions. We have agreed to assume the warrants issued by Berman Health and Media, Inc. in the private placement. Each share of common stock underlying such warrants is now exercisable into 1.535999487 shares of our common stock. These warrants are currently exercisable into an aggregate of 9,069,714 shares of our common stock.

In connection with the private placement, Berman Health and Media, Inc. entered into an agreement with Hunter World Markets, Inc. (“HWM”), our former controlling stockholder and one of our current stockholders, pursuant to which HWM offered for sale the Units on a “best efforts” basis. As consideration for HWM’s services, we have paid HWM (i) a $310,000 commission on the sale of the Units, (ii) reimbursement of $62,000 in non-accountable expenses and (iii) three year warrants exercisable into 906,971 shares of our common stock. The warrants were issued in reliance upon an exemption from registration with the SEC as provided by Section 4(2) of the Act and Regulation D promulgated thereunder and similar provisions under applicable state law which provides exemptions from the securities registration provisions.

Prior to converting into corporate form, Berman Center LLC sold in 2003, 2004 and 2005 an aggregate of 3,767,390 membership interests in Berman Center LLC, solely to persons who qualified as “accredited investors” within the meaning of Rule 501 of the Act. Berman Center LLC received an aggregate of $2,966,223 in proceeds from such sales. These securities converted into 19,730,504 shares of our common stock upon consummation of the merger on June 16, 2005. The securities were originally issued in reliance upon an exemption from registration with the SEC as provided by Section 4(2) of the Act and Regulation D promulgated thereunder and similar provisions under applicable state laws which provide exemptions from the securities registration provisions.

In addition, prior to converting into corporate form, Berman Center LLC issued to certain “accredited investors” providing $400,000 in working capital to Berman Center LLC, three and a half year warrants exercisable into 117,315 membership interests in Berman Center LLC at an exercise price of $1.074034786. These warrants converted into warrants exercisable into 400,000 shares of Berman Health and Media, Inc.’s common stock at an exercise price of $0.315 upon the reorganization of Berman Center LLC into corporate form. We agreed to assume these warrants in connection with the merger. Each share of common stock underlying such warrants is now exercisable into 1.535999487 shares of our common stock. These warrants are currently exercisable into an aggregate of 614,400 shares of our common stock. The securities were originally issued in reliance upon an exemption from registration with the SEC as provided by Section 4(2) of the Act and Regulation D promulgated thereunder and similar provisions under applicable state laws which provide exemptions from the securities registration provisions.

In addition, on June 3, 2005, we, known as “LB Center, Inc.” at the time, entered into an Agreement and Plan of Merger with Berman Health and Media, Inc. (“BHM”), pursuant to which the stockholders of BHM acquired approximately 87% of our issued and outstanding common stock through a merger transaction (the “Merger”), with the existing stockholders of LB Center, Inc. continuing to own the remaining 13% of our issued and outstanding common stock after the Merger. LB Center, Inc. was incorporated in October 1989 and ceased active operations after the filing of bankruptcy in December 1997. In December 2004, LB Center, Inc., Todd M. Ficeto and William Whalen (the then-chief executive officer and sole director of LB Center, Inc.) entered into a securities purchase agreement, as amended (the “Purchase Agreement”), pursuant to which Mr. Ficeto purchased 79,500,000 shares of common stock from LB Center for $65,000 and became the majority stockholder of LB Center, Inc. In addition, Mr. Whalen received $10,000 and 1,000,000 shares of common stock. In December 2004, and in conjunction with the Purchase Agreement, LB Center and Mr. Ficeto entered into a convertible note (the “Convertible Note”) pursuant to which LB Center borrowed $80,000 from Mr. Ficeto. The Convertible Note was convertible into 2,795,210 shares of common stock at any time after LB Center effected a 500 for 1 reverse stock split. In December 2004, Mr. Ficeto became the chief executive officer and sole director of LB Center and LB Center, after obtaining shareholder approval, effected a 500 for 1 reverse stock split. In March 2005, Mr. Ficeto converted the Convertible Note into 2,795,210 shares of common stock. The securities issued under the Purchase Agreement and Convertible Note were issued in reliance upon an exemption from registration with the SEC as provided by Section 4(2) of the Act and Regulation D promulgated thereunder and similar provisions under applicable state laws which provide exemptions from the securities registration provisions.

On June 23, 2006, we engaged HWM for a period of 18 months from the closing date to act as our exclusive placement agent for potential financing transactions. As compensation to HWM, we issued to HWM warrants to purchase 600,000 shares of common stock exercisable at $1.00 per share with a term of three years. We also agreed to register the 600,000 shares underlying the warrants in any registration statement that we may file with the Securities and Exchange Commission. The securities were originally issued in reliance upon an exemption from registration with the SEC as provided by Section 4(2) of the Act and/or Regulation D promulgated thereunder.

On October 6, 2006, we executed a Secured Convertible Promissory Note (the “Promissory Note”) in favor of Hunter Fund LTD. (“Hunter Fund”), pursuant to which Hunter Fund agreed to lend the principal amount of $200,000 to us. The terms of the Promissory Note provide that, among other things: (i) the Promissory Note is secured by all of our assets and our wholly-owned subsidiary Berman Health & Media, Inc., (ii) the term of the Promissory Note is one year with an interest rate per annum of fifteen percent (15%), (iii) the conversion rate for the Promissory Note will be the lesser of 50% of the market rate as quoted on the electronic quotation system or $0.25 per share, and (iv) Hunter Fund will have demand and piggyback registration rights for the shares of our common stock that are issuable upon conversion of the Promissory Note. In connection with and as a condition to the Promissory Note, we engaged an affiliate (the “Affiliate”) of Hunter Fund, for a period of twenty-four (24) months from the date of the Promissory Note to act as its exclusive placement agent. As compensation for execution of the agreement, we agreed to issue to the Affiliate and its designee an aggregate of 800,000 shares of common stock. The securities were originally issued in reliance upon an exemption from registration with the SEC as provided by Section 4(2) of the Act and/or Regulation D promulgated thereunder. The foregoing disclosure is not an offer of securities for sale. Any securities sold in a private offering have not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States unless registered under the Securities Act of 1933, as amended, or pursuant to an exemption from such registration.

On March 7, 2007, we executed a Secured Convertible Promissory Note (the “Second Promissory Note”) in favor of Hunter Fund LTD. (“Hunter Fund”), pursuant to which Hunter Fund agreed to lend the principal amount of $225,000 to the Company. On May 24, 2007, we amended the Secondary Promissory Note, pursuant to which Hunter Fund agreed to lend an additional $60,000 to the Company. On July 9, 2007, we amended the Secondary Promissory Note, pursuant to which Hunter Fund agreed to lend an additional $25,000 to the Company. On August 16, 2007, we amended the Secondary Promissory Note, pursuant to which Hunter Fund agreed to lend an additional $300,000 to the Company. The terms of the Second Promissory Note provide that, among other things: (i) the Promissory Note is to be secured by all of our assets and our wholly-owned subsidiary Berman Health & Media, Inc., (ii) the Promissory Note is due October 5, 2007 with an interest rate per annum of fifteen percent (15%), (iii) the conversion rate for the Promissory Note will be the lesser of 50% of the market rate as quoted on the electronic quotation system or $0.25 per share, and (iv) Hunter Fund will have demand and piggyback registration rights for the shares of the Company’s common stock that are issuable upon conversion of the Promissory Note. We agreed to register the shares issued or issuable under the July 9, 2007 and August 16, 2007 amendments to the Second Promissory Note within ten days from the closing date of the August 16, 2007 amendment, or we would incur a penalty equivalent to an additional 0.0333% of the shares issued or issuable under the July 9 and August 16, 2007 amendments to be registered for each business day that we failed to file this registration. We are currently subject to a penalty. We also issued an aggregate of 2,168,889 shares of common stock to Hunter World Markets as placement agent pursuant to the Secondary Promissory Note and each of the amendments. The securities were originally issued in reliance upon an exemption from registration with the SEC as provided by Section 4(2) of the Act and/or Regulation D promulgated thereunder.

Item 27. Exhibits.

Exhibit Number	Description of Exhibit

2.1
Agreement and Plan of Merger dated June 3, 2005 by and among the Registrant (f/k/a LB Center, Inc.), LBC MergerSub, Inc. and Berman Health and Media, Inc. (f/k/a The Berman Center, Inc.) (incorporated by reference to Exhibit 2.1 to the Registrant’s current report on Form 8-K filed with the SEC on June 22, 2005).

3.1	Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s current report on Form 8-K filed with the SEC on June 22, 2005).
3.2	By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s current report on Form 8-K filed with the SEC on June 22, 2005).
4.1
Form of Stock Purchase Warrant (Class A) dated as of June 16, 2005 issued by Berman Health and Media, Inc. (f/k/a The Berman Center, Inc.) to the Warrant Holders indicated on the schedule thereto (incorporated by reference to Exhibit 4.1 to the Registrant’s current report on Form 8-K filed with the SEC on June 22, 2005).

4.2
Form of Stock Purchase Warrant (Class B) dated as of June 16, 2005 issued by Berman Health and Media, Inc. (f/k/a The Berman Center, Inc.) to the Warrant Holders indicated on the schedule thereto (incorporated by reference to Exhibit 4.2 to the Registrant’s current report on Form 8-K filed with the SEC on June 22, 2005).

4.3
Form of Stock Purchase Warrant dated as of June 16, 2005 issued by Berman Health and Media, Inc. (f/k/a The Berman Center, Inc.) to Hunter World Markets, Inc. (incorporated by reference to Exhibit 4.3 to the Registrant’s current report on Form 8-K filed with the SEC on June 22, 2005).

5.1	Opinion of Kirkpatrick & Lockhart Preston Gates Ellis LLP.
10.1
Employment Agreement dated June 16, 2005 by and among the Registrant and Dr. Laura A.C. Berman (incorporated by reference to Exhibit 10.1 to the Registrant’s current report on Form 8-K filed with the SEC on June 22, 2005).

10.1(a)
Amendment to Employment Agreement dated June 23, 2006 by and between Dr. Berman and the Company (incorporated by reference to Exhibit 10.1 to the Registrant’s current report on Form 8-K filed with the SEC on June 29, 2006).

10.2
Placement Agent Agreement dated April 11, 2005 by and among Berman Health and Media, Inc. (f/k/a Berman Center LLC) and Hunter World Markets, Inc. (incorporated by reference to Exhibit 10.2 to the Registrant’s current report on Form 8-K filed with the SEC on June 22, 2005).

10.3
Lease Agreement dated November 20, 2003 by and between Berman Health and Media, Inc. (f/k/a Berman Center LLC) and Zeller Management Corp., an agent for Zeller-211 Trust (incorporated by reference to Exhibit 10.3 to the Registrant’s registration statement on Form SB-2 (File No. 333-126387) filed with the SEC on July 5, 2005).

10.4
Novelty Agreement dated August 1, 2004 by and between Berman Health and Media, Inc. (f/k/a Berman Center LLC) and California Exotic Novelties, LLC. (incorporated by reference to Exhibit 10.4 to the Registrant’s registration statement on Form SB-2 (File No. 333-126387) filed with the SEC on July 5, 2005).

10.5
Loan-Out Agreement dated as of October 28, 2004 by and between Berman Health and Media, Inc. (f/k/a Berman Center LLC) and View Film (incorporated by reference to Exhibit 10.5 to the Registrant’s registration statement on Form SB-2 (File No. 333-126387) filed with the SEC on July 5, 2005).

10.5(a)
Pick Up Letter Agreement dated September 9, 2005 for Berman Television Series by and between Showtime Networks, Inc. and View Film (incorporated by reference to Exhibit 10.5(a) to the Registrant’s registration statement on Form SB-2 (File No. 333-126387) filed with the SEC on July 5, 2005).

10.6
Hyperion Agreement dated November 5, 2004 by and between Hyperion, an imprint of Buena Vista Books, Inc. and Laura Berman Ph.D. (incorporated by reference to Exhibit 10.6 to the Registrant’s registration statement on Form SB-2 (File No. 333-126387) filed with the SEC on July 5, 2005).

10.7
Option Agreement dated as of May 17, 2004 by and between Berman Health and Media, Inc. (f/k/a Berman Center LLC) and Dr. Allan Charles (incorporated by reference to Exhibit 10.7 to the Registrant’s registration statement on Form SB-2 (File No. 333-126387) filed with the SEC on July 5, 2005).

10.8
Option Agreement dated as of May 17, 2004 by and between Berman Health and Media, Inc. (f/k/a Berman Center LLC) and Dr. Jan Fawcett (incorporated by reference to Exhibit 10.8 to the Registrant’s registration statement on Form SB-2 (File No. 333-126387) filed with the SEC on July 5, 2005).

10.9
Form of Indemnification Agreement between Berman Health and Media, Inc. (f/k/a Berman Center LLC) and its directors (incorporated by reference to Exhibit 10.9 to the Registrant’s registration statement on Form SB-2 (File No. 333-126387) filed with the SEC on July 5, 2005).

10.10
Book Agency Agreement dated November 6, 2004 by and between International Creative Management and Dr. Laura Berman (incorporated by reference to Exhibit 10.10 to the Registrant’s registration statement on Form SB-2 (File No. 333-126387) filed with the SEC on July 5, 2005).

10.11
Production and Distribution Agreement dated March 4, 2004 by and between UBC Radio Network Inc. and Berman Health and Media, Inc. (f/k/a Berman Center LLC) (incorporated by reference to Exhibit 10.11 to the Registrant’s registration statement on Form SB-2 (File No. 333-126387) filed with the SEC on July 5, 2005).

10.12
Sublease dated September 1, 2005 by and between Naperville Psychiatric Ventures and Berman Health and Media, Inc. (f/k/a Berman Center, LLC) (incorporated by reference to Exhibit 10.12 to the Registrant’s registration statement on Form SB-2 (File No. 333-126387) filed with the SEC on July 5, 2005).

10.13	Form of Rescission Agreement for Directors (incorporated by reference to Exhibit 10.1 to the Registrant’s current report on Form 8-K filed with the SEC on December 16, 2005).
10.13(a)	List of Directors executing the Rescission Agreement (incorporated by reference to Exhibit 10.1(a) to the Registrant’s current report on Form 8-K filed with the SEC on December 16, 2005).
10.14
Secured Convertible Promissory Note dated October 6, 2006 by and between the Company and Hunter (incorporated by reference to Exhibit 10.1 to the Registrant’s current report on Form 8-K filed with the SEC on October 13, 2006).

10.15
Termination Agreement of the Novelty Licensing Agreement by and between California Exotic Novelties, LLC and the Registrant dated November 1, 2006 (incorporated by reference to Exhibit 10.1 to the Registrant’s current report on Form 8-K filed with the SEC on February 15, 2007).

10.16
Novelty Licensing Agreement by and between California Exotic Novelties, LLC and Dr. Laura Berman dated November 1, 2006 (incorporated by reference to Exhibit 10.2 to the Registrant’s current report on Form 8-K filed with the SEC on February 15, 2007).

10.17
DVD Series Agreement by and between the Registrant, Braun Marketing, LLC, and Triple J Marketing, LLC dated April 15, 2006 (incorporated by reference to Exhibit 10.3 to the Registrant’s current report on Form 8-K filed with the SEC on February 15, 2007).

10.18
Secured Convertible Promissory Note dated March 7, 2007 by and between the Company and Hunter (incorporated by reference to Exhibit 10.1 to the Registrant’s current report on Form 8-K filed with the SEC on March 13, 2007).

10.19
Assignment and Assumption Agreement dated March 7, 2007 by and between the Company and Dr. Berman (incorporated by reference to Exhibit 10.2 to the Registrant’s current report on Form 8-K filed with the SEC on March 13, 2007).

10.20
Amendment No. 1 dated May 24, 2007 to Secured Convertible Promissory Note dated March 7, 2007 by and between the Company and Hunter Fund LTD (incorporated by reference to Exhibit 10.1 to the Registrant’s current report on Form 8-K filed with the SEC on May 31, 2007).

10.21
Amendment No. 2 dated July 9, 2007 to Secured Convertible Promissory Note dated March 7, 2007 by and between the Company and Hunter Fund LTD (incorporated by reference to Exhibit 10.1 to the Registrant’s current report on Form 8-K filed with the SEC on July 12, 2007).

10.22
Amendment No. 3 dated August 16, 2007 to Secured Convertible Promissory Note dated March 7, 2007 by and between the Company and Hunter Fund LTD (incorporated by reference to Exhibit 10.1 to the Registrant’s current report on Form 8-K filed with the SEC on August 22, 2007).

10.23	Placement Agent Agreement dated October 6, 2006 by and among the Company and Hunter World Markets, Inc.

21.1	List of Subsidiaries of Registrant (incorporated by reference to Exhibit 21.1 to the Registrant’s registration statement on Form SB-2 (File No. 333-126387) filed with the SEC on July 5, 2005).
23.1	Consent of AJ. Robbins, PC
23.2	Consent of Singer Lewak Greenbaum & Goldstein LLP.
23.3*	Consent of Kirkpatrick & Lockhart Preston Gates Ellis LLP (contained in Exhibit 5.1).
24.1†	Power of Attorney.

*	To be filed by amendment.
†	Previously filed.

Item 28. Undertakings.

The undersigned small business issuer hereby undertakes to:

(1) Each prospectus filed by the undersigned small business issuer pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement.

(2) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

The undersigned small business issuer hereby undertakes with respect to the securities being offered and sold in this offering:

(1) To file, during any period in which it offers or sells securities, a post- effective amendment to this Registration Statement to:

(a) Include any prospectus required by Section 10(a)(3) of the Securities Act;

(b) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post- effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a) Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(b) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(c) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(d) Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification by the undersigned small business issuer for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 4th day of October, 2007.

BERMAN CENTER, INC.

By:	/s/ Laura A. Berman
Name:	Laura A. Berman, LCSW, PHD.
Title:	Chief Executive Officer and President

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ Laura A. Berman	Chief Executive Officer, President and Director	October 4, 2007
Laura A. Berman, LCSW, PHD.	(Principal Executive Officer)

/s/ Carlos Bernal	Chief Financial Officer	October 4, 2007
Carlos Bernal	(Principal Financial and Accounting Officer)

*	Chairman of the Board of Directors	October 4, 2007
Samuel P. Chapman

*	Director	October 4, 2007
Howard Zuker

* By:	/s/ Laura A. Berman
Attorney in Fact

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

2.1
Agreement and Plan of Merger dated June 3, 2005 by and among the Registrant (f/k/a LB Center, Inc.), LBC MergerSub, Inc. and Berman Health and Media, Inc. (f/k/a The Berman Center, Inc.) (incorporated by reference to Exhibit 2.1 to the Registrant’s current report on Form 8-K filed with the SEC on June 22, 2005).

3.1	Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s current report on Form 8-K filed with the SEC on June 22, 2005).
3.2	By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s current report on Form 8-K filed with the SEC on June 22, 2005).
4.1
Form of Stock Purchase Warrant (Class A) dated as of June 16, 2005 issued by Berman Health and Media, Inc. (f/k/a The Berman Center, Inc.) to the Warrant Holders indicated on the schedule thereto (incorporated by reference to Exhibit 4.1 to the Registrant’s current report on Form 8-K filed with the SEC on June 22, 2005).

4.2
Form of Stock Purchase Warrant (Class B) dated as of June 16, 2005 issued by Berman Health and Media, Inc. (f/k/a The Berman Center, Inc.) to the Warrant Holders indicated on the schedule thereto (incorporated by reference to Exhibit 4.2 to the Registrant’s current report on Form 8-K filed with the SEC on June 22, 2005).

4.3
Form of Stock Purchase Warrant dated as of June 16, 2005 issued by Berman Health and Media, Inc. (f/k/a The Berman Center, Inc.) to Hunter World Markets, Inc. (incorporated by reference to Exhibit 4.3 to the Registrant’s current report on Form 8-K filed with the SEC on June 22, 2005).

5.1	Opinion of Kirkpatrick & Lockhart Preston Gates Ellis LLP.
10.1
Employment Agreement dated June 16, 2005 by and among the Registrant and Dr. Laura A.C. Berman (incorporated by reference to Exhibit 10.1 to the Registrant’s current report on Form 8-K filed with the SEC on June 22, 2005).

10.1(a)
Amendment to Employment Agreement dated June 23, 2006 by and between Dr. Berman and the Company (incorporated by reference to Exhibit 10.1 to the Registrant’s current report on Form 8-K filed with the SEC on June 29, 2006).

10.2
Placement Agent Agreement dated April 11, 2005 by and among Berman Health and Media, Inc. (f/k/a Berman Center LLC) and Hunter World Markets, Inc. (incorporated by reference to Exhibit 10.2 to the Registrant’s current report on Form 8-K filed with the SEC on June 22, 2005).

10.3
Lease Agreement dated November 20, 2003 by and between Berman Health and Media, Inc. (f/k/a Berman Center LLC) and Zeller Management Corp., an agent for Zeller-211 Trust (incorporated by reference to Exhibit 10.3 to the Registrant’s registration statement on Form SB-2 (File No. 333-126387) filed with the SEC on July 5, 2005).

10.4
Novelty Agreement dated August 1, 2004 by and between Berman Health and Media, Inc. (f/k/a Berman Center LLC) and California Exotic Novelties, LLC. (incorporated by reference to Exhibit 10.4 to the Registrant’s registration statement on Form SB-2 (File No. 333-126387) filed with the SEC on July 5, 2005).

10.5
Loan-Out Agreement dated as of October 28, 2004 by and between Berman Health and Media, Inc. (f/k/a Berman Center LLC) and View Film (incorporated by reference to Exhibit 10.5 to the Registrant’s registration statement on Form SB-2 (File No. 333-126387) filed with the SEC on July 5, 2005).

10.5(a)
Pick Up Letter Agreement dated September 9, 2005 for Berman Television Series by and between Showtime Networks, Inc. and View Film (incorporated by reference to Exhibit 10.5(a) to the Registrant’s registration statement on Form SB-2 (File No. 333-126387) filed with the SEC on July 5, 2005).

10.6
Hyperion Agreement dated November 5, 2004 by and between Hyperion, an imprint of Buena Vista Books, Inc. and Laura Berman Ph.D. (incorporated by reference to Exhibit 10.6 to the Registrant’s registration statement on Form SB-2 (File No. 333-126387) filed with the SEC on July 5, 2005).

10.7
Option Agreement dated as of May 17, 2004 by and between Berman Health and Media, Inc. (f/k/a Berman Center LLC) and Dr. Allan Charles (incorporated by reference to Exhibit 10.7 to the Registrant’s registration statement on Form SB-2 (File No. 333-126387) filed with the SEC on July 5, 2005).

10.8
Option Agreement dated as of May 17, 2004 by and between Berman Health and Media, Inc. (f/k/a Berman Center LLC) and Dr. Jan Fawcett (incorporated by reference to Exhibit 10.8 to the Registrant’s registration statement on Form SB-2 (File No. 333-126387) filed with the SEC on July 5, 2005).

10.9
Form of Indemnification Agreement between Berman Health and Media, Inc. (f/k/a Berman Center LLC) and its directors (incorporated by reference to Exhibit 10.9 to the Registrant’s registration statement on Form SB-2 (File No. 333-126387) filed with the SEC on July 5, 2005).

10.10
Book Agency Agreement dated November 6, 2004 by and between International Creative Management and Dr. Laura Berman (incorporated by reference to Exhibit 10.10 to the Registrant’s registration statement on Form SB-2 (File No. 333-126387) filed with the SEC on July 5, 2005).

10.11
Production and Distribution Agreement dated March 4, 2004 by and between UBC Radio Network Inc. and Berman Health and Media, Inc. (f/k/a Berman Center LLC) (incorporated by reference to Exhibit 10.11 to the Registrant’s registration statement on Form SB-2 (File No. 333-126387) filed with the SEC on July 5, 2005).

10.12
Sublease dated September 1, 2005 by and between Naperville Psychiatric Ventures and Berman Health and Media, Inc. (f/k/a Berman Center, LLC) (incorporated by reference to Exhibit 10.12 to the Registrant’s registration statement on Form SB-2 (File No. 333-126387) filed with the SEC on July 5, 2005).

10.13	Form of Rescission Agreement for Directors (incorporated by reference to Exhibit 10.1 to the Registrant’s current report on Form 8-K filed with the SEC on December 16, 2005).
10.13(a)	List of Directors executing the Rescission Agreement (incorporated by reference to Exhibit 10.1(a) to the Registrant’s current report on Form 8-K filed with the SEC on December 16, 2005).
10.14
Secured Convertible Promissory Note dated October 6, 2006 by and between the Company and Hunter (incorporated by reference to Exhibit 10.1 to the Registrant’s current report on Form 8-K filed with the SEC on October 13, 2006).

10.15
Termination Agreement of the Novelty Licensing Agreement by and between California Exotic Novelties, LLC and the Registrant dated November 1, 2006 (incorporated by reference to Exhibit 10.1 to the Registrant’s current report on Form 8-K filed with the SEC on February 15, 2007).

10.16
Novelty Licensing Agreement by and between California Exotic Novelties, LLC and Dr. Laura Berman dated November 1, 2006 (incorporated by reference to Exhibit 10.2 to the Registrant’s current report on Form 8-K filed with the SEC on February 15, 2007).

10.17
DVD Series Agreement by and between the Registrant, Braun Marketing, LLC, and Triple J Marketing, LLC dated April 15, 2006 (incorporated by reference to Exhibit 10.3 to the Registrant’s current report on Form 8-K filed with the SEC on February 15, 2007).

10.18
Secured Convertible Promissory Note dated March 7, 2007 by and between the Company and Hunter (incorporated by reference to Exhibit 10.1 to the Registrant’s current report on Form 8-K filed with the SEC on March 13, 2007).

10.19
Assignment and Assumption Agreement dated March 7, 2007 by and between the Company and Dr. Berman (incorporated by reference to Exhibit 10.2 to the Registrant’s current report on Form 8-K filed with the SEC on March 13, 2007).

10.20
Amendment No. 1 dated May 24, 2007 to Secured Convertible Promissory Note dated March 7, 2007 by and between the Company and Hunter Fund LTD (incorporated by reference to Exhibit 10.1 to the Registrant’s current report on Form 8-K filed with the SEC on May 31, 2007).

10.21
Amendment No. 2 dated July 9, 2007 to Secured Convertible Promissory Note dated March 7, 2007 by and between the Company and Hunter Fund LTD (incorporated by reference to Exhibit 10.1 to the Registrant’s current report on Form 8-K filed with the SEC on July 12, 2007).

10.22
Amendment No. 3 dated August 16, 2007 to Secured Convertible Promissory Note dated March 7, 2007 by and between the Company and Hunter Fund LTD (incorporated by reference to Exhibit 10.1 to the Registrant’s current report on Form 8-K filed with the SEC on August 22, 2007).

21.1	List of Subsidiaries of Registrant (incorporated by reference to Exhibit 21.1 to the Registrant’s registration statement on Form SB-2 (File No. 333-126387) filed with the SEC on July 5, 2005).
23.1	Consent of AJ. Robbins, PC
23.2	Consent of Singer Lewak Greenbaum & Goldstein LLP.
23.3*	Consent of Kirkpatrick & Lockhart Preston Gates Ellis LLP (contained in Exhibit 5.1).
24.1†	Power of Attorney.

*	To be filed by amendment.
†	Previously filed.